Exhibit 99.14

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

DATED AS OF APRIL 28, 2025

FOR THE

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

OF

PREMIUM RESOURCES LTD.

TO BE HELD ON JUNE 3, 2025

PREMIUM RESOURCES LTD.
3400 One First Canadian Place, P.O. Box 130
Toronto, ON M5X 1A4
Phone: (604) 770-4334

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual general and special meeting (the "**Meeting**") of shareholders (the "**Shareholders**") of Premium Resources Ltd. ("**PREM**" or the "**Company**") will be held at 15th Floor, 1111 West Hastings Street, Vancouver, BC, V6E 2J3, on Tuesday, June 3, 2025, at 10:00 a.m. (Vancouver time), for the following purposes:

1. to receive and consider the audited consolidated financial statements of the Company for the financial year ended December 31, 2024, together with the auditor's report thereon;

2. to elect eight (8) directors of the Company for the ensuing year (the "**Director Election Resolution**"), being Paul Martin, Morgan Lekstrom, Mark Christensen, James Gowans, Jason LeBlanc, Norman MacDonald, André van Niekerk and Chris Leavy, to take office immediately after the Meeting, all as more particularly described in the accompanying management information circular dated April 28, 2025 (the "**Information Circular**");

3. to appoint the independent auditor of the Company for the ensuing year and to authorize the directors of the Company to fix the remuneration to be paid to the auditor (the "**Auditor Appointment Resolution**");

4. to consider and, if thought advisable, to approve, with or without variation, a special resolution (the "**Continuance Resolution**") approving the continuance of the Company out of the jurisdiction of Ontario under the *Business Corporations Act* (Ontario) and into the jurisdiction of British Columbia under the *Business Corporations Act* (British Columbia), and the repeal and replacement of the Company's articles and by-laws in connection therewith with new notice of articles, articles and by-laws, respectively, as more particularly described in the Information Circular (the "**Continuance**");

5. to consider and, if thought advisable, to approve, with or without variation, a special resolution (the "**Name Change Resolution**") approving the change of name of the Company to "Nexus Critical Metals and Mining Corp.", or such other name as may be determined by the board of directors of the Company (the "**Name Change**");

6. to consider and, if thought advisable, to approve, with or without variation, a special resolution (the "**Consolidation Resolution**") approving the consolidation of the Common Shares, as more particularly described in the Information Circular;

7. to consider and, if thought advisable, pass, with or without variation, an ordinary resolution (the "**Omnibus Plan Resolution**") confirming and approving the Company's new omnibus equity incentive plan, the full text of which is included as Appendix "E" attached to the Information Circular; and

8. to transact such further or other business as may properly come before the Meeting and any adjournments thereof.

The accompanying Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice of Meeting. The full text of the Resolutions is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting"* to the Information Circular.

The Board unanimously recommends that Common Shareholders vote "FOR" the Resolutions.

The record date for the determination of Common Shareholders entitled to receive notice of and to vote at the Meeting is the close of business on April 16, 2025 (the "**Record Date**"). Only Common Shareholders, whose names have been entered in the register of Common Shareholders as of the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

Each Common Share entitled to vote at the Meeting will entitle the holder thereof to one vote at the Meeting.

A Common Shareholder may attend the Meeting in person or may be represented by proxy. Common Shareholders who are unable to be present at the Meeting are requested to complete, date, sign and return, in the envelope provided for that purpose, the accompanying form of proxy (the "Proxy") for use at the Meeting or any adjournment thereof. To be effective, the Proxy must be received by our transfer agent, Computershare Investor Services Inc. (Attention: Proxy Department, by mail: 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1), no later than 10:00 a.m. (Vancouver time) on Friday, May 30, 2025, or no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time to which the Meeting may be adjourned. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept Proxies received after such deadline. A Common Shareholder may use the Internet (www.investorvote.com) or telephone (1-866-732-VOTE (8683)) to transmit voting instructions on or before the date and time noted above, and may also use the Internet to appoint a proxyholder to attend and vote on behalf of the Common Shareholder at the Meeting. For information regarding voting or appointing a proxy, see the Proxy and/or the section entitled *"Proxy Related Information"* in the accompanying Information Circular.

If a Common Shareholder has received more than one Proxy because such holder owns Common Shares registered in different names or addresses, each Proxy should be completed and returned.

If you are a non-registered holder of Common Shares and have received these materials through your broker, custodian, nominee or other intermediary, please complete and return the Proxy or voting instruction form provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein.

The Proxy confers discretionary authority with respect to: (i) amendments or variations to the matters to be considered at the Meeting; and (ii) other matters that may properly come before the Meeting. As of the date hereof, management of PREM knows of no amendments, variations or other matters to come before the Meeting other than the matters set forth in this Notice of Meeting. Common Shareholders who are planning on returning the accompanying Proxy are encouraged to review the Information Circular carefully before submitting the Proxy.

A copy of the Information Circular, the Proxy or voting instruction form (as applicable) and a financial statement request form accompany this Notice of Meeting.

Dated at the City of Vancouver, in the Province of British Columbia, this 28th day of April, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

"Morgan Lekstrom"

Morgan Lekstrom
Chief Executive Officer and Director
Premium Resources Ltd.

Whether or not you expect to attend the Meeting in person, please complete, date, sign and return the accompanying Proxy at your earliest convenience. The Information Circular provides further information respecting Proxies and the matters to be considered at the Meeting and is deemed to form part of this Notice of Meeting.

TABLE OF CONTENTS

GENERAL INFORMATION

All capitalized terms used in this Information Circular (including the Appendices, unless otherwise stated) but not otherwise defined herein have the meanings set forth in Appendix "A" - *"Glossary"* to this Information Circular. Information contained in this Information Circular is given as of the Record Date, being April 16, 2025, unless otherwise specifically stated.

PROXY RELATED INFORMATION

Solicitation of Proxies

This Information Circular is provided in connection with the solicitation of proxies by the management of PREM for use at the annual general and special meeting of the Common Shareholders to be held on June 3, 2025, at the time and place and for the purposes set out in the accompanying Notice of Meeting and at any adjournment thereof. The solicitation will be made primarily by mail and may also be supplemented by telephone or other personal contact to be made without special compensation by directors, officers and employees of the Company. The Company will bear the cost of this solicitation. The Company will not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy.

Appointment and Revocation of Proxy

Registered Common Shareholders

Registered Common Shareholders may vote their Common Shares by attending the Meeting in person or by completing the enclosed Proxy. Registered Common Shareholders should deliver their completed Proxies to Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1 (by mail, telephone or internet according to the instructions on the Proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting. Otherwise, the shareholder will not be entitled to vote at the Meeting by proxy.

The persons named in the Proxy are directors and officers of the Company and are proxyholders nominated by management. **A Common Shareholder has the right to appoint a person or company other than the nominees of management named in the enclosed instrument of Proxy to represent such Common Shareholder at the Meeting. To exercise this right, a Common Shareholder must insert the name of its nominee in the blank space provided. A person appointed as a proxyholder need not be a Common Shareholder.**

A registered Common Shareholder may revoke a Proxy by:

(a) signing a Proxy with a later date and delivering it at the place and within the time noted above;

(b) signing and dating a written notice of revocation (in the same manner as the Proxy is required to be executed, as set out in the notes to the Proxy) and delivering it to the registered office of the Company, located at 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, Canada M5X 1A4, at any time up to and including the last Business Day preceding the day of the Meeting, or any adjournment thereof at which the Proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof;

(c) attending the Meeting or any adjournment thereof and registering with the scrutineer as a shareholder present in person, whereupon such Proxy shall be deemed to have been revoked; or

(d) in any other manner provided by law.

Beneficial Common Shareholders

The information set forth in this section is of significant importance to many Common Shareholders, as many Common Shareholders do not hold their Common Shares in their own name. Common Shareholders holding their Common Shares through banks, trust companies, securities dealers or brokers, trustees or administrators of self-administered RRSP's, RRIF's, RESP's and similar plans or other persons or otherwise not in their own name ("**Beneficial Common Shareholders**") should note that only Proxies deposited by Common Shareholders appearing on the records maintained by PREM's transfer agent as Registered Common Shareholders will be recognized and allowed to vote at the Meeting. If a Common Shareholder's common shares are listed in an account statement provided to the Common Shareholder by a broker, in all likelihood those shares are not registered in the Common Shareholder's name and that shareholder is a Beneficial Common Shareholder. Such Common Shares are most likely registered in the name of the Common Shareholder's broker or an agent of that broker. In Canada the vast majority of such shares are registered under the name of "CDS & Co.", the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms. Common Shares held by brokers (or their agents or nominees) on behalf of a broker's client can only be voted at the Meeting at the direction of the Beneficial Common Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. **Therefore, each Beneficial Common Shareholder should ensure that voting instructions are communicated to the appropriate party well in advance of the Meeting.**

Regulatory policies require Intermediaries to seek voting instructions from Beneficial Common Shareholders in advance of shareholder meetings. Beneficial Common Shareholders have the option of not objecting to their Intermediary disclosing certain ownership information about themselves to PREM (such Beneficial Common Shareholders are designated as non-objecting beneficial owners, or "**NOBOs**") or objecting to their Intermediary disclosing ownership information about themselves to PREM (such Beneficial Common Shareholders are designated as objecting beneficial owners, or "**OBOs**").

In the case of NOBOs, Proxy-related materials and VIF may have either: (a) been sent by the Company (or its agent) directly to NOBOs, or (b) been sent by the Company (or its agent) to intermediaries holding on behalf of NOBO's for distribution to such shareholder, as is the case for this Meeting. If you are a NOBO and the Company (or its agent) has sent the Proxy materials directly to you, your personal information has been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions.

As it relates to OBOs, PREM does not intend to pay for Intermediaries to forward Proxy-related materials and VIFs to OBOs under NI 54-101.

Meeting Materials sent to Beneficial Common Shareholders are accompanied by a VIF, instead of a Proxy. By returning the VIF in accordance with the instructions noted on it, a Beneficial Common Shareholder is able to instruct the Intermediary (or other registered shareholder) how to vote the Beneficial Common Shareholder's Common Shares on the Beneficial Common Shareholder's behalf. For this to occur, it is important that the VIF be completed and returned in accordance with the specific instructions noted on the VIF.

The majority of Intermediaries now delegate responsibility for obtaining instructions from Beneficial Common Shareholders to Broadridge Investor Communications Corporation ("**Broadridge**") in Canada. Broadridge typically prepares a machine-readable VIF, mails these VIFs to Beneficial Common Shareholders and asks Beneficial Common Shareholders to return the VIFs to Broadridge, usually by way of mail, the Internet or telephone. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting by proxies for which Broadridge has solicited voting instructions. A Beneficial Common Shareholder who receives a VIF from Broadridge cannot use that form to vote shares directly at the Meeting. The VIF must be returned to Broadridge (or instructions respecting the voting of shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the shares voted. If you have any questions respecting the voting of shares held through an Intermediary, please contact that Intermediary for assistance.

In any case, the purpose of this procedure is to permit Beneficial Common Shareholders to direct the voting of the shares, which they beneficially own. **A Beneficial Common Shareholder receiving a VIF cannot use that form to**

vote Common Shares directly at the Meeting – Beneficial Common Shareholders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered. Should a Beneficial Common Shareholder who receives a VIF wish to attend the Meeting or have someone else attend on their behalf, the Beneficial Common Shareholder may request a legal Proxy as set forth in the VIF, which will grant the Beneficial Common Shareholder or their nominee the right to attend and vote at the Meeting.

Only Registered Common Shareholders have the right to revoke a Proxy. A Beneficial Common Shareholder who wishes to change its vote must, at least seven days before the Meeting, arrange for its Intermediary to revoke its VIF on its behalf.

All references to Common Shareholders in this Information Circular and the accompanying instrument of Proxy and Notice of Meeting are to Registered Common Shareholders, unless specifically stated otherwise.

Notice-and-Access Rules

The Company has elected to not use the notice-and-access provisions under NI 51-102 and NI 54-101 (together with NI 51-102, the "**Notice-and-Access Provisions**") for the Meeting. The Notice-and-Access Provisions are a set of rules developed by the Canadian Securities Administrators that allows issuers to post electronic versions of proxy-related materials on-line, via the SEDAR+ and one other website, rather than mailing paper copies of such materials to Shareholders.

Voting of Common Shares and Exercise of Discretion of Proxies

If a Common Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares represented by Proxy will be voted or withheld from voting by the proxyholder in accordance with those instructions on any ballot that may be called for. In the enclosed Proxy, in the absence of any instructions in the Proxy, it is intended that such Common Shares will be voted by the proxyholder, if a Nominee of management, in favour of the motions proposed to be made at the Meeting as stated under the headings in the Notice of Meeting accompanying this Information Circular. If any amendments or variations to such matters, or any other matters, are properly brought before the Meeting, the proxyholder, if a Nominee of management, will exercise its discretion and vote on such matters in accordance with the proxyholder's best judgment.

The instrument of Proxy enclosed, in the absence of any instructions in the Proxy, also confers discretionary authority on any proxyholder other than the nominees of management named in the instrument of Proxy with respect to the matters identified herein, amendments or variations to those matters, or any other matters which may properly be brought before the Meeting. To enable a proxyholder to exercise its discretionary authority, a Common Shareholder must strike out the names of the nominees of management in the enclosed instrument of Proxy and insert the name of its nominee in the space provided, and not specify a choice with respect to the matters to be acted upon. This will enable the proxyholder to exercise its discretion and vote on such matters in accordance with the proxyholder's best judgment.

At the time of printing this Information Circular, management of PREM is not aware that any amendments or variations to existing matters or new matters are to be presented for action at the Meeting, other than as set forth in the accompanying Notice of Meeting.

Interest of Certain Persons in Matters to be Acted Upon

Other than as set forth herein, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any of the following persons in any matter to be acted upon at the Meeting other than the election of directors or the appointment of auditors:

(a) each person who has been a director or executive officer of PREM at any time since the beginning of the Company's last financial year;

(b) each proposed Nominee for election as a director of the Company; and

(c) each Associate or Affiliate of any of the foregoing.

Voting Securities and Principal Holders

As of the date of this Information Circular, the Company's authorized capital consisted of an unlimited number of Common Shares and 20,000,000 Preferred Shares, which Preferred Shares do not carry the right to vote at the Meeting and of which 4,000,000 are authorized to be designated as series 1 convertible preferred shares (the "**Series 1 Convertible Preferred Shares**"). Common Shareholders of record at the close of business on April 16, 2025 (being the Record Date) who either personally attend the Meeting or who have completed and delivered a Proxy in the manner and subject to the provisions described above, shall be entitled to vote, or to have their Common Shares voted, at the Meeting or at any adjournment thereof.

As at the Record Date, 428,986,474 Common Shares were issued and outstanding, each share carrying the right to one vote. As at the Record Date, 118,186 Preferred Shares are outstanding and which are designated as Series 1 Convertible Preferred Shares.

To the knowledge of the directors and executive officers of the Company, as of the date of the Record Date, no person or company owns or controls, directly or indirectly, 10% or more of the issued and outstanding Common Shares, except as stated below.

Name of Shareholder	Number of Common Shares(1)	Percentage of Issued and Outstanding Common Shares(1)
EdgePoint Investment Group Inc.	93,441,067(2)	21.78%

Notes:

(1) The information as to Common Shares beneficially owned, controlled or directed, directly or indirectly, not being within the knowledge of the Company has been obtained by the Company from publicly disclosed information and/or furnished by the Common Shareholder listed above. The percentage ownership of Common Shares is calculated using the issued and outstanding Common Shares as of the Record Date.

(2) In addition to these Common Shares, EdgePoint Investment Group Inc. also beneficially owns or controls, directly or indirectly, 83,324,150 warrants to purchase Common Shares. Assuming the conversion of these warrants, EdgePoint Investment Group Inc. beneficially owns or controls, directly or indirectly 34.5% of the Common Shares on a partially-diluted basis.

Corporate Governance

See Appendix "C" – *"Corporate Governance Disclosure"* to this Information Circular.

Audit Committee and Relationship with Auditors

See Appendix "D" – *"Audit Committee Disclosure"* to this Information Circular.

Omnibus Plan

See Appendix "E" – *"Omnibus Plan"* to this Information Circular.

Other Matters

It is not known whether any other matters will come before the Meeting other than those set forth above and in the accompanying Notice of Meeting. However, if any other matters are properly brought before the Meeting, the nominees of management named in the Proxy intend to vote on any such matter, in accordance with their best judgment, exercising discretionary authority with respect to amendments or variations of matters ratified in the Notice of Meeting.

Additional Information

Additional information about the Company is available on SEDAR+ (www.sedarplus.ca) under PREM's issuer profile, including PREM's financial statements and management's discussion and analysis. The audited financial statements of the Company for the year ending December 31, 2024, together with the auditor's report thereon, will be presented at the Meeting. Copies of the financial statements and management discussion and analysis of the Company can be requested from the Company at 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, Canada, M5X 1A4.

EXECUTIVE COMPENSATION

Statement of Executive Compensation

The purpose of this section is to describe the compensation of the Named Executive Officers and the directors of the Company in accordance with Form 51-102F6V – *Statement of Executive Compensation – Venture Issuers* of the Canadian Securities Administrators.

For the financial year ended December 31, 2024, the Named Executive Officers of the Company were:

- Keith Morrison, Chief Executive Officer and director (retired as CEO and director effective December 31, 2024);
- Peter Rawlins, Senior Vice President and Chief Financial Officer (since September 18, 2023); and
- Boris Kamstra, Chief Operating Officer of Premium Resources International Ltd. (Barbados) ("**PRIL**").

Director and Named Executive Officer Compensation, Excluding Compensation Securities

The following table sets forth all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company, or a subsidiary of the Company, to each Named Executive Officer and director, in any capacity, other than Options, DSUs, RSUs and other compensation securities, for the two most recently completed financial years.

Table of Compensation Excluding Compensation Securities

Name and Position	Year	Salary, Consulting Fee, Retainer or Commission ($)	Bonus ($)	Committee or Meeting Fees ($)	Value of Perquisites ($)	Value of All Other Compensation ($)	Total Compensation ($)
Keith Morrison(1) Former Chief Executive Officer, Director and Former Chairman of the Board	2024 2023	551,376 556,538	Nil Nil	Nil Nil	Nil Nil	1,168,729 Nil	1,720,105 556,538
Peter Rawlins(2) Senior Vice President and Chief Financial Officer	2024 2023	400,000 127,067	Nil Nil	Nil Nil	Nil Nil	Nil Nil	400,000 127,067
Boris Kamstra(3) Chief Operating Officer of PRIL	2024 2023	863,340 793,066	Nil Nil	Nil Nil	Nil Nil	Nil Nil	863,340 793,066
Sean Whiteford(4) President of PRIL and Former Director	2024 2023	427,299 317,554	Nil Nil	Nil Nil	Nil Nil	Nil Nil	427,299 317,554

Name and Position	Year	Salary, Consulting Fee, Retainer or Commission ($)	Bonus ($)	Committee or Meeting Fees ($)	Value of Perquisites ($)	Value of All Other Compensation ($)	Total Compensation ($)
John Hick(5) Former Director	2024 2023	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
William O'Reilly(6) Former Director	2024 2023	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Paul Martin(7) Director and Chairman	2024 2023	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Donald Newberry Director	2024 2023	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Jason LeBlanc Director	2024 2023	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Mark Christensen Director	2024 2023	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
James Gowans(8) Director	2024 2023	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Norman MacDonald(9) Director	2024 2023	58,500 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	58,500 Nil

Notes:

(1) Mr. Morrison retired as Chief Executive Officer and from the Board on December 31, 2024. The compensation was paid to Lacnikdon Limited and Breniklan Limited, private companies controlled by Mr. Morrison, which provided the services of Mr. Morrison as the Company's Chief Executive Officer. Mr. Morrison did not receive any compensation for his services as a director of the Company. See *"Employment, Consulting and Management Agreements"*.

(2) Mr. Rawlins began to act as Chief Financial Officer as of September 18, 2023. The compensation paid to Mr. Rawlins represents the compensation received by him from September 18, 2023 to December 31, 2023.

(3) Mr. Kamstra was engaged by PRIL for his services as the Chief Operating Officer of PRIL effective on January 1, 2022.

(4) Mr. Whiteford was a director of the Company from August 3, 2022 to March 2, 2023.

(5) Mr. Hick was appointed Lead Director of the Company on August 3, 2022 and served in this capacity until the appointment of James Gowans as Chair of the Board on January 1, 2024. Mr. Hick retired from the Board on September 19, 2024.

(6) Mr. O'Reilly retired from the Board on March 25, 2025.

(7) Mr. Martin was appointed to the Board on September 18, 2024.

(8) Mr. Gowans was appointed to the Board on January 1, 2024.

(9) Mr. MacDonald was appointed to the Board on June 24, 2024.

External Management Companies

See *"Employment, Consulting and Management Agreements"* below for disclosure relating to any external management company employing or retaining individuals acting as Named Executive Officers of the Company, or that provide the Company's executive management services.

Options and Other Compensation Securities

The following table sets forth certain information in respect of all compensation securities granted or issued to each Named Executive Officer and director by the Company or one of its subsidiaries in the financial year ended December 31, 2024, for services provided or to be provided, directly or indirectly, to the Company or any of its subsidiaries.

Compensation Securities							
Name and Position[1]	Type of Compensation Security	Number of Compensation Securities, Number of Underlying Securities and Percentage of Class	Date of Issue or Grant	Issue, Conversion or Exercise Price ($)	Closing Price of Security or Underlying Security on Date of Grant ($)	Closing Price of Security or Underlying Security at Year End ($)	Expiry Date
Keith Morrison[2] Former Chief Executive Officer, Director and Former Chairman of the Board	Options RSUs	750,000 250,000	Aug 14, 2024[14] Aug 22, 2024	1.10 N/A	0.81 0.71	0.44 0.44	Aug 14, 2029 Dec 15, 2027
Peter Rawlins[3] Senior Vice President and Chief Financial Officer	Options	375,000	Aug 14, 2024	1.10	0.81	0.44	Aug 14, 2029
Boris Kamstra[4] Chief Operating Officer of PRIL	Options RSUs	135,000 110,000	Aug 14, 2024 Aug 22, 2024	1.10 N/A	0.81 0.71	0.44 0.44	Aug 14, 2029 Dec 15, 2027
Sean Whiteford[5] President of PRIL and Former Director	Options RSUs	375,000 200,000	Aug 14, 2024 Aug 22, 2024	1.10 N/A	0.81 0.71	0.44 0.44	Aug 14, 2029 Dec 15, 2027
John Hick[6] Former Director	Options DSUs DSUs DSUs	30,000 50,000 55,555 55,900	Aug 14, 2024 Mar 31, 2024 Jun 30, 2024 Sep 30, 2024	1.10 0.90 0.81 0.70	0.81 1.00 0.83 0.79	0.44 0.44 0.44 0.44	Aug 14, 2029 NA NA NA
William O'Reilly[7] Former Director	Options DSUs DSUs DSUs DSUs	30,000 50,000 55,555 63,354 40,000	Aug 14, 2024 Mar 31, 2024 Jun 30, 2024 Sep 30, 2024 Dec 31, 2024	1.10 0.90 0.81 0.70 0.45	0.81 1.00 0.83 0.79 0.44	0.44 0.44 0.44 0.44 0.44	Aug 14, 2029 NA NA NA NA
Paul Martin[8] Director	DSUs Options DSUs	8,385 175,000 45,000	Sep 30, 2024 Dec 4, 2024[15] Dec 31, 2024	0.70 0.49 0.45	0.79 0.48 0.44	0.44 0.44 0.44	NA Dec 4, 2029 NA
Donald Newberry[9] Former Director	Options DSUs DSUs DSUs DSUs	30,000 50,000 55,555 64,285 45,000	Aug 14, 2024 Mar 31, 2024 Jun 30, 2024 Sep 30, 2024 Dec 31, 2024	1.10 0.90 0.81 0.70 0.45	0.81 1.00 0.83 0.79 0.44	0.44 0.44 0.44 0.44 0.44	Aug 14, 2029 NA NA NA NA

Compensation Securities							
Name and Position[1]	Type of Compensation Security	Number of Compensation Securities, Number of Underlying Securities and Percentage of Class	Date of Issue or Grant	Issue, Conversion or Exercise Price ($)	Closing Price of Security or Underlying Security on Date of Grant ($)	Closing Price of Security or Underlying Security at Year End ($)	Expiry Date
Jason LeBlanc[10] Director	Options	30,000	Aug 14, 2024	1.10	0.81	0.44	Aug 14, 2029
	DSUs	47,222	Mar 31, 2024	0.90	1.00	0.44	NA
	DSUs	52,469	Jun 30, 2024	0.81	0.83	0.44	NA
	DSUs	60,714	Sep 30, 2024	0.70	0.79	0.44	NA
	DSUs	42,500	Dec 31, 2024	0.45	0.44	0.44	NA
Mark Christensen[11] Director	Options	30,000	Aug 14, 2024	1.10	0.81	0.44	Aug 14, 2029
	DSUs	45,833	Mar 31, 2024	0.90	1.00	0.44	NA
	DSUs	50,925	Jun 30, 2024	0.81	0.83	0.44	NA
	DSUs	59,394	Sep 30, 2024	0.70	0.79	0.44	NA
	DSUs	43,750	Dec 31, 2024	0.45	0.44	0.44	NA
James Gowans[12] Director	Options	50,000	Aug 14, 2024	1.10	0.81	0.44	Aug 14, 2029
	DSUs	69,444	Mar 31, 2024	0.90	1.00	0.44	NA
	DSUs	77,160	Jun 30, 2024	0.81	0.83	0.44	NA
	DSUs	89,285	Sep 30, 2024	0.70	0.79	0.44	NA
	DSUs	62,500	Dec 31, 2024	0.45	0.44	0.44	NA
Norman MacDonald[13] Director	Options	30,000	Aug 14, 2024	1.10	0.81	0.44	Aug 14, 2029
	DSUs	2,983	Jun 30, 2024	0.81	0.83	0.44	NA
	DSUs	52,251	Sep 30, 2024	0.70	0.79	0.44	NA
	DSUs	38,750	Dec 31, 2024	0.45	0.44	0.44	NA

Notes:

(1) The issue price of the DSUs is based on 5-day VWAP of Common Shares prior to the last trading day of each quarter.

(2) Mr. Morrison retired as Chief Executive Officer and from the Board on December 31, 2024. As at December 31, 2024, Mr. Morrison held 3,938,194 Options and 250,000 RSUs.

(3) As at December 31, 2024, Mr. Rawlins held 1,100,000 Options.

(4) As at December 31, 2024, Mr. Kamstra held 1,025,000 Options and 110,000 RSUs.

(5) Mr. Whiteford was a director of the Company from August 3, 2022 to March 2, 2023 and continues as President of PRIL. As at December 31, 2024, he held 704,167 Options, 700,000 RSUs and no DSUs.

(6) Mr. Hick retired from the Board on September 18, 2024. As at December 31, 2024, Mr. Hick held 190,000 Options and 408,279 DSUs.

(7) Mr. O'Reilly retired from the Board on March 25, 2025. As at December 31, 2024, Mr. O'Reilly held 130,000 Options and 390,029 DSUs.

(8) Mr. Martin was appointed to the Board on September 18, 2024. As at December 31, 2024, Mr. Martin held 175,00 Options and 53,385 DSUs. 175,000 Options were received for services performed as Interim Chief Executive Officer, and 53,385 DSUs were received for services performed as a Director.

(9) Mr. Newberry retired as director as of April 24, 2025. As at December 31, 2024, Mr. Newberry held 130,000 Options and 386,697 DSUs.

(10) Mr. LeBlanc was appointed to the Board on May 15, 2023. As at December 31, 2024, Mr. LeBlanc held 93,288 Options and 283,753 DSUs.
(11) Mr. Christensen was appointed to the Board on August 24, 2023. As at December 31, 2024, Mr. Christensen held 70,822 Options and 250,228 DSUs.
(12) Mr. Gowans was appointed to the Board on January 1, 2024. As at December 31, 2024, Mr. Gowans held 50,000 Options and 298,389 DSUs.
(13) Mr. MacDonald was appointed to the Board on June 24, 2024. As at December 31, 2024, Mr. MacDonald held 30,000 Options and 93,984 DSUs.
(14) The options granted on August 14, 2024 vest annually in equal thirds beginning on the date of grant. These options will be fully vested on August 14, 2026.
(15) The options granted on December 4, 2024 vested in full on the date of grant.

Exercise of Compensation Securities

No Named Executive Officers or directors of the Company exercised compensation securities during the financial year ended December 31, 2024.

Option Plans and Other Incentive Plans

At the Meeting, the Company will be seeking approval of the Omnibus Plan, the full text of which is set out in Appendix "E" to this Circular under the heading "*Omnibus Plan*". For further details see "*Particulars of Matters to be Acted Upon at the Meeting - Approval of the Omnibus Plan*" below. A description of the Company's current Option Plan, RSU Plan and DSU Plan, each of which will be replaced by the Omnibus Plan if approved at the Meeting, follow below.

Current Plans

Option Plan

The Company's option plan (the "**Option Plan**"), as amended, is a "**fixed**" share option plan, pursuant to which PREM may issue up to 27,100,000 Options to eligible persons (as defined below), provided that the number of Common Shares reserved for issuance from treasury under the Option Plan and all other security-based compensation arrangements of the Company and its subsidiaries shall not, in the aggregate, exceed 20% of the number of Common Shares then issued and outstanding. As of December 31, 2024, 19,066,321 Options have been granted and 15,586,771 Options are outstanding under the Option Plan. The Option Plan was approved by the Company's shareholders on September 20, 2023.

Options under the Option Plan may be granted by the Board to "**eligible persons**", who are directors, officers, employees or consultants of PREM or its subsidiaries, eligible persons who are employees of a company providing management services to PREM, or, in certain circumstances, charitable organizations. Options granted under the Option Plan have a maximum exercise period of up to 10 years, as determined by the Board.

The Option Plan limits the number of Options which may be granted to any one individual to not more than 5% of the total Common Shares in any 12-month period (unless otherwise approved by the "**disinterested shareholders**" of the Company). A "**disinterested shareholder**" is a shareholder who is not a director, officer, promoter, or other insider of the Company, or its associates or affiliates, as such terms are defined under the *Securities Act* (Ontario). In addition, unless otherwise approved by the Company's disinterested shareholders, the number of Common Shares issuable under the Option Plan to all insiders of the Company as a group shall not exceed 10% of the total Common Shares at any point in time.

The number of Options granted to any one consultant or investor relations service provider in any 12-month period must not exceed 2% of the total issued Common Shares. Options granted to investor relations service providers shall vest in stages over at least a one-year period, in accordance with the policies of the TSXV. Subject to the foregoing, any Options granted under the Option Plan will not be subject to any vesting schedule, unless otherwise determined by the Board or required by the policies of the TSXV.

The number of Options granted to all eligible charitable organizations in the aggregate must not exceed 1% of the Common Shares on the date of grant, which Options shall expire on or before the earlier of: (i) the date that is ten years from the grant date; or (ii) the 90th day following the date that the holder of such Options ceases to be an eligible charitable organization under the Option Plan.

Options under the Option Plan may be granted at an exercise price which is at or above the current discounted market price (as defined under the policies of the TSXV) on the date of the grant. In the event of the death or permanent disability of an optionee, any Option granted to such optionee will be exercisable upon the earlier of 365 days from the date of death or permanent disability, or the expiry date of the Option. In the event of the resignation of an optionee, or the termination or removal of an optionee without just cause, any vested Option granted to such optionee will be exercisable for a period ending on the earlier of: (i) the expiry date of such Option determined as at the date of grant thereof; and (ii) the expiration of 90 days (or such longer period, not to exceed 12 months, as may be specified by resolution of the Board) following the effective date of such resignation or termination. In the event of termination for cause, any unexercised Option granted to such optionee will be cancelled as at the date of termination.

Options may be exercised by the holder thereof: (i) by delivering to PREM a notice specifying the number of Common Shares in respect of which the Option is exercised together with payment in full of the exercise price for each such Common Share; (ii) through a cashless exercise mechanism whereby the Company has certain arrangements with a brokerage firm; or (iii) through a net exercise mechanism whereby the optionee receives only the number of Common Shares that is equal to the quotient obtained by dividing (A) the product of the number of Options being exercised and the difference between the 5-day VWAP on the TSXV immediately preceding the exercise and the exercise price of the subject Option by (B) the 5-day VWAP of the underlying Common Shares.

DSU Plan

The Company's deferred share unit plan ("**DSU Plan**") was adopted by the Board on December 26, 2022 and approved by the Company's shareholders on September 20, 2023. The DSU Plan enables the Company, upon approval by the Board, to grant deferred share units to eligible non-management directors.

Purpose

The purpose of the DSU Plan is to advance the interests of the Company and its subsidiaries by: (i) increasing the proprietary interests of non-executive directors in the Company; (ii) aligning the interests of non-executive directors of the Company with the interests of the Company's shareholders generally; and (iii) furnishing non-executive directors with an additional incentive in their efforts on behalf of the Company.

Eligibility

Each director of the Company in office on December 26, 2022, being the effective date of the DSU Plan (the "**Effective Date**"), became a member of the DSU Plan ("**DSUP Member**"). Each person who becomes a director at any time subsequent to the Effective Date shall thereupon, without further or other formality, become a member of the DSU Plan. For greater certainty, no investor relations service providers may receive any DSUs under the DSU Plan in their capacity as an investor relations service provider ("**Investor Relations Service Provider**").

Common Share Limits and Market Price

The aggregate number of Common Shares made available for issuance from treasury under the DSU Plan shall not exceed 5,000,000 Common Shares, provided that the number of Common Shares reserved for issuance from treasury under the DSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries shall not, in the aggregate, exceed 20% of the number of Common Shares then issued and outstanding. As of the date hereof, 2,234,720 DSUs have been granted under the DSU Plan and 2,164,744 remain outstanding.

Each DSU will have a notional value equal, on any particular date, to the volume weighted average trading price of the Common Shares for the five (5) consecutive trading days prior to such date ("**Market Price**").

Granting Restrictions

The grant of DSUs under the DSU Plan is subject to a number of restrictions:

(a) the aggregate number of Common Shares issuable at any time to Insiders (as defined in the DSU Plan) under the DSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries shall not, in the aggregate, exceed 10% of the issued and outstanding Common Shares, calculated on a non-diluted basis (unless disinterested shareholder approval is obtained pursuant to the *Corporate Finance Manual* of the Exchange);

(b) within any one-year period, the Company shall not issue to Insiders under the DSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries, in the aggregate, a number of Common Shares exceeding 10% of the issued and outstanding Common Shares, calculated on a non-diluted basis (unless disinterested shareholder approval is obtained pursuant to the *Corporate Finance Manual* of the Exchange); and

(c) within any one-year period, the Company shall not issue to any one person, or companies wholly-owned by that person, under the DSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries, in the aggregate, a number of Common Shares exceeding 5% of the issued and outstanding Common Shares, calculated on a non-diluted basis.

Administration of Grants

The Board may, at any time, grant DSUs to directors of the Company in consideration of service for any period specified in the resolution authorizing such grant (except *in lieu* of accrued and unpaid compensation amounts).

In addition, DSUP Members may elect to receive DSUs instead of cash remuneration in respect of his or her annual retainer, committee retainer and meeting fees (or any portion thereof). The number of DSUs to be notionally credited to DSUP Members *in lieu* of cash remuneration shall be determined on a quarterly basis, as of the final day of any quarterly period (the "**Crediting Date**"), calculated as the quotient obtained when (i) the aggregate value of the cash remuneration that would have been paid to such DSUP Member, is divided by (ii) the Market Price as of the last day of such quarterly period.

Unless otherwise specified by the Board and/or included in any award agreement, DSUs credited to a DSUP Member shall be fully vested on the applicable Crediting Date.

Redemption

The DSUs credited to the account of a director may only be redeemed following the date upon which the holder ceases to be a director. Depending upon the country of residence of a director, the DSUs may be redeemed at any time prior to December 15 in the calendar year following the year in which the holder ceases to be a director and may be redeemed in as many as four installments. Upon redemption, the holder is entitled to a cash payment equal to the number of DSUs redeemed multiplied by the Market Price on that date. The Company has the right to elect to settle redemption payments in Common Shares in lieu of cash.

The Company will deduct or withhold from any payment or settlement in Common Shares, for the benefit of a DSUP Member, any amount required in order to comply with the applicable provisions of any federal or provincial law relating to the withholding of tax or the making of any other source deductions.

No Shareholder Rights

DSUs are different from Common Shares and will not entitle a DSUP Member to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

Suspension, Termination or Amendments

The Board may amend, suspend or terminate (and re-instate) the DSU Plan in whole or in part, or amend the terms of DSUs credited in accordance with the DSU Plan, without approval of the Common Shareholders. However, such suspension, termination or amendment is subject to the receipt of all required regulatory approvals including, without limitation, the approval of the Exchange.

If any such amendment, suspension or termination will materially or adversely affect the rights of a DSUP Member with respect to DSUs credited to such director, then the written consent of the DSUP Member will be obtained. However, a DSUP Member's written consent will not be required if such amendment, suspension or termination is required in order to comply with applicable laws, regulations, rules, orders of government or regulatory authorities or the requirements of any stock exchange on which shares of the Company are listed.

In addition, the Company may not make the following amendments to the DSU Plan without the approval of the Common Shareholders: (i) an amendment to remove or exceed the insider participation limit prescribed by the Corporate Finance Manual of the Exchange; (ii) an amendment to increase the maximum number of Common Shares made available for issuance from treasury under the DSU Plan; (iii) an amendment to modify the definition of "**Eligible Director**" in the DSU Plan; or (iv) an amendment to the amending provision within the DSU Plan.

If the Board (or such other committee of the directors appointed to administer the DSU Plan) terminates the DSU Plan, DSUs previously credited to DSUP Members will remain outstanding and in effect and be settled in due course in accordance with the terms of the DSU Plan.

Non-Transferability of Awards

Except as otherwise may be expressly provided for under the DSU Plan or pursuant to a will or by the laws of descent and distribution, no right or interest of a DSUP Member under the DSU Plan is assignable or transferable.

Clawback

All DSUs granted under the DSU Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board.

RSU Plan

The RSU Plan was adopted by the Board on August 22, 2024. The RSU Plan enables the Company upon approval by the Board to grant restricted share units ("**RSUs**") to eligible Participants.

The following is a summary of the principal terms of the RSU Plan.

Purpose

The purpose of the RSU Plan is to provide medium-term incentive compensation to employees of the Company or its subsidiaries, provide additional incentive for their continued efforts in promoting the growth and success of the business of the Company, and assist the Company in attracting and retaining senior management personnel and other employees.

Eligibility

Any director, officer, employee, Consultant or management company employee, other than any investor relations service providers, of the Company or any subsidiary of the Company, is eligible under the RSU Plan. The Board has sole discretion to determine who is eligible under the RSU Plan and to whom RSUs may be granted, subject to the express provisions of the RSU Plan and the rules and policies of the Exchange (each eligible person granted an RSU, a "**Participant**").

Common Share Limits and Market Price

The aggregate number of Common Shares made available for issuance from treasury under the RSU Plan shall not exceed 5,000,000 Common Shares, provided that the number of Common Shares reserved for issuance from treasury under the RSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries shall not, in the aggregate, exceed 20% of the number of Common Shares then issued and outstanding. As of the date hereof, 4,175,000 RSUs have been granted under the RSU Plan.

Each RSU will have a notional value equal, on any particular date, to the volume weighted average trading price of the Common Shares for the five (5) consecutive trading days prior to such date ("**Market Price**").

Dividends

A Participant shall be credited on each dividend payment date (other than stock dividends payable in Common Shares), with additional RSUs. The number of additional RSUs shall be determined by obtained by multiplying (i) a dollar amount equal to the dividend declared and paid by the Company on the Common Shares on a per share basis, by (ii) the number of RSUs held by the Participant; by (b) the Market Price of Common Shares on the dividend payment date.

Granting Restrictions

The grant of RSUs under the RSU Plan is subject to a number of restrictions, including that:

(a) the aggregate number of Common Shares issuable at any time to Insiders (as defined in the RSU Plan) under the RSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries shall not, in the aggregate, exceed 10% of the issued and outstanding Common Shares, calculated on a non-diluted basis (unless disinterested shareholder approval is obtained pursuant to the rules and policies of the Exchange);

(b) within any one-year period, the Company shall not issue to Insiders under the RSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries, in the aggregate, a number of Common Shares exceeding 10% of the issued and outstanding Common Shares, calculated on a non-diluted basis (unless disinterested shareholder approval is obtained pursuant to the rules and policies and rules of the Exchange);

(c) within any one-year period, the Company shall not issue to any one Consultant under the RSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries, in the aggregate, a number of Common Shares exceeding 2% of the issued and outstanding Common Shares, calculated on a non-diluted basis; and

(d) within any one-year period, the Company shall not issue to any one person, or companies wholly-owned by that person, under the RSU Plan and all other security-based compensation arrangements of the Company and its subsidiaries, in the aggregate, a number of Common Shares exceeding 5% of the issued and outstanding Common Shares, calculated on a non-diluted basis.

Administration of Grants

The Board may, at any time other than from December 5 to December 31 in any year, grant RSUs to eligible Participants in consideration of service for any period specified in the resolution authorizing such grant (except in lieu of accrued and unpaid compensation amounts).

Unless otherwise specified by the Board and/or included in any award agreement, RSUs granted to a Participant shall vest (a) as to one-third on the first anniversary of the date that such RSU was granted (the "**Grant Date**"), (b) as to one-third on the second anniversary of the Grant Date, and (c) as to the remaining one-third on the earlier of the third anniversary of the Grant Date and the Business Day immediately preceding the expiry date of the granted RSUs.

The Board may specify any additional conditions to the vesting of the RSUs, as set out in the relevant award agreement.

Redemption

Depending upon the country of residence of the participant, the holder may be entitled to redeem RSUs on the earlier of either twenty-five days following the Vesting Date (as defined in the RSU Plan), or a date agreed on by the Company and holder. Upon redemption, the holder is entitled to either a cash payment equal to the Market Price on the Vesting Date, or one Common Share, at the Company's discretion.

The Company will deduct or withhold from any payment or settlement in Common Shares, for the benefit of the Participant, any amount required in order to comply with the applicable provisions of any federal or provincial law relating to the withholding of tax or the making of any other source deductions.

No Shareholder Rights

RSUs are different from Common Shares and will not entitle any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

Suspension, Termination or Amendments

The Board may amend, suspend or terminate the RSU Plan in whole or in part, or amend the terms of RSUs credited in accordance with the RSU Plan, without approval of the Common Shareholders. However, such suspension, termination or amendment is subject to the receipt of all required regulatory approvals including, without limitation, the approval of the Exchange.

If any such amendment, suspension or termination will materially or adversely affect the rights of a Participant with respect to RSUs credited to such director, then the written consent of the Participant will be obtained.

If the Board (or such other committee of the directors appointed to administer the RSU Plan) terminates the RSU Plan, the Board may determine whether the RSUs credited shall be vested on the date of the termination of the RSU Plan or held and vested at a later date.

Non-Transferability of Awards

Except in the case of a death of a Participant, no right or interest of a Participant under the RSU Plan is assignable or transferable. Such rights or interests shall not be encumbered by any means.

Clawback

All RSUs granted under the RSU Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board.

Employment, Consulting and Management Agreements

The following is a description of the material terms of each agreement or arrangement under which compensation was provided during the financial year ended December 31, 2024, or is payable in respect of services provided to the Company or any of its subsidiaries that were performed by a director or Named Executive Officer.

Keith Morrison

Keith Morrison and the Company entered into an employment agreement dated December 15, 2014, setting out the terms and conditions of Mr. Morrison's employment as Chief Executive Officer of the Company.

Effective on June 1, 2018, the Company and Mr. Morrison agreed to amend the terms of Mr. Morrison's employment from direct employment to contracted consultant. In connection with the foregoing, the Company and Lacnikdon

Limited, a private company controlled by Mr. Morrison, entered into a service agreement, pursuant to which Lacnikdon Limited provided the services of Mr. Morrison as the Company's Chief Executive Officer. In 2022, the Company terminated its agreement with Lacnikdon Limited and entered into a services agreement with Breniklan Limited, a private company controlled by Mr. Morrison for his continuing service as Chief Executive Officer of the Company. Under the services agreement, Breniklan Limited was entitled to a monthly service fee of $48,697.04. All such amounts were paid to Mr. Morrison and attributable to the services he provided to the Company.

In anticipation of Mr. Morrison's retirement from the Company, the agreement with Brenicklan was amended on December 1, 2024. The Company will pay Brenicklan Limited a total of $1,168,728.96, payable in 24 equal monthly instalments of $48,697.04 beginning January 31, 2025, and ending December 31, 2026. This amount is payable to Brenicklan Limited irrespective of any future services to be provided by Mr. Morrison. The contract with Mr. Morrison will terminate on December 31, 2026, and consideration for any future services provided, of which will only be at the request of the Company, will be payable at an hourly rate of $450. Under the amended agreement, Mr. Morrison will continue to be an eligible participant under the Company's various security-based compensation arrangements, and therefore previously granted equity compensation will continue to vest in accordance with the plans.

Peter Rawlins

Peter Rawlins and PREM entered into an employment agreement effective as of July 20, 2023, providing for his employment as Chief Financial Officer commencing September 18, 2023. The agreement provides for an annual rate of base salary equal to $400,000.

If Mr. Rawlins' employment is terminated by Mr. Rawlins himself, for good reason or by the Company without Cause, in each case as set out and defined in the employment agreement, (other than on account of Mr. Rawlins' death or permanent disability) in either case within 24 months following a Change of Control of PREM, on such termination date, he shall be entitled to: (i) a lump sum payment in lieu of notice equal to 1.75 times the sum of Mr. Rawlins' base salary plus the average annual incentive compensation paid to Mr. Rawlins calculated based upon the last three fiscal years ended immediately preceding the termination date, in addition to any other payments owed to Mr. Rawlins, as well as the continuation of medical, dental and pension benefits for a period of 21 months; and (ii) any securities convertible into or exchangeable for securities or shares of the Company or any affiliate or any other equity linked entitlements related to the Common Shares shall be accelerated so that such rights become immediately exercisable for a period of 180 days after such termination date.

The estimated payment under Mr. Rawlin's employment agreement resulting from a change of control is $1,449,032. The estimated payment under Mr. Rawlin's employment agreement resulting from a termination without cause is $743,750.

Boris Kamstra

PRIL entered into a consulting agreement with ANZAC Consulting Ltd ("**ANZAC**") made as of January 31, 2023. Under the agreement, effective January 1, 2023 ANZAC provides the services of Mr. Kamstra who is responsible for providing leadership for and input to the design, build, redevelopment and commissioning of the Company's projects in Botswana, delivering Stage 3 (Hot Commissioning) wherein the projects are producing commercial levels of saleable concentrates, and assuming responsibility and authority for the effective leadership and management of the re-engineering, engineering, construction and commissioning of the Botswana projects so as to confidently and reasonably project financial results in line with objectives as provided by the Company. Mr. Kamstra is the Chief Operating Officer of PRIL. PRIL agreed to pay ANZAC a monthly service fee of US$50,000. The agreement may be terminated by either PRIL or ANZAC on 90 days' written notice and does not contain any change of control provision.

Morgan Lekstrom

Morgan Lekstrom and PREM entered into an employment agreement effective as of March 20, 2025, providing for his employment as Chief Executive Officer commencing March 20, 2025. The agreement provides for an annual rate of base salary equal to $395,000.

If Mr. Lekstrom's employment is terminated by Mr. Lekstrom himself for good reason or by the Company without cause, in each case as set out and defined in the employment agreement (other than on account of Mr. Lekstrom's death or Permanent Disability) in either case within 18 months following a Change of Control of PREM, on such termination date, he shall be entitled to: (i) a lump sum payment in lieu of notice equal to 1.5 times the sum of Mr. Lekstrom's base salary plus Mr. Lekstrom's target performance bonus, as set out and defined in the employment agreement, in addition to any other payments owed to Mr. Lekstrom, as well as the continuation of medical, dental and pension benefits for a period of 18 months; and (ii) any securities convertible into or exchangeable for securities or shares of the Company or any affiliate or any other equity linked entitlements related to the Common Shares shall be accelerated so that such rights become immediately exercisable for a period of 180 days after such termination date. If Mr. Lekstrom's employment is terminated other than within 18 months following a Change of Control of PREM, he shall be entitled to receive his base salary plus performance bonus on the basis of either: (i) 12 months if his employment is terminated on or before September 20, 2026 and 18 months if terminated after September 20, 2026.

The estimated payment under Mr. Lekstrom's employment agreement resulting from a change of control is $1,185,000. The estimated payment under Mr. Lekstrom's employment agreement resulting from a termination without cause is $790,000.

Oversight and Description of Director and Named Executive Officer Compensation

The Company has a Human Resources and Compensation Committee (the "**Compensation Committee**"), currently comprised of Paul Martin (Chair), Jason LeBlanc, Mark Christensen and Chris Leavy.

The Compensation Committee is responsible for overseeing the Company's remuneration policies and practices and determining the compensation of the Named Executive Officers and directors.

The Company's executive compensation program has three principal components: base salaries, consulting fees and equity incentive plans, including Options, DSUs and RSUs. If the Omnibus Plan is approved by shareholders at the Meeting, the Board will also have the ability to grant performance share units and stock appreciation rights. See "*Particulars of Matters to be Acted Upon at the Meeting – Approval of the Omnibus Plan*".

Base Compensation

The Company provides executive officers with base salaries or consulting fees, which represent their minimum compensation for services rendered, or expected to be rendered. The Named Executive Officers' base compensation depends on the scope of their experience, responsibilities, leadership skills, performance, length of service, general industry trends and practices, competitiveness and the Company's existing financial resources.

The amount of base compensation is determined through negotiation of employment or consulting terms with each Named Executive Officer and is determined on an individual basis. While base compensation is intended to fit into the Company's overall compensation objectives by serving to attract and retain talented executive officers, the size of the Company and the nature and stage of its business also impacts the level of base compensation. Compensation is set with informal reference to the market for similar jobs in Canada and internationally.

Incentive Bonuses

Incentive bonuses, in the form of cash payments or equity grants, are designed to add a variable component of compensation based on corporate and individual performance for executive officers and employees. As the Company grows and develops its projects, it is expected that an annual incentive award program will be formalized that will clearly articulate performance objectives and specific measurable goals that will be linked to individual performance criteria set for the Named Executive Officers and other executive officers. No bonuses were paid to executive officers or employees during the Company's financial years ended December 31, 2024 and December 31, 2023.

Option-Based and Other Equity-Based Awards

Options are granted pursuant to the Option Plan to provide an incentive to the directors, officers, employees and Consultants of the Company to achieve the longer-term objectives of the Company, to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company and to attract and retain persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

RSUs are granted pursuant to the RSU Plan to employees of the Company to provide long-term incentive compensation to employees of the Company or its subsidiaries, provide additional incentive for their continued efforts in promoting the growth and success of the business of the Company, and assisting the Company in attracting and retaining senior management personnel and other employees.

DSUs are granted pursuant to the DSU Plan to directors of the Company to advance the interests of the Company and its subsidiaries by: (i) increasing the proprietary interests of non-executive directors in the Company; (ii) aligning the interests of non-executive directors of the Company with the interests of the Shareholders generally; and (iii) furnishing non-executive directors with an additional incentive in their efforts on behalf of the Company.

The Company awards Options, DSUs and RSUs based upon the recommendation of the Compensation Committee. Grants of options and RSUs are based on the Compensation Committee's review of a proposal from the Chief Executive Officer. Previous grants of Options and RSUs are taken into account when considering new grants.

The implementation of new incentive plans and amendments to the Option Plan, DSU Plan and/or RSU Plan are the responsibility of the Compensation Committee.

The compensation securities issued to NEOs and directors of the Company in the fiscal year ended December 31, 2024 are identified in the section of this Information Circular, entitled "*Options and Other Compensation Securities*".

Other Compensation

Other than as outlined herein, the Company has no other forms of compensation, although payments may be made from time to time to individuals, or the companies they control, for the provision of consulting services. Such consulting services are paid for by the Company at competitive industry rates for work of a similar nature by reputable arm's length services providers.

Compensation Risks

The Compensation Committee is responsible for considering, reviewing and establishing executive compensation programs, and for assessing whether the programs encourage unnecessary or excessive risk taking. The Company believes the programs are balanced and do not motivate unnecessary or excessive risk taking.

Base compensation amounts are fixed in amount and thus do not encourage risk taking. The Company does not currently have any annual incentive or bonus programs.

RSU and Option awards are important to further align the interests of Named Executive Officers with those of the Shareholders. The ultimate value of the awards is tied to the Company's share price and, since awards are staggered and subject to multi-year vesting schedules, they help ensure that Named Executive Officers have significant value tied to long-term share price performance.

Hedging

The Company has not established any policies related to the purchase by directors or executive officers of financial instruments (including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds) that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by any director or executive officer of the Company.

Pension Disclosure

No pension, retirement or deferred compensation plans, including defined contribution plans, have been instituted by the Company and none are proposed at this time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to all compensation plans under which equity securities are authorized for issuance as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights[(4)]	Weighted-average exercise price of outstanding options, warrants and rights[(5)]	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by Common Shareholders[(1)]	18,751,515	$1.28	14,798,959 [(2)]
Equity compensation plans not approved by Common Shareholders	**Nil**	**N/A**	**N/A**
Total	18,751,515	$1.28	14,798,959 [(2)(3)]

Notes:

(1) Represents information relating to the Option Plan, RSU Plan and the DSU Plan.

(2) The number of Common Shares reserved for issuance under the Company's current Option Plan, the RSU Plan, the DSU Plan and pursuant to all other security-based compensation arrangements of the Company and its subsidiaries shall, in the aggregate, not exceed 20% of the number of Common Shares then issued and outstanding.

(3) Subsequent to the year ended December 31, 2024, the Company granted an aggregate of 5,750,000 Options on March 18, 2025 with an exercise price of $0.50 per share, expiry date of March 18, 2030 and vesting as to one-half on the date of grant and the balance on the first anniversary of the date of grant. As of the date hereof, 20,583,771 Options, 2,164,744 DSUs and 4,175,000 RSUs are outstanding, with 2,283,679 Options, 2,765,280 DSUs and 825,000 RSUs remaining available for future issuance under the equity compensation plans, subject to the overall limit provided in note 2 above.

(4) The number of securities to be issued in column (a), and the number of securities available in column (c), include DSUs. The Company expects to settle these in cash, however they may be paid in shares at the discretion of the Company.

(5) The weighted average exercise price does not take into account the shares issuable upon vesting of RSUs or the settlement of DSUs, as these awards do not have an exercise price.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date hereof, other than any indebtedness that has been entirely repaid on or before the date of this Information Circular or "**routine indebtedness**" (as defined in Form 51-102F5 – *Information Circular* of NI 51-102), none of:

(a) the individuals who are, or at any time since the beginning of the last financial year of the Company were, a director or executive officer of the Company;

(b) the proposed Nominees for election as a director of the Company; or

(c) any Associates of the foregoing persons,

is, or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries, or indebted to another entity, where such indebtedness is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in this Information Circular or in the notes to the audited consolidated financial statements of the Company for the financial year ended December 31, 2024, none of:

(a) the Informed Persons of the Company;

(b) the proposed Nominees for election as a director of the Company; or

(c) any Associate or Affiliate of the foregoing persons,

has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction, which, in either case, has materially affected or is reasonably expected to materially affect the Company or any of its subsidiaries.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

Financial Statements

At the Meeting, Common Shareholders will receive and consider the audited consolidated financial statements of PREM as at and for the years ended December 31, 2024, and the independent auditor's report thereon, but no vote by the Common Shareholders with respect thereto is required or proposed to be taken. These annual financial statements, the auditor's report thereon and the related management's discussion and analysis for the financial year ended December 31, 2024 have been mailed to the Common Shareholders who requested to receive them and are also available on SEDAR+ (www.sedarplus.ca) under PREM's issuer profile. Additional copies of the financial statements may be obtained from the Company on request and will be available at the Meeting.

Election of the Directors

Each director of the Company is elected annually and holds office until the next annual general meeting of shareholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the articles of PREM or any successor corporation thereof. The Board currently consists of eight directors, the term of office for each of whom expires at the close of the Meeting and the Board has determined that eight directors will be elected at the Meeting.

Common Shareholders will be asked at the Meeting to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution (the "**Director Election Resolution**") electing each of Mark Christensen, James Gowans, Jason LeBlanc, Norman MacDonald, Paul Martin, Morgan Lekstrom, André van Niekerk and Chris Leavy (the "**Nominees**"), as directors of the Company to hold office from the close of the Meeting until the next annual general meeting of the Common Shareholders or until their successors are duly elected or appointed.

The full text of the Director Election Resolution is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting"* to this Information Circular. In order to be passed, the Director Election Resolution requires the approval of a majority of the votes cast thereon by Common Shareholders present in person or represented by proxy at the Meeting.

The Board unanimously recommends that Common Shareholders vote FOR the Director Election Resolution. In the absence of instructions to the contrary, the persons whose names appear in the enclosed Proxy intend to vote FOR the Director Election Resolution.

Management does not contemplate that any of the Nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority will be exercised by the persons named in the accompanying Proxy to vote the Proxy for the election of any other person or persons in place of any Nominee or Nominees unable to serve. All Nominees have established their eligibility and willingness to serve as directors.

Information with respect to each Nominee is included below. The disclosure below is based upon information furnished by the respective Nominee. Except as otherwise indicated, each of the proposed Nominees has held the principal occupation shown beside the Nominee's name in the tables below, or another executive office with the same or a related company, for the last five years.

Board of Directors

The following table sets out required information regarding the persons nominated by management for election as a director. No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company, except the directors and executive officers of the Company acting solely in such capacity.

<table>
<tr><td>Mark Christensen

Toronto, Ontario, Canada

Director Since:
August 8, 2023

Common Shares:
2,436,764[(1)(2)]
Warrants: 1,352,563
Stock Options: 70,822
DSUs: 250,228
RSUs: N/A</td><td colspan="2">Independent

Principal Occupation: Corporate Director.

Mark Christensen has spent the last 30 years as a specialist advisor/banker in public and private capital markets. He has experience in a broad range of corporate and capital market transactions, from mergers and acquisitions and "grey" market trading, to equity and debt structured financings totaling in the tens of billions of dollars. Mr. Christensen is the Founder and CEO of KES 7 Capital Inc., a Toronto-based, merchant bank and single-family office that targets bespoke investments in the resource, healthcare, real estate and technology sectors. Prior to founding KES 7, Mr. Christensen was Vice Chairman and Head of Global Sales and Trading at GMP Securities (now Stifel Canada), which was one of Canada's largest independent investment banks, where he served as a member of the Executive Committee, Compensation Committee and New Names Committee. Previously he worked in equity research at Midland Walwyn Capital Inc. (now Merrill Lynch/Bank of America) and corporate finance at Goepel McDermid Inc. (now Raymond James Financial). Mr. Christensen's background in geology and geophysics has provided him with valuable insight into extractive resource industries. He holds a Master of Science degree from the University of Windsor, Canada and a Bachelor of Science degree from the University of Hull, United Kingdom.</td></tr>
<tr><td colspan="2">Other Public Board Directorships</td><td>Committee Membership</td></tr>
<tr><td colspan="2">Homeland Uranium Corp.</td><td>Corporate Governance and Nominating Committee, Compensation Committee, Sustainability Committee (Chair)</td></tr>
<tr><td colspan="3"></td></tr>
<tr><td>James Gowans

Vancouver, British Columbia, Canada

Director Since:
January 1, 2024

Common Shares
301,538
Warrants: 128,205
Stock Options: 50,000
DSUs: 298,389
RSUs: N/A</td><td colspan="2">Independent

Principal Occupation: Corporate Director.

Mr. Gowans has over 30 years of experience as a senior executive in the mining industry, with notable roles at Debswana Diamond Company in Botswana, DeBeers SA, DeBeers Canada Inc., PT Inco, Cominco/Teck and Placer Dome Ltd. Mr. Gowans has served on the boards of numerous Canadian publicly traded mining companies, including Cameco Corporation, Arizona Mining Inc., Trilogy Metals Inc., Detour Gold Corporation, New Gold Inc., Marathon Gold Corp., Paycore Minerals Inc. and Treasury Metals Inc. where he currently serves as Chairman of the Board of the Company. He was also CEO and interim president of Trilogy Metals Inc., held roles as CEO, president, and director at Arizona Mining Inc., and served as co-President of Barrick Gold Corporation before becoming a senior advisor to the Chairman of the Board at Barrick Gold Corporation. Mr. Gowans holds a Bachelor of Applied Science in Mineral Engineering degree from</td></tr>
</table>

	the University of British Columbia and has attended the Banff School of Advanced Management. He is a past chair of the Mining Association of Canada.
Other Public Board Directorships	Committee Membership
Trilogy Metals Inc., NexGold Mining Corp. and Teck Resources Limited	None
Jason LeBlanc Toronto, Ontario, Canada Director Since: May 15, 2023 Common Shares: 1,000,000 Warrants: 400,000 Stock Options: 93,288 DSUs: 283,753 RSUs: N/A	**Independent** **Principal Occupation**: Mining Executive. Mr. LeBlanc has over 25 years of financial, business and capital markets experience in the mining industry. He is currently the Chief Financial Officer of Allied Gold Corporation and previously was the Chief Financial Officer of Yamana Gold Inc. from 2017 to 2023, following successively senior roles with Yamana Gold Inc. since 2006 that included debt and equity raises totaling over $2 billion and extensive M&A and other corporate transactions totaling over $15 billion. Mr. LeBlanc holds a Master of Finance degree from the University of Toronto and a Bachelor of Commerce degree from the University of Windsor. He also holds a Chartered Financial Analyst designation.
Other Public Board Directorships	Committee Membership
Nil	Audit Committee (Chair) and Compensation Committee
Norman MacDonald Toronto, Ontario, Canada Director Since: June 24, 2024 Common Shares: 992,600 Warrants: 490,600 Stock Options: 30,000 DSUs: 93,984 RSUs: N/A	**Independent** **Principal Occupation**: Corporate Director, Financial Advisor. Norman MacDonald has over 25 years of experience working at natural resource focused institutional investment firms, including over 10 years as a Senior Portfolio Manager at Invesco Ltd. He recently served as Senior Advisor, Natural Resources at Fort Capital from February 2021 until June 24, 2024. Mr. MacDonald began his investment career at Ontario Teachers' Pension Plan Board, where he worked for three years in progressive roles from Research Assistant to Portfolio Manager. His next role was as a VP and Partner at Beutel, Goodman & Co. Ltd. Prior to joining Invesco Ltd., he was a Vice President and Portfolio Manager at Salida Capital. Mr. MacDonald is a director and Chair of the Board at Osisko Gold Royalties. He holds a Bachelor of Commerce Degree from the University of Windsor and is a CFA Charterholder.
Other Public Board Directorships	Committee Membership
Osisko Gold Royalties – Chair, G Mining Ventures Corp. and Advantage Energy Ltd.	Sustainability Committee
Paul Martin Toronto, Ontario, Canada Director Since: September 18, 2024 Common Shares: 1,000,000 Warrants: 500,000 Stock Options: 175,000 DSUs: 53,385	**Independent** **Principal Occupation**: Corporate Director. Mr. Martin has more than 30 years of leadership experience in the mining industry. He served as interim Chief Executive Officer of PREM from July 2023 to December 2023, interim Chief Executive Officer of Osisko Gold Royalties Ltd from July 2023 to December 2023 and interim Chief Executive Officer of Red Pine Exploration Inc. from March 2024 to July 2024. Mr. Martin also served as President

RSUs: N/A	and Chief Executive Officer of Detour Gold Corporation from 2013 to 2018, after serving as Detour's Chief Financial Officer from 2008 to 2013.

Other Public Board Directorships	Committee Membership
Red Pine Exploration Inc. - Chair	Compensation Committee (Chair), Audit Committee and Sustainability Committee.

Morgan Lekstrom Vancouver, British Columbia, Canada Director Since: March 20, 2025 Common Shares: 308,500 Warrants: Nil Stock Options: 1,000,000 DSUs: N/A RSUs: 1,250,000	**Non-Independent** **Principal Occupation**: Mining Executive. Mr. Lekstrom has over 17 years of experience in the mining industry, with a diverse background in executive and project management, operations, and engineering. He has an established track record of delivering successes, including most recently, the successful building of NexGold Mining Corp, creating a near term development company with a clear path to building two new Canadian gold mines. This was accomplished through deleveraging and restructuring debt, setting a new strategic direction for the company through multiple back-to-back mergers/acquisitions of Blackwolf Copper and Gold Ltd. and Treasury Metals Inc., and then Signal Gold Inc. in 2024. He has also held senior technical roles with experience at Freeport McMoran's Grasberg site in Indonesia and Rio Tinto's Oyu Tolgoi Project in Mongolia. He has direct African experience though his role with Golden Star Resources in supporting the redevelopment of an underground mine in Ghana, West Africa. Mr. Lekstrom has also served as engineering manager at Sabina Gold & Silver Corp., where he was responsible for the first phases of execution at the Back River Marine Laydown Project.

Other Public Board Directorships	Committee Membership
NexGold Mining Corp.	N/A

André van Niekerk Vancouver, British Columbia, Canada Director Since: April 24, 2025 Common Shares: Nil Warrants: Nil Stock Options: Nil DSUs: Nil RSUs: N/A	**Independent** **Principal Occupation**: Mining Executive. Mr. van Niekerk brings over 23 years of progressive experience with an excellent track record of success in the mining industry. Mr. van Niekerk joins the Board having served as Chief Financial Officer of Gatos Silver, Inc from June 2022 to January 2025. Following the successful acquisition of Gatos Silver, Inc. by First Majestic Silver Corporation, Mr. van Niekerk currently serves as Chief Financial Officer of two privately-held silver mining companies within the Electrum Group. He served as Chief Financial Officer at Nevada Copper Corp from July 2020 to May 2022 and led several successful equity offerings and debt restructurings. Previously, Mr. van Niekerk was Executive Vice President and Chief Financial Officer at Golden Star Resources, an established gold mining company that operates in Ghana. Over his 14-year tenure at Golden Star Resources, Mr. van Niekerk advanced through key strategic, operational, and financial roles, consistently driving business improvement and value creation initiatives. Mr. van Niekerk began his career at KPMG in South Africa and Denver in various advisory and audit roles. He holds bachelor's degrees in accounting from both the University of South Africa and University of Pretoria. Mr. van Niekerk is a Certified Public Accountant.

Other Public Board Directorships	Committee Membership

Nil	Audit Committee, Corporate Governance and Nominating Committee

Chris Leavy Pennsylvania, USA Director Since: March 25, 2025 Common Shares: 1,400,000 Warrants: 700,000 Stock Options: Nil DSUs: Nil RSUs: N/A	**Independent** **Principal Occupation**: Corporate Director and Advisor Mr. Leavy brings more than two decades of experience in asset management with senior roles at Oppenheimer Funds, BlackRock and One Tower GP. At Oppenheimer Funds, he built the value equity group from $6 billion to $16 billion of assets and was recognized by Barron's as a Top 100 Fund Manager. Later during his tenure at the firm, he was promoted to Chief Investment Officer, Equities. At BlackRock, he was the Chief Investment Officer of Fundamental Equities (Americas) and a member of the firm's Global Operating Committee. More recently, Chris was a key member of the One Tower GP team, which invested primarily in private equity and credit. Mr. Leavy is on the Board of 1970 Group (privately held) and on the Advisory Committee of Abitibi Metals. Mr. Leavy earned his BA in Economics from Trinity University and his MBA from Columbia Business School. He is also a CFA Charterholder.
Other Public Board Directorships	**Committee Membership**
Nil	Compensation Committee, Corporate Governance and Nominating Committee.

Notes:

(1) The information as to Common Shares beneficially owned, controlled or directed, directly or indirectly, not being within the knowledge of the Company, has been furnished by the respective Nominee. The information is provided as of the Record Date.

(2) Mr. Christensen holds: (i) 2,077,790 Common Shares, directly; and (ii) 358,974 Common Shares, indirectly, through Christensen GM&P Holdings Corp., a private company beneficially owned or controlled by Mr. Christensen.

As of the Record Date, there are 428,986,474 Common Shares issued and outstanding. The directors of PREM, as a group, beneficially own, control or direct, directly or indirectly, 7,439,402 Common Shares, representing approximately 1.73% of the Common Shares outstanding as of the Record Date.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

For the purposes of the following disclosure, "**order**" means (a) a cease trade order; (b) an order similar to a cease trade order; or (c) an order that denied the relevant company access to any exemption under securities legislation, any of which was in effect for a period of more than thirty (30) consecutive days.

Except as disclosed below, to the knowledge of the Company, no proposed Nominee:

(a) is, as at the date of this Information Circular, or has been, within 10 years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including PREM) that,

  (i) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

  (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer,

(b) is, as at the date of this Information Circular, or has been within 10 years before the date of this Information Circular, a director or executive officer of any company (including PREM) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, amalgamation or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c) has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, amalgamation or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

(d) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

James Gowans was a director of Gedex Systems Inc. ("**Gedex**"), a company based in Mississauga, Ontario. On August 9, 2019, Gedex filed a notice of application in the Ontario Superior Court of Justice (the "**Court**") under the Companies' Creditors Arrangement Act (the "**CCAA**") requesting an order approving a sale and investor solicitation process ("**SISP**") in respect of the property, assets and undertakings of Gedex. The notice of application also sought an order appointing Zeifman Partners Inc. ("**Zeifman**") as monitor in the proceedings (in such capacity, the "**Monitor**"). On August 12, 2019, the Court made an order authorizing and approving, among other things, the commencement of the SISP and a stay of proceedings until September 11, 2019. On the same date, the Court made an additional order granting Gedex protection from its creditors pursuant to the CCAA and appointing Zeifman as the Monitor of Gedex. On August 28, 2019, the first report of the Monitor was issued and, on September 3, 2019, the Court issued a further order granting, among other things, an extension of the stay period until December 10, 2019. On December 5, 2019, the Court certified that all matters to be attended to in connection with these CCAA proceedings have been completed and Zeifman filed its discharge notice on December 23, 2019, terminating the CCAA proceedings.

Mr. Christensen was a director of Lilis Energy, Inc. ("**Lilis**"), an exploration and production company operating in the Permian Bason of West Texas and Southeastern New Mexico. Mr. Christensen resigned from the Lilis board of directors on April 14, 2020. On June 29, 2020, Lilis filed petitions under Chapter 11 of the United States Bankruptcy Code. Lilis announced on June 30, 2020 that it had received notification dated June 29, 2020 from the NYSE American LLC that Lilis' common stock had been suspended from trading on the NYSE American and that Lilis was no longer suitable for listing. On December 2, 2020, Lilis announced the closing of the sale of substantially all of the assets of Lilis and its filing subsidiaries to Ameredev Texas, LLC pursuant to a previously disclosed bankruptcy court-approved purchase and sale agreement.

Mr. van Niekerk was the Chief Financial Officer of Gatos Silver, Inc. from June 2022 to January 2025. On July 7, 2022 the Ontario Securities Commission issued an order under paragraphs 2 and 2.1 of Subsection 127(1) and Subsection 127(4.1)) of the *Securities Act* (Ontario) ordering that all trading in and all acquisitions of the securities of Gatos Silver, Inc., whether direct or indirect, by Mr. van Niekerk cease effective the date of the order. The order resulted from Gatos Silver, Inc. failing to file certain continuous disclosure materials as required by Ontario securities law. The filing defaults having been remedied the cease trade order dated July 7, 2022 was allowed to lapse/expire as of June 29, 2023.

Appointment and Remuneration of Auditor

At the Meeting, Common Shareholders will be asked to approve the appointment of MNP LLP as the auditor of the Company to hold office until the close of the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditor's remuneration. MNP LLP has been the auditor of the Company since December 6, 2022. The full text of the resolution approving the appointment of MNP LLP as the auditor of the Company is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting"* to this Information Circular.

The persons named in the accompanying Proxy intend to vote <u>FOR</u> the appointment of MNP LLP as the auditor of the Company until the close of the next annual general meeting of shareholders or until its successor is appointed and the authorization of the Board to fix the remuneration of MNP LLP, unless the Common Shareholder who has given such Proxy has directed that the Common Shares represented by such Proxy be withheld from voting in respect of the appointment of the auditor of the Company.

Approval of Continuance

The Company is currently a corporation governed by the laws of the Province of Ontario and is subject to the provisions of the OBCA. At the Meeting, Common Shareholders will be asked to consider and, if thought appropriate, to approve the Continuance Resolution, authorizing the Board, in its sole discretion, to apply for the discontinuance of the Company from the provincial jurisdiction of Ontario under the OBCA and to continue the Company into the provincial jurisdiction of British Columbia under the BCBCA. For corporate and administrative reasons, the Board is of the view that it would be appropriate to complete the Continuance. The Board believes that the BCBCA provides the Company with increased flexibility with respect to capital management, resulting from more flexible rules relating to dividends, share purchases, redemptions and consolidations of capital.

In conjunction with the Continuance, Common Shareholders are also requested to authorize and approve the amendment of the bylaws under the OBCA by replacing the current articles and bylaws of the Company in their entirety with new notice of articles and articles, respectively, under the BCBCA. The new articles to be adopted by the Company will be in substantially the form attached hereto as Appendix "F" (the "**New Articles**") to occur upon completion of the Continuance. Completion of the Continuance and adoption of the New Articles is also subject to the acceptance of the Exchange.

The Continuance will affect certain of the rights of holders of Common Shares and Preferred Shares as they currently exist under the OBCA. Shareholders should consult their legal advisors regarding implications of the Continuance, which may be of particular importance to them.

The BCBCA permits companies incorporated outside of British Columbia to be continued into British Columbia. On completion of the Continuance, the OBCA will cease to apply to the Company and the Company will thereupon become subject to the BCBCA, as if it had been originally incorporated under the BCBCA. The Continuance will not create a new legal entity, affect the continuity of the Company or result in a change to its business, or affect the share capital of the Company. The persons elected as directors by the Common Shareholders at the Meeting will continue to constitute the Board upon the Continuance becoming effective.

The BCBCA provides that when a foreign corporation continues under the BCBCA as a company:

- the property, rights and interests of the foreign corporation continue to be the property, rights and interests of the company;
- the company continues to be liable for the obligations of the foreign corporation;
- an existing cause of action, claim or liability to prosecution is unaffected;
- a legal proceeding being prosecuted or pending by or against the foreign corporation may be prosecuted or its prosecution may be continued, as the case may be, by or against the company; and
- a conviction against, or a ruling, order or judgement in favour of or against the foreign corporation may be enforced by or against the company.

Continuance Process

In order to effect the Continuance:

- the Continuance Resolution must be approved by special resolution of at least 66⅔% of the votes cast at the

Meeting in person or by proxy in favour of the Continuance;

- once the Continuance Resolution is passed the Company must file with the Director under the OBCA an application to continue under the BCBCA (the "**Application for Authorization to Continue out of the OBCA**"). The Director may endorse the Application for Authorization to Continue out of the OBCA if he or she is satisfied that the application is not prohibited by section 181(9) of the OBCA, which requires that a corporation shall not apply to be continued as a body corporate under the laws of another jurisdiction unless those laws provide in effect that:
  - the property of the corporation continues to be the property of the body corporate;
  - the body corporate continues to be liable for the obligations of the corporation;
  - an existing cause of action, claim or liability to prosecution is unaffected;
  - a civil, criminal or administrative action or proceeding pending by or against the corporation may be continued to be prosecuted by or against the body corporate; and
  - a conviction against the corporation may be enforced against the body corporate or a ruling, order or judgment in favour of or against the corporation may be enforced by or against the body corporate;
- the Application for Authorization to Continue out of the OBCA must be accompanied by written consent from the Ontario Securities Commission as the Company is an offering corporation and is applying to continue in another Canadian jurisdiction;
- upon filing the Application for Authorization to Continue out of the OBCA, a request for written consent of the Ministry of Finance ("**MOF**") to continue under the BCBCA will be forwarded automatically to the MOF;
- once written consent of the MOF has been received and the Application for Authorization to Continue out of the OBCA has been processed by the Director under the OBCA, said Director will then issue a certificate of authorization to continue ("**Authorization to Continue in another Jurisdiction**"). The Company must then file the Authorization to Continue in another Jurisdiction, along with prescribed documents under the BCBCA, with the British Columbia Registrar of Companies to obtain a Certificate of Continuation;
- on the date and time, if any, shown on the Certificate of Continuation issued by the British Columbia Registrar of Companies, the Company will become a company registered under the laws of the Province of British Columbia as if it had been incorporated under the laws of the Province of British Columbia;
- the Company must then file a copy of the Certificate of Continuation with the Director under the OBCA and receive a Certificate of Discontinuance under the OBCA; and
- one or more of the directors of the Company must sign the articles that the Company will have once it is continued into British Columbia, which articles must comply with section 12(1) and (2) of the BCBCA.

Effect of Continuance

Upon completion of the Continuance, the OBCA will cease to apply to the Company and the Company will thereupon become subject to the BCBCA, as if it had been originally incorporated as a British Columbia company. Each previously outstanding Common Share will continue to be a Common Share of the Company, and each previously outstanding Preferred Share will continue to be a Preferred Share of the Company, as a company governed by the BCBCA.

The Continuance will not create a new legal entity, affect the continuity of the Company or result in a change in its business. The Company will remain subject to the requirements of all applicable securities legislation.

As of the effective date of the Continuance, the Company's current constating documents will be replaced with a notice of articles and the New Articles under the BCBCA that are proposed to be adopted in connection with the Continuance in substantially the form attached hereto as **Error! Reference source not found.Error! Reference source not found.**.

If approved and implemented, the Continuance is expected to be completed as soon as reasonably practical following the Meeting. Notwithstanding the foregoing, even if the Continuance is approved by the shareholders at the Meeting, the Board may elect not to proceed with the Continuance in its sole discretion.

Governance Differences

In general terms, the BCBCA provides to the Shareholders substantively the same rights as are available to the Shareholders under the OBCA, including rights of dissent and appraisal and rights to bring derivative actions and oppression actions, and is consistent with corporate legislation in most other Canadian jurisdictions; there are, however, some important differences between the two. A non-exhaustive summary comparison of certain provisions of the BCBCA and the OBCA which pertain to the rights of Shareholders is appended to this Circular as Appendix "G".

Rights of Dissent in Respect of the Continuance

Under the provisions of section 185 of the OBCA, a registered Common Shareholder is entitled to send a written objection to the Continuance Resolution. In addition to any other right a Shareholder may have, when the action authorized by the Continuance Resolution becomes effective, a registered Common Shareholder who complies with the dissent procedure under section 185 of the OBCA is entitled to be paid the fair value of his or her Common Shares in respect of which he or she dissents, determined as at the close of business on the day before the Continuance Resolution is adopted.

Persons who are beneficial owners of Common Shares registered in the name of a broker, custodian, nominee, other intermediary or in some other name who wish to dissent, should be aware that only the registered owner of such securities is entitled to dissent.

A Common Shareholder is not entitled to dissent if such Common Shareholder votes any of the Common Shares beneficially held by him, her or it in favour of the Continuance Resolution. The execution or exercise of a proxy does not constitute a written objection for the purposes of section 185 of the OBCA.

A registered Common Shareholder who wishes to exercise the dissent right in respect of the Continuance Resolution pursuant to section 185 of the OBCA must provide a written objection to the Continuance Resolution (a "**Dissent Notice**") to the Company at 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, Canada, M5X 1A4 at or before the Meeting.

The filing of a Dissent Notice does not deprive a registered Common Shareholder of the right to vote at the Meeting; however, a registered Common Shareholder who has submitted a Dissent Notice and who votes in favour of the Continuance Resolution will no longer be considered a dissenting shareholder with respect to the Common Shares voted in favour of the Continuance Resolution. A vote against the Continuance Resolution or an abstention will not constitute a Dissent Notice, but a registered Common Shareholder need not vote its Common Shares against the Continuance Resolution in order to dissent.

Failure to adhere strictly to the requirements of section 185 of the OBCA and the time frames specified therein may result in the loss or unavailability of rights under that section.

The above is only a summary of the dissenting shareholder provisions of the OBCA, which are technical and complex. The full text of the dissent procedures provided by section 185 of the OBCA is set out at Appendix "H" attached hereto. Common Shareholders who may wish to dissent should read Appendix "H" carefully and in its entirety. It is suggested that a Common Shareholder wishing to exercise a right to dissent should seek legal advice, as failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of

the right to dissent.

Common Shareholder Approval

Unless the Common Shareholder directs that their Common Shares are to be withheld from voting in connection with approving the Continuance, the persons named in the enclosed form of proxy intend to vote FOR the Continuance Resolution. To be adopted, this resolution is required to be passed by the affirmative vote at least two-thirds (2/3) of the votes cast at the Meeting in person or by proxy. The text of the Continuance Resolution is set out in Appendix "B" attached hereto.

Approval of Name Change

The Company intends to change its name to "Nexus Critical Metals and Mining Corp.", or such other name as may be determined by the Board (the "**Name Change**").

Common Shareholders are being asked to consider and, if thought advisable, approve a special resolution of the Company to approve the Name Change Resolution, subject to such amendments, variations or additions as may be approved at the Meeting, in order to effect the Name Change. The Name Change must be approved by at least 66⅔% of the votes cast by Common Shareholders present or represented by proxy at the Meeting and voted thereon. Completion of the Name Change is also subject to the acceptance of the Exchange. Notwithstanding the foregoing, even if the Name Change is approved by the shareholders at the Meeting, the Board may elect not to proceed with the Name Change, in its sole discretion.

The complete text of the Name Change Resolution which management intends to place before the Meeting for approval, confirmation and adoption, with or without modification, is set out in Appendix "B" attached hereto. Unless the Common Shareholder directs that their Common Shares are to be withheld from voting in connection with approving the Name Change, the persons named in the enclosed form of proxy intend to vote FOR the Name Change Resolution.

Approval of Consolidation

The Company proposes to consolidate the issued and outstanding Common Shares by a ratio in the range of up to 20:1, with such ratio to be determined and approved by the Board (the "**Consolidation**"). The Consolidation is being proposed in connection with the Company's intended uplisting on the Nasdaq Stock Market. The Company applied to list on the Nasdaq on April 16, 2025. Prior to listing, the Company's listing application must be approved by Nasdaq, and the Consolidation is intended to increase the quoted price per share of the Common Shares to satisfy the Nasdaq's initial listing requirements which include, among other things, a minimum bid price of US$4 per share. However, there can be no assurance the Company's listing application will be approved or that the Company will satisfy the required listing conditions in a timely manner, or at all.

Any fractional Common Share resulting from the Consolidation will be rounded either up or down to the next highest or lowest number of the whole post-Consolidation Common Share, as the case may be. If approved by Common Shareholders, it is anticipated that the Company will complete the Consolidation under the BCBCA after the Company completes the Continuance. However, the Company, as determined by the Board, may also elect to complete the Consolidation under the OBCA in the event that the Company elects to complete the Continuance at a later date or not at all.

As at the Record Date, 428,986,474 Common Shares were issued and outstanding. Assuming completion of the Consolidation on a 20:1 ratio and that there are no other changes to the Company's share capitalization prior to the record date for the Consolidation, the number of Common Shares issued and outstanding will be approximately 21,449,323. Upon completion of the Consolidation, the outstanding Series 1 Convertible Preferred Shares will be adjusted in accordance with the special rights and restrictions attaching to them such that each Series 1 Convertible Preferred Share will be convertible into the number of Common Shares of the Company to which the holder would have been issued if the conversion occurred immediately prior to the Consolidation.

Assuming completion of the Consolidation, holders of physical share certificates of the Company will be required to complete and return a letter of transmittal which will be mailed to such holders to the Company's transfer agent,

Computershare Investor Services Inc., in order to receive their post-Consolidation Common Shares. Shareholders whose shares are represented by a direct registration system statement will automatically receive their post-Consolidation shares without any further action. Shareholders who hold their shares through an intermediary are encouraged to contact their intermediaries if they have any questions.

Common Shareholders are being asked to consider and, if thought advisable, approve a special resolution of the Company to approve the Consolidation Resolution, subject to such amendments, variations or additions as may be approved at the Meeting, in order to effect the Consolidation. The Consolidation must be approved by at least 66⅔% of the votes cast by Common Shareholders present or represented by proxy at the Meeting and voted thereon. Notwithstanding the foregoing, even if the Consolidation is approved by the shareholders at the Meeting, the Board may elect not to proceed with the Consolidation, in its sole discretion. Completion of the Consolidation is also subject to the acceptance of the Exchange.

The complete text of the Consolidation Resolution which management intends to place before the Meeting for approval, confirmation and adoption, with or without modification, is set out in Appendix "B" attached hereto. Unless the Common Shareholder directs that their Common Shares are to be withheld from voting in connection with approving the Consolidation, the persons named in the enclosed form of proxy intend to vote FOR the Consolidation Resolution.

Approval of the Omnibus Plan

The Board has approved the adoption of a new "rolling up to 10%" long-term omnibus incentive plan (the "**Omnibus Plan**"). The Omnibus Plan is being placed before Common Shareholders at the Meeting for approval and upon becoming effective, will replace the Company's current Option Plan, DSU Plan and RSU Plan. Subject to the approval of the Exchange and the Common Shareholders, it is intended that the Company will adopt the Omnibus Plan in substantially the form attached as Appendix "E" to this Information Circular.

The following is a summary of the key provisions of the Omnibus Plan and is qualified in all respects by the full text of the Omnibus Plan attached hereto as Appendix "E". Capitalized terms used in this section and not otherwise defined, have the meanings ascribed thereto in the Omnibus Plan.

Summary of the Omnibus Plan

The Omnibus Plan shall provide for the award of Restricted Share Units ("**RSUs**"), Deferred Share Units ("**DSUs**") and options to purchase Common Shares ("**Options**" and together with RSUs and DSUs, "**Awards**") to, as such terms are defined by Exchange Policy 4.4, Directors, Officers, employees, Management Company Employees and Consultants of the Company or a subsidiary of the Company, or an Eligible Charitable Organization (collectively, "**Eligible Persons**"), as further described in the following summary. The RSUs, DSUs and Options issuable to any Participant under the Omnibus Plan, or any pre-existing RSU Plan, DSU Plan or stock option plan of the Company, shall be hereinafter referred to as "**Incentive Securities**".

The Omnibus Plan is a 10% "rolling" plan as defined in Exchange Policy 4.4. Under Policy 4.4, the Exchange will require the Company to obtain the approval of Common Shareholders of the Omnibus Plan on an annual basis.

The following is a summary of the principal terms of the Omnibus Plan, which is qualified in its entirety by reference to the text of the Omnibus Plan, a copy of which is attached on Appendix "E" – "*Omnibus Plan*" to this Information Circular.

Purpose

The purpose of the Omnibus Plan is to promote the long-term success of the Company and the creation of shareholder value by: (i) encouraging the attraction and retention of Eligible Persons; (ii) encouraging such Eligible Persons to focus on critical long-term objectives; and (iii) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company, in each case as applicable to the type of Eligible Person to whom an Award is granted.

Plan Administration

The Omnibus Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by a committee appointed by the Board. The day-to-day administration of the Omnibus Plan may be delegated to such officers and employees of the Company as the Board determines. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on any Participants of the Omnibus Plan and the Company, subject to any required approval of the Exchange.

Common Shares Available for Awards

Unless otherwise approved by the Exchange and the Common Shareholders (disinterested shareholders, if required) from time to time, the maximum aggregate number of Common Shares issuable in respect of all Incentive Securities granted or issued under the Company's Security Based Compensation Plans, at any point, shall not exceed 10% of the total number of issued and outstanding Common Shares on a non-diluted basis at such point in time. For greater certainty, this limitation applies to all Incentive Securities granted or issued under the Company's Security Based Compensation Plans at any point in time, including those held by Insiders (as a group) at any point in time.

Participation Limits

The Omnibus Plan provides the following limitations on grants:

(a) the aggregate number of Common Shares issuable to any one Consultant in any 12-month period in respect of Incentive Securities shall not exceed 2% of the issued and outstanding Common Shares on a non-diluted basis, calculated at the date an Award is granted to the Consultant;

(b) the aggregate number of Common Shares issuable to any one person in any 12-month period in respect of Incentive Securities shall not exceed 5% of the issued and outstanding Common Shares on a non-diluted basis, calculated on the date an Award is granted to the person, unless the Company has obtained the requisite disinterested shareholder approval;

(c) the aggregate number of Common Shares issuable to all Insiders (as a group) in any 12-month period in respect of Incentive Securities, shall not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis, calculated on the date an Award is granted to a particular Insider, unless the Company has obtained the requisite disinterested shareholder approval;

(d) Eligible Persons who are Investor Relations Service Providers may only receive Options as Awards under the Omnibus Plan (if the Common Shares are listed on the Exchange) and the aggregate number of Common Shares issuable to all Investor Relations Service Providers in respect of Incentive Securities in any 12-month period shall not exceed 2% of the issued and outstanding Common Shares on a non-diluted basis, calculated on the date an Award is granted to the Investor Relations Service Provider; and

(e) Eligible Persons who are Eligible Charitable Organizations may only receive Options as Awards under the Omnibus Plan (if the Common Shares are listed on the Exchange) and the aggregate number of Common Shares issuable to all Eligible Charitable Organizations at any point in time in respect of Incentive Securities shall not exceed 1% of the issued and outstanding Common Shares on a non-diluted basis at such point in time. Options granted to Eligible Charitable Organizations will not be included in the other limits set out in the Omnibus Plan.

(f) The Omnibus Plan also provides comprehensive provisions for Participants who are U.S. Participants (as defined in the Omnibus Plan attached as Appendix "E" to this Information Circular). Such terms include, among others, a limitation on the number of shares reserved for U.S. Participants (the "**ISO Limit**"). Under the ISO Limit, the maximum aggregate number of Common Shares issuable to U.S. Participants pursuant to Incentive Stock Options (as defined in the Omnibus Plan attached as Appendix "E" to this Information Circular) is 42,898,647 Common Shares.

Eligibility and Participation

Subject to the provisions of the Omnibus Plan (including, without limitation, restrictions on grants to Investor Relations Service Providers and Eligible Charitable Organizations) and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of RSUs, DSUs and Options to all categories of Eligible Persons.

General Vesting Requirement

No Award granted or issued under the Omnibus Plan, other than Options, may vest before the date that is one year following the date it is granted or issued. Subject to the approval of the Exchange with respect to Awards held by Investor Relations Service Providers, vesting may be accelerated by the Board for Awards held by a Participant in the event of death or who ceases to be an Eligible Person under the Omnibus Plan in connection with a change of control, take-over bid, reverse takeover or other similar transaction. All Options granted to Investor Relations Service Providers must vest and become exercisable in stages over a period of not less than 12 months, with no more than ¼ of such Options vesting and becoming exercisable in any three month period.

Description of RSUs

A RSU is an Award that is a bonus for services rendered in the year of grant that, upon settlement, entitles the recipient Participant to receive a number of Common Shares equal to the number of RSUs credited to a Participant's Account on certain vesting dates.

RSUs shall be subject to such restrictions as the Board, in its discretion, may establish or determine in the applicable award agreement ("**Award Agreement**") or at the time an Award is granted. Unless otherwise provided for in an Award Agreement, all RSUs will vest and become payable by the issuance of Common Shares at the end of the restricted period as specified by the Board in the applicable Award Agreement. Unless otherwise determined by the Board, upon the occurrence of a change of control event, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested.

Effect of Termination on RSUs

Except as otherwise set forth in an applicable Award Agreement and subject to the provisions of the Omnibus Plan, RSUs shall be subject to the following conditions:

(a) Death: upon death of a Participant, any RSUS granted to such Participant which, prior to the Participant's death, had not vested, will be immediately and automatically forfeited and cancelled; Any RSUs granted to such Participant, which prior to the Participant's death, had vested, will accrue to the Participant's estate in accordance with the provisions of the Omnibus Plan;

(b) Termination of Employment or Service for Cause: where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting agreement is terminated as a result of the Participant's breach, all RSUs granted to such Participant will be immediately and automatically forfeited and cancelled;

(c) Termination of Employment or Service for Cause, Voluntary Termination, Retirement or Disability: where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination, due to retirement or due to disability, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach or due to disability, any RSUs granted to such Participant which, prior to termination, had not vested, will be immediately and automatically forfeited and cancelled. Any RSUs granted to such Participant, which prior to termination, had vested, will accrue to the Participant in accordance with the provisions of the Omnibus Plan; and

(d) Directorships: where a Participant ceases to be a Director for any reason, any RSUs granted to such Participant which, prior to cessation, have not vested, will be immediately and automatically forfeited and cancelled. Any RSUs granted to such Participant, which prior to cessation, have vested, will accrue to the Participant in accordance with the provisions of the Omnibus Plan.

Description of DSUs

A DSU is an Award that is payable after the effective date that a Participant ceases to be an Eligible Person under the Omnibus Plan, subject to certain vesting criteria. Unless otherwise determined by the Board, upon the occurrence of a change of control event, all DSUs shall become fully vested.

The payment of DSUs will occur on the date that is designated by the Participant and communicated to the Company by the Participant in writing at least 15 days prior to the designated day, or such earlier date as the Participant and Company may agree. If no notice is given by the Participant for a designated day, the DSUs shall be payable on the first anniversary of the date on which the Participant ceases to be an Eligible Person for any reason or any earlier period on which the DSUs vested, as the case may be, at the sole discretion of the Participant.

Election by Directors - DSUs

Under the Omnibus Plan, Directors may elect to receive directorship fees in the form of DSUs which election must be made within certain timeframes as specified in the Omnibus Plan. In case of an election by a Director, the number of DSUs to be credited shall be determined by dividing applicable directorship fees with the Market Price on the Grant Date of the DSUs or if more appropriate, another trading range that best represents the period for which the DSUs were earned (subject to minimum pricing requirements under Exchange policies). No fractional DSUs shall be credited to any Director.

Description of Options

An Option is an Award that gives a Participant the right to purchase one Common Share at a specified price in accordance with the terms of the Option and the Omnibus Plan. The exercise price of the Options shall be determined by the Board at the time the Option is granted but in no event shall such exercise price be lower than the discounted Market Price permitted by the Exchange.

The maximum term of any Option shall not exceed 10 years and the Board shall determine the vesting, performance and other conditions, if any, that must be satisfied before all or part of an Option may be exercised, subject to any vesting restrictions set out in Exchange Policy 4.4. Unless otherwise determined by the Board, upon the occurrence of a change of control event, all Options shall become fully vested except for Options held by Investor Relations Service Providers which acceleration is subject to acceptance of the Exchange.

Options will be exercised pursuant to their applicable Award Agreement which exercise shall be contingent upon receipt by the Company of a written notice of exercise set forth in the applicable Award Agreement and of a form of cash payment acceptable to the Company for the full purchase price of the Common Shares to be issued.

Effect of Termination on Options

Except as otherwise set forth in an applicable Award Agreement and subject to the provisions of the Omnibus Plan, Options shall be subject to the following conditions:

(a) Death: upon death of a Participant, any Options held by such Participant at the date of death shall be exercisable (by an inheritor or the Participant's estate) for a period of 120 days after the date of death or prior to the expiration of the Option, whichever is sooner, only to the extent the Participant was entitled to exercise the Option at the date of death of such Participant;

(b) Termination of Employment or Service for Cause: where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting

agreement is terminated as a result of the Participant's breach, no Option shall be exercisable from the date of termination as determined by the Board;

(c) Termination of Employment or Service without Cause, Voluntary Termination or Retirement: where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination, due to retirement, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach, any Options held by such Participant at the date of termination shall be exercisable for a period of 90 days (or such longer period, not to exceed 12 months, as may be specified by resolution of the Board) after the date of termination determined by the Board or prior to the expiration of the Option, whichever is sooner, only to the extent the Participant was entitled to exercise the Option at the date of termination;

(d) Disability: where a Participant's employment or consulting agreement is terminated by the Company or a subsidiary of the Company due to disability, any Options held by such Participant at the date of termination shall be exercisable for a period of 120 days after the date of termination determined by the Board or prior to the expiration of the Option, whichever is sooner, only to the extent the Participant was entitled to exercise the Option at the date of termination; and

(e) Directorships: where a Participant ceases to be a Director for any reason, any Options held by such Participant on the Cessation Date shall be exercisable for a period of 90 days (120 days in case of termination due to disability) or such longer period, not to exceed 12 months, as may be specified by resolution of the Board after the Cessation Date or prior to the expiration of the Option, whichever is sooner, only to the extent the Director was entitled to exercise the Option at the Cessation Date.

Non-Transferability of Awards

No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

Amendment and Termination of the Omnibus Plan

The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue the Omnibus Plan and may amend the terms and conditions of any Awards granted thereunder, subject to: (i) any required approval of any applicable regulatory authority or Exchange; and (ii) any required approval of Common Shareholders in accordance with the Exchange Policy 4.4 or applicable law. Without limitation, Common Shareholder approval shall not be required for the following amendments:

(a) amendments to fix typographical errors;

(b) amendments to clarify existing provisions of the Omnibus Plan that do not have the effect of altering the scope, nature and intent of such provisions; and

(c) amendments that are necessary to comply with applicable law or the requirements of the Exchange.

Amendments to Awards

Subject to compliance with applicable laws and Exchange policies, the Board may make amendments or alterations to Awards, provided that no amendment or alteration shall be made which would impair the rights of any Participant, without such Participant's consent, provided that no such consent shall be required if the amendment or alteration is: (i) either required or advisable in respect of compliance with any law, regulation or requirement of any accounting standard; or (ii) not reasonably likely to significantly diminish the benefits provided under such Award.

The Company will be required to obtain disinterested Shareholder approval in accordance with Exchange Policy 4.4 in respect of any extension or reduction in the exercise price of Options granted to any Participant if the Participant is an Insider at the time of the proposed reduction or extension.

The form of the Omnibus Plan Resolution is subject to such amendments as management may propose at the Meeting, but which do not materially affect the substance of the resolution. The full text of the proposed Omnibus Plan is set out in Appendix "E" to this Circular.

To be adopted, this resolution is required to be passed by a simple majority of Common Shareholder votes cast in person or by proxy at the Meeting. If Common Shareholders do not approve the Omnibus Plan, the current Option Plan, RSU Plan and DSU Plan will continue to be in effect. **The Board unanimously recommends that Common Shareholders vote in favour of the Omnibus Plan Resolution. The persons designated as proxyholders in the accompanying Form of Proxy (absent contrary directions) intend to vote FOR the Omnibus Plan Resolution.**

APPROVAL

The undersigned hereby certifies that the contents of this Information Circular and the sending of this Information Circular to Shareholders have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS

"Morgan Lekstrom"

Morgan Lekstrom
Chief Executive Officer and Director
Premium Resources Ltd.

APPENDIX "A"

GLOSSARY

The following terms used in this Information Circular have the following meanings. This is not an exhaustive list of defined terms used in this Information Circular.

"**Affiliate**" means a company that is affiliated with another company as described below.

A company is an "**Affiliate**" of another company if:

(a) one of them is the subsidiary of the other; or

(b) each of them is controlled by the same Person.

A company is "**controlled**" by a Person if:

(a) Voting Securities of the company are held, other than by way of security only, by or for the benefit of that Person, and

(b) the Voting Securities, if voted, entitle the Person to elect a majority of the directors of the company.

A Person "**beneficially owns**" securities that are beneficially owned by:

(a) a company controlled by that Person; or

(b) an Affiliate of that Person or an Affiliate of any company controlled by that Person.

"**ANZAC**" means ANZAC Consulting Ltd.

"**Application for Authorization to Continue out of the OBCA**" has the meaning ascribed in the Information Circular under the heading *"Particulars of Matters to be Acted upon at the Meeting – Approval of Continuance"*.

"**Associate**" when used to indicate a relationship with a Person, means:

(a) an issuer of which the Person beneficially owns or controls, directly or indirectly, Voting Securities entitling him to more than 10% of the voting rights attached to outstanding securities of the issuer;

(b) any partner of the Person;

(c) any trust or estate in which the Person has a substantial beneficial interest or in respect of which a Person serves as trustee or in a similar capacity;

(d) in the case of a Person, who is an individual:

(i) that Person's spouse or child, or

(ii) any relative of the Person or his spouse who has the same residence as that Person;

but

(e) where the Exchange determines that two Persons shall, or shall not, be deemed to be associates with respect to a member firm, member corporation or holding company of a member corporation, then such determination shall be determinative of their relationships in the application of Rule D. 1.00 of

the Exchange rule book and policies with respect to that member firm, member corporation or holding company.

"**Audit Committee**" means the Audit and Risk Management Committee of the Board whose role is to provide oversight of PREM's financial management.

"**Auditor Appointment Resolution**" has the meaning ascribed in the Information Circular under the heading *"Particulars of Matters to be Acted upon at the Meeting – Appointment and Remuneration of Auditor"*, the full text of which is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting – Auditor Appointment Resolution"* to this Information Circular.

"**Authorization to Continue in another Jurisdiction**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of Continuance"*

"**Award Agreement**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of the Omnibus Plan – Description of RSUs"*

"**Awards**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of the Omnibus Plan"*

"**BCBCA**" means the *Business Corporations Act* (British Columbia) and all regulations thereunder, as amended from time to time.

"**Beneficial Common Shareholders**" means Common Shareholders who do not hold Common Shares in their own name.

"**Board**" means the board of directors of PREM.

"**Broadridge**" means Broadridge Investor Communications Corporation.

"**Business Day**" means any day other than a Saturday, Sunday or a statutory holiday in Toronto, Ontario.

"**CCAA**" means the Companies' Creditors Arrangement Act.

"**Change of Control**" has the meaning given to such term in the policies of the Exchange.

"**Common Shareholders**" means the holders of Common Shares.

"**Common Shares**" means the common shares of PREM.

"**Compensation Committee**" means the Human Resources and Compensation Committee of the Company.

"**Consolidation**" means the proposed consolidation of the issued and outstanding PREM Shares by a ratio in the range of up to 20:1, with such ratio to be determined and approved by the directors of the Corporation and such consolidation to be effective as of the date to be determined by the Board.

"**Consolidation Resolution**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of Consolidation"*, the full text of which is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting – Consolidation Resolution"* to this Information Circular.

"**Consultant**" has the meaning ascribed thereto in the Option Plan and the RSU Plan, as applicable.

"**Continuance**" means the continuance of the Company out of Ontario and into British Columbia under the BCBCA as soon as practicable following the Effective Date of the Arrangement.

"**Continuance Resolution**" means the Ontario Superior Court of Justice.

"**Court**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of Continuance"*, the full text of which is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting – Continuance Resolution"* to this Information Circular.

"**Crediting Date**" has the meaning ascribed thereto in the Information Circular under the heading *"Executive Compensation – Option Plans and Other Incentive Plans – DSU Plan – Administration of Grants"*.

"**Director Election Resolution**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Election of Directors"*, the full text of which is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting – Director Election Resolution"* to this Information Circular.

"**disinterested shareholders**" means a shareholder who is not a director, officer, promoter or other Insider of the Company or its Associates or Affiliates, as such terms are defined under the *Securities Act* (Ontario).

"**Dissent Notice**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of Continuance"*

"**DSUs**" means the deferred share units of the Company.

"**DSU Plan**" means the Company's deferred share unit plan effective December 26, 2022.

"**DSUP Member**" has the meaning ascribed thereto in the Information Circular under the heading *"Executive Compensation – Option Plans and Other Incentive Plans – DSU Plan – Eligibility"*.

"**Effective Date**" has the meaning ascribed thereto in the Information Circular under the heading *"Executive Compensation – Option Plans and Other Incentive Plans – DSU Plan – Eligibility"*.

"**Eligible Director**" has the meaning ascribed thereto under the DSU Plan.

"**Eligible Persons**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of the Omnibus Plan"*.

"**Exchange**" means the TSX Venture Exchange.

"**Exchange Policy 4.4**" means Exchange Policy 4.4 – *Incentive Stock Options*.

"**Fiscal Year**" means the Company's fiscal year commencing on January 1 and ending on December 31 or such other fiscal year as approved by the Board.

"**Gedex**" means Gedex Systems Inc.

"**Grant Date**" has the meaning ascribed thereto in the Information Circular under the heading *"Executive Compensation - Option Plans and Other Incentive Plans – RSU Plan"*.

"**Incentive Securities**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of the Omnibus Plan"*.

"**Information Circular**" means this management information circular of PREM dated April 28, 2025.

"**Informed Person**" means:

(a) a director or executive officer of the Company;

(b) a director or executive officer of a person or company that is itself an Informed Person or a subsidiary of the Company;

(c) any person or company who beneficially owns, directly or indirectly, Voting Securities of the Company or who exercises control or direction over Voting Securities of the Company, or a combination of both, carrying more than 10 percent of the voting rights attached to all outstanding Voting Securities of the Company, other than the Voting Securities held by the person or company as underwriter in the course of a distribution; and

(d) the Company itself if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

"**Insider**" if used in relation to an issuer, means:

(a) a director or senior officer of the issuer;

(b) a director or senior officer of a company that is an insider or subsidiary of the issuer;

(c) a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the issuer; or

(d) the issuer itself if it holds any of its own securities.

"**Intermediaries**" refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Common Shareholders.

"**Investor Relations Service Provider**" has the meaning ascribed thereto in the Information Circular under the heading *"Executive Compensation – Option Plans and Other Incentive Plans – DSU Plan – Eligibility"*.

"**ISO Limit**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Other Matters to be Acted Upon at the Meeting – Approval of the Omnibus Plan - Common Shares Available for Awards"*.

"**Lilis**" means Lilis Energy, Inc.

"**Market Price**" has the meaning ascribed thereto in the DSU Plan and the RSU Plan.

"**Meeting**" means the annual general and special meeting of the Shareholders to be held on Tuesday, June 3, 2025 at 10:00 a.m. (Vancouver time) at the offices of DuMoulin Black LLP located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3, Canada, and any adjournment or postponement thereof.

"**Meeting Materials**" means, collectively, the Notice of Meeting, this Information Circular and, as the case may be, a VIF or Proxy.

"**MOF**" means the Ministry of Finance.

"**NAM**" means NAM Management Ltd.

"**Name Change**" has the meaning ascribed thereto in the Notice of Meeting.

"**Name Change Resolution**" has the meaning ascribed thereto in the Notice of Meeting.

"**NEO**" or "**Named Executive Officers**" means a named executive officer, which includes:

(a) each individual who, in respect of the Company, during any part of the most recently completed financial year, served as chief executive officer, including an individual performing functions similar to a chief executive officer;

(b) each individual who, in respect of the Company, during any part of the most recently completed financial year, served as chief financial officer, including an individual performing functions similar to a chief financial officer;

(c) in respect of the Company and its subsidiaries, the most highly compensated executive officer other than the individuals identified in paragraphs (a) and (b) at the end of the most recently completed financial year whose total compensation was more than $150,000, as determined in accordance with subsection 1.3(5), for that financial year;

(d) each individual who would be a named executive officer under paragraph (c) but for the fact that the individual was not an executive officer of the company, and was not acting in a similar capacity, at the end of that financial year;

"**New Articles**" has the meaning ascribed thereto under section titled *"Particulars of Matters to be Acted Upon at the Meeting – Approval of Continuance"* of this Information Circular

"**NI 51-102**" means National Instrument 51-102 – *Continuous Disclosure Obligations*.

"**NI 52-110**" means National Instrument 52 -110 – *Audit Committee Disclosure (Venture Issuers)*.

"**NI 54-101**" means National Instrument 54-101 – *Communication with Beneficial Owners of Securities of a Reporting Issuer*.

"**NI 58-101**" means National Instrument 58-101 - *Corporate Governance Disclosure (Venture Issuers)*.

"**NOBOs**" means non-objecting beneficial owners.

"**Nominees**", and each a "**Nominee**", has the meaning ascribed thereto under section titled *"Particulars of Matters to be Acted Upon at the Meeting"* of this Information Circular.

"**Notice-and-Access-Provisions**" has the meaning ascribed thereto under section titled *"Proxy Related Information – Notice-and-Access Rules"* of this Information Circular.

"**Notice of Meeting**" means the notice of annual general and special meeting of Shareholders that accompanies this Information Circular.

"**OBCA**" means the *Business Corporations Act* (Ontario) and all regulations thereunder, as amended from time to time.

"**OBOs**" means objecting beneficial owners.

"**Omnibus Plan**" means the Company's omnibus plan to be approved at the Meeting.

"**Omnibus Plan Resolution**" has the meaning ascribed thereto in the Information Circular under the heading *"Particulars of Matters to be Acted Upon at the Meeting – Approval of the Omnibus Plan"*, the full text of which is set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting – Omnibus Plan Resolution"* to this Information Circular.

"**Option Plan**" means the Company's share option plan dated June 23, 2022, as amended.

"**Options**" means the options to purchase Common Shares.

"**Participant**" has the meaning ascribed thereto in the Information Circular under the heading *"Executive Compensation - Option Plans and Other Incentive Plans – RSU Plan - Eligibility"*.

"**Person**" means an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrative legal representative, Governmental Entity or any other entity, whether or not having legal status.

"**PREM**" or the "**Company**" means Premium Resources Ltd., a corporation existing under the OBCA.

"**PREM Shares**" means collectively, the Common Shares and the Preferred Shares.

"**Preferred Shareholders**" means the holders of Preferred Shares.

"**Preferred Shares**" means the preferred shares of PREM.

"**PRIL**" means Premium Resources International Ltd., one of the Company's Barbados subsidiaries.

"**Proxy**" means the form of proxy accompanying this Information Circular.

"**Record Date**" means the close of business on April 16, 2025.

"**Registered Common Shareholders**" means shareholders of PREM whose names appear on the records of PREM as the registered holders of Common Shares.

"**Resolutions**" means, together, the Director Election Resolution, the Auditor Appointment Resolution, the Continuance Resolution, the Consolidation Resolution and the Omnibus Plan Resolution, all as more particularly set forth in Appendix "B" – *"Resolutions to be Approved at the Meeting"* to this Information Circular.

"**RSU Plan**" means the Company's restricted share unit plan effective August 22, 2024.

"**RSUs**" has the meaning ascribed thereto in the Information Circular under the heading *"Executive Compensation - Option Plans and Other Incentive Plans – RSU Plan"*.

"**SEDAR+**" means the System for Electronic Analysis and Retrieval.

"**Series 1 Convertible Preferred Shares**" has the meaning ascribed thereto in the Information Circular under the heading *"Proxy Related Information – Voting Securities and Principal Holders"*.

"**Shareholders**" means collectively, the Common Shareholders and the Preferred Shareholders.

"**SSIP+**" means a sale and investor solicitation process.

"**VIF**" means a voting instruction form.

"**Voting Securities**" shall mean any securities of the Company ordinarily carrying the right to vote at elections of directors and any securities immediately convertible into or exchangeable for such securities.

"**VWAP**" means volume weighted average trading price.

"**Zeifman**" means Zeifman Partners Inc.

APPENDIX "B"

RESOLUTIONS TO BE APPROVED AT THE MEETING

Unless noted otherwise herein, capitalized terms used in these resolutions that are not otherwise defined herein shall have the meanings ascribed to them in the management information circular of the Company dated April 28, 2025 (the "**Information Circular**").

Director Election Resolution

BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT each of Mark Christensen, James Gowans, Jason LeBlanc, Norman MacDonald, Paul Martin, André van Niekerk, Morgan Lekstrom and Chris Leavy is hereby elected as a director of the Company to hold office from the close of the Meeting until the next annual general meeting of the Shareholders, or until his successor is duly elected or appointed.

Auditor Appointment Resolution

BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT MNP LLP be, and hereby is, appointed as the independent auditor of the Company, to hold office until the next annual general meeting of Shareholders or until a successor is appointed, and to authorize the Board to fix the auditor's remuneration.

Continuance Resolution

BE IT IS RESOLVED AS A SPECIAL RESOLUTION THAT:

A. The continuance (the "**Continuance**") of Premium Resources Ltd. (the "**Company**") out of Ontario and into British Columbia under the *Business Corporations Act* (British Columbia) (the "**BCBCA**") as soon as practicable following the Effective Date of the Arrangement (as described in the management information circular of the Company dated April 28, 2025 (the "**Information Circular**") is hereby authorized and approved.

B. The directors of the Company are hereby authorized to submit an Application for Authorization to Continue out of OBCA to the Ontario Ministry of Public and Business Service Delivery together with the consents of the Ontario Securities Commission and of the Corporations Tax Branch of the Ontario Ministry of Finance in accordance with section 181 of the *Business Corporations Act* (Ontario) (the "**OBCA**") and file the Continuation Application continuing the Company as if it had been incorporated under the laws of British Columbia.

C. Pursuant to section 181 of the OBCA, the directors of the Company are hereby authorized, directed and empowered to make application pursuant to section 302 of the BCBCA to the Registrar of Companies (British Columbia) for a certificate of continuation continuing the Company as if it had been incorporated thereunder.

D. Subject to the successful Continuance of the Company, and without affecting the validity of the Company and existence of the Company by or under its Articles and Bylaws and any amendments thereto, the Company's charter is hereby amended by deleting all of its provisions and substituting for them the provisions set out in the Notice of Articles and Articles substantially in the form attached to the Information Circular.

E. Notwithstanding that this resolution has been duly passed by the shareholders of the Company, the directors of the Company are hereby authorized and empowered to revoke the foregoing resolutions at any time prior to their being acted upon and to determine not to proceed with the Continuance without further notice to, or approval of, the shareholders of the Company.

F. Any director or officer of the Company is hereby authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be

done all such other acts and things as in such person's opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

Name Change Resolution

BE IT IS RESOLVED AS A SPECIAL RESOLUTION THAT:

A. The Company be, and hereby is, authorized and empowered to change the name of the Company to "Nexus Critical Metals and Mining Corp.", or such other name as may be determined by the Board (the "**Name Change**").

B. Any one director or officer of the Company be, and hereby is, authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

Consolidation Resolution

BE IT IS RESOLVED AS A SPECIAL RESOLUTION THAT:

A. The Company is hereby authorized to consolidate the issued and outstanding common shares in the capital of the Company (the "**Common Shares**") by a ratio in the range of up to 20:1, with such ratio to be determined and approved by the directors of the Company and such consolidation to be effective as of the date to be determined by board of the directors of the Company (the "**Consolidation**").

B. In the event the Consolidation would otherwise result in the issuance of a fractional PREM Share, no fractional Common Share shall be issued and any fractional Common Share interest of 0.50 or higher will be rounded up to one whole Common Share and any fractional Common Share interest of less than 0.50 will be cancelled.

C. Any one director or officer of the Company is hereby authorized to fix the record date for determining the holders of Common Shares eligible to have their Common Shares consolidated, and only such shareholders of record on the date so fixed shall be entitled to have their Common Shares consolidated.

D. Notwithstanding that this resolution has been passed by the holders of the common shares of the Company, the directors of the Company, at their sole discretion, are hereby authorized and empowered without further notice to, or approval of, such shareholders, to determine not to proceed with the Consolidation at any time prior to the completion of the Consolidation.

E. Any one officer and director of the Company is hereby authorized for and on behalf of the Company to execute and deliver all such instruments and documents and to do all such acts and things as may be necessary to effect to this special resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

Omnibus Plan Resolution

BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

A. The Omnibus Plan (the "**Omnibus Plan**"), substantially in the form attached as Appendix "E" to the management information circular of the Company dated April 28, 2025, is hereby approved.

B. The aggregate number of common shares of the Company (the "**Common Shares**") which may be made available for issuance under the Omnibus Plan will not exceed 10% of the total number of issued and outstanding Common Shares from time to time, subject to adjustment as provided in the Omnibus Plan.

C. Any director or officer be and is hereby authorized to make any and all additions, deletions and modifications to the Omnibus Plan as may be necessary or advisable to give effect to this ordinary resolution or as may be required by applicable regulatory authorities including any stock exchange on which the Common Shares are or will be listed.

D. Any director or officer be and is hereby authorized, to execute and deliver all such other deeds, documents and other writings and perform such other acts as may be necessary or desirable to give effect to this resolution; and notwithstanding approval of the shareholders of the Company as herein provided, the Board may, in its sole discretion, determine not to adopt the Omnibus Plan without further approval of the shareholders of the Company.

APPENDIX "C"

CORPORATE GOVERNANCE DISCLOSURE

FORM 58-101F2 – *CORPORATE GOVERNANCE DISCLOSURE (VENTURE ISSUERS)*

The board of directors of Premium Resources Ltd. (the "**Board**") believes that good corporate governance improves corporate performance and benefits all shareholders. National Policy 58-201 – *Corporate Governance Guidelines* provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, National Instrument 58-101 – *Disclosure of Corporate Governance Practices* ("**NI 58-101**") prescribes certain disclosure by the Company of its corporate governance practices. This disclosure is presented below in accordance with Form 58-101F2 – *Corporate Governance Disclosure (Venture Issuers)* of NI 58-101. All capitalized terms used in this Appendix "C" – *"Corporate Governance Disclosure"* have the meanings set forth herein and, unless the context otherwise requires, should not be interpreted with reference to the *"Glossary"* in the Information Circular.

Item 1: Board Of Directors

The Board supervises the Chief Executive Officer and the Chief Financial Officer. Both the Chief Executive Officer and the Chief Financial Officer are required to act in accordance with the scope of authority provided to them by the Board. The proposed Board will consist of eight (8) directors, all of whom, except Mr. Lekstrom and Mr. MacDonald, are independent for the purposes of NI 58-101. For the purposes of determining independence, a director is independent if the director has no direct or indirect material relationship with the Company which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director's independent judgment.

Mark Christensen, a director of the Company, is "independent" in that he is free from any direct or indirect material relationship with the Company.

James Gowans, a director of the Company, is "independent" in that he is free from any direct or indirect material relationship with the Company.

Jason LeBlanc, a director of the Company, is "independent" in that he is free from any direct or indirect material relationship with the Company.

Norman MacDonald, a director of the Company, was a consultant to the Company and is therefore not "independent".

Paul Martin, a director of the Company and Chair of the Board, is "independent" in that he is free from any direct or indirect material relationship with the Company.

Morgan Lekstrom, a director of the Company, is also the Chief Executive Officer of the Company and is therefore not "independent".

André van Niekerk, a director of the Company, is "independent" in that he is free from any direct or indirect material relationship with the Company.

Chris Leavy, a director of the Company, is "independent" in that he is free from any direct or indirect material relationship with the Company.

Item 2: Directorships

The current directors of the Company are currently directors of the following other reporting issuers:

Name of proposed Director	Name of Reporting Issuer
James Gowans	Trilogy Metals Inc.

Name of proposed Director	Name of Reporting Issuer
	NexGold Mining Corp.
	Teck Resources Limited
Norman MacDonald	Osisko Gold Royalties G Mining Ventures Corp. Advantage Energy Ltd.
Morgan Lekstrom	NexGold Mining Corp.
Paul Martin	Red Pine Exploration Inc.

Item 3: Orientation and Continuing Education

New Board members receive an orientation package which includes reports on operations and results, and public disclosure filings by the Company. Board meetings are sometimes held at the Company's offices and, from time to time, are combined with presentations by the Company's management to give the directors additional insight into the Company's business.

Item 4: Ethical Business Conduct

Three quarters of the directors are independent. The fiduciary duties placed on individual directors by the Company's governing corporate legislation and the common law and the restrictions placed by applicable law on an individual director's participation in decisions of the Board in which the director has an interest, ensure that the Board operates independently of management and in the best interests of the Company. The Company is committed to the highest standards of legal and ethical business conduct, and to that end the Board has adopted a Code of Business Conduct and Ethics (a "**Code**"). The Board and Chair of the Audit Committee are responsible for overseeing compliance with such Code and the CEO is charged to ensure adherence to the Code. The Company's directors, officers, employees, consultants and agents are required to certify annually that they have read and understand such Code. A copy of such Code is available on the Company's website at www.premiumresources.com.

Item 5: Nomination of Directors

The Board reviews its size and composition at least annually taking into account the number and the skills and experience required to carry out the Board's duties effectively.

The Board has a Corporate Governance and Nominating Committee which assists the Board with the above-noted matter relating to the nominations. See *"Item 7: Other Board Committees"* below.

Item 6: Compensation

The Compensation Committee is responsible for, among other things, evaluating the performance of the Company's executive officers, determining or making recommendations to the Board with respect to the compensation of the Company's executive officers, making recommendations to the Board with respect to director compensation, incentive compensation plans and equity-based plans, making recommendations to the Board with respect to the compensation policy for the employees of the Company and its subsidiaries and ensuring that the Company is in compliance with all legal requirements with respect to compensation disclosure. In performing its duties, the Compensation Committee has the authority to engage such advisors, including executive compensation consultants, as it considers necessary.

The Compensation Committee is currently composed of Paul Martin (Chair), Jason LeBlanc, Mark Christensen and Chris Leavy, each of whom is an independent director within the meaning set out in NI 58-101.

Each current member of the Compensation Committee is an experienced participant in business or finance, and each has prior experience as a director of other companies, charities or business associations, in addition to the Board.

The recommendations of the Compensation Committee are based primarily on analysis which compares the Company's pay levels and compensation practices with other reporting issuers of similar size and which are active in the industry and/or market in which the Company competes for talent. This analysis provides valuable information that will allow the Company to make adjustments, if necessary, to attract and retain the best individuals to meet the Company's needs and provide value to the Shareholders.

Item 7: Other Board Committees

In addition to the Audit Committee and the Compensation Committee, the Board formed the following committees with the members indicated:

Committee	Director/Officer Members	Description of Function of Committee
Corporate Governance and Nominating Committee.	André van Niekerk (Chair), Chris Leavy and Mark Christensen.	Maintain the system of rules, practices and processes by which the Company is directed and controlled. Its primary function is to assist the Board in fulfilling its oversight responsibilities by: (i) assessing the effectiveness of the Board as a whole as well as evaluating the contribution of individual members; (ii) assessing and improving the Company's governance practices; (iii) proposing new nominees for appointment to the Board; and (iv) orienting new directors.
Sustainability Committee.	Mark Christensen (Chair), Norman MacDonald and Paul Martin.	Discussing, developing and applying specialist geotechnical knowledge related to the Company's materials and disclosure.

Item 8: Assessments

The Corporate Governance and Nominating Committee is responsible for monitoring the effectiveness of the Board, its committees and individual directors.

APPENDIX "D"

AUDIT COMMITTEE DISCLOSURE

Pursuant to National Instrument 52-110 – *Audit Committees* ("**NI 52-110**"), reporting issuers are required to provide disclosure with respect to their audit committee, including the text of the audit committee charter, the composition of the audit committee and the fees paid to the external auditor. The following information regarding Premium Resources Ltd.'s (the "**Company**") Audit Committee is presented in accordance with Form 52-110F2 – *Audit Committee Disclosure (Venture Issuers)* of NI 52-110. All capitalized terms used in this Appendix "D" – *"Audit Committee Disclosure"* shall have the meanings set forth herein and, unless the context otherwise requires, should not be interpreted with reference to the *"Glossary"* to this Information Circular.

Item 1: The Audit Committee Charter

The board of directors of the Company (the "**Board**") of originally adopted an Audit Committee Charter on May 2, 2006, and adopted a revised Audit Committee Charter on August 9, 2022, a copy of which is attached on Schedule "A" to this Appendix "D" – *"Audit Committee Disclosure"*. A copy of the Audit Committee Charter is also available on the Company's website at www.premiumresources.com.

Item 2: Composition of the Audit Committee

Audit Committee

The following are the members of the Audit Committee as of the date of this Information Circular:

Name	Whether Independent(1)	Whether Financially Literate(2)
Jason LeBlanc (Chair)	Independent	Financially Literate
Paul Martin	Independent	Financially Literate
André van Niekerk	Independent	Financially Literate

Notes:

(1) A member of an audit committee is independent if the member has no direct or indirect material relationship with the Company, which could, in the view of the Board, reasonably interfere with the exercise of a member's independent judgment.

(2) An individual is financially literate if he has the ability to read and understand a set of financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

Item 3: Relevant Education and Experience

Audit Committee

The relevant education and/or experience of each current member of the Audit Committee is as follows:

***Jason LeBlanc**, Director*

Mr. LeBlanc has over 20 years of financial, business and capital markets experience in the mining industry. Most recently, he was the Chief Financial Officer of Yamana Gold Inc. from 2017 to 2023, following successively senior roles with Yamana Gold Inc. since 2006 that included debt and equity raises totaling over $2 billion and extensive M&A and other corporate transactions totaling over $15 billion. Mr. LeBlanc holds a Master of Finance degree from the University of Toronto and a Bachelor of Commerce degree from the University of Windsor. He also holds a Chartered Financial Analyst designation.

***Paul Martin**, Director*

Mr. Martin has over 30 years of financial, business and capital markets experience in the mining industry. He presently serves as the Chair of the Board of Red Pine Exploration Inc. and as a director of Osisko Bermuda Limited. Mr. Martin was recently interim CEO at both Osisko Gold Royalties Ltd. from July to December 2023 and at Red Pine Exploration Inc. from March to August 2024, during transitions in CEOs. At various times he has served as the Chief Financial Officer of each of Detour Gold Inc., New Gold Inc. and Gabriel Resources Inc. He holds a Bachelor of Arts from the University of Western Ontario and is a Chartered Professional Accountant / Chartered Accountant (CPA, CA).

***André van Niekerk**, Director*

Mr. van Niekerk brings over 23 years of progressive experience with an excellent track record of success in the mining industry. Mr. van Niekerk joins the Board having served as Chief Financial Officer of Gatos Silver, Inc. From June 2022 to January 2025 and Nevada Copper Corp., where he served as Chief Financial Officer since 2020. He was instrumental in helping to transition Nevada Copper from a development asset to an operating mine and led several successful equity offerings and debt restructurings. Previously, Mr. van Niekerk was Executive Vice President and Chief Financial Officer at Golden Star Resources, an established gold mining company that operates in Ghana. During his 14 years at Golden Star, Mr. van Niekerk progressed through various key operational and financial roles with a constant focus on business improvement and value creation. Mr. van Niekerk began his career at KPMG in South Africa and Denver in various advisory and audit roles. He holds bachelor's degrees in accounting from both the University of South Africa and University of Pretoria. Mr. van Niekerk is a Certified Public Accountant.

All members have an understanding of the accounting principles used by the Company to prepare its financial statements and have an understanding of its internal controls and procedures for financial reporting.

Item 4: Audit Committee Oversight

At no time since the commencement of the Company's financial year ended December 31, 2024, was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Item 5: Reliance on Certain Exemptions

At no time since the commencement of the Company's financial year ended December 31, 2024, has the Company relied on the exemption in section 2.4 of NI 52-110 (*De Minimis Non-Audit Services*), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Item 6: Pre-Approval Policies and Procedures

The Audit Committee is authorized by the Board to review the performance of the Company's external auditors and approve in advance provision of services other than auditing and to consider the independence of the external auditors, including a review of the range of services provided in the context of all consulting services bought by the Company. The Audit Committee is authorized to approve in writing any non-audit services or additional work which the Chairman of the Audit Committee deems is necessary, and the Chairman of the Audit Committee will notify the other members of the Audit Committee of such non-audit or additional work and the reasons for such non-audit work for the Audit Committee's consideration and, if thought fit, approval in writing.

Item 7: External Auditor Service Fees (By Category)

The following table sets out the aggregate fees charged to the Company by the external auditor in each of the last two financial years for the category of fees described.

	FYE 2024	FYE 2023
Audit Fees(1)	$633,638	$261,480
Audit-Related Fees(2)	Nil	Nil

	FYE 2024	FYE 2023
Tax Fees[(3)]	$4,173	$41,866
All Other Fees[(4)]	Nil	Nil
Total Fees:	**$637,811**	**$303,346**

Notes:

(1) "**Audit fees**" include aggregate fees billed by the Company's external auditor in each of the last two Fiscal Years for audit fees.

(2) "**Audited related fees**" include the aggregate fees billed in each of the last two Fiscal Years for assurance and related services by the Company's external auditor that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit fees" above. The services provided could include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3) "**Tax fees**" include the aggregate fees billed in each of the last two Fiscal Years for professional services rendered by the Company's external auditor for tax compliance, tax advice and tax planning. The services provided could include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attestation services not required by legislation or regulation.

(3) "**All other fees**" include the aggregate fees billed in each of the last two Fiscal Years for products and services provided by the Company's external auditor, other than "Audit fees", "Audit related fees" and "Tax fees" above.

Item 8: Exemption

During the most recently completed financial year, the Company relied on the exemption set out in section 6.1 of NI 52-110 with respect to compliance with the requirements of Part 5 (*Reporting Obligations*).

SCHEDULE "A" TO APPENDIX "D"

AUDIT COMMITTEE CHARTER

I. Purpose

The Audit and Risk Management Committee of Premium Resources Ltd. (the "**Company**") is a committee of directors appointed by the Board of Directors of the Company (the "**Board**"). The Audit and Risk Management Committee's mandate is to provide assistance to the Board in fulfilling its financial reporting and control responsibility to the shareholders and the investment community. The Audit and Risk Management Committee is, however, independent of the Board and the Company and in carrying out its role shall have the ability to determine its own agenda and any additional activities that the Audit and Risk Management Committee shall carry out.

II. Composition

The Audit and Risk Management Committee will be comprised of at least three directors of the Company, all of whom will be independent and financially literate. An "independent" director is a director who has no direct or indirect material relationship with the Corporation. A "material relationship" is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director's independent judgement or a relationship deemed to be a material relationship pursuant to Sections 1.4 and 1.5 of MI 52-110. A "financially literate" director is a director who has the ability to read and understand a set of financial instruments that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the financial statements of the Corporation.

III. Responsibilities

Responsibilities of the Audit and Risk Management Committee generally include, but are not limited to, the undertaking of the following tasks:

- Selecting and determining the compensation of the external auditors, subject to approval of the shareholders of the Corporation, to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation. In making such determination and recommendation to the Board and to the shareholders, the Audit and Risk Management Committee will:
  - confirm the independence of the auditors and report to the Board its conclusions on the independence of the auditors and the basis for these conclusions;
  - meet with the auditors and financial management to review the scope of the proposed audit for the current year, and the audit procedures to be used; and
  - obtain from the external auditors' confirmation that they are participants in good standing in the Public Company Accounting Oversight Board oversight program and, if applicable, in compliance with the provisions of the Sarbanes-Oxley Act of 2002 (U.S.) and other legal or regulatory requirements with respect to the audit of the financial statements of the Company.
- Overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting. In overseeing such work, the Audit and Risk Management Committee will:
  - review with the external auditors any audit problems or difficulties and management's response;
  - at least annually obtain and review a report prepared by the external auditors describing (i) the auditors' internal quality-control procedures; and (ii) any material issues raised by the most recent

internal quality-control review, or peer review, of the auditors, and reviewing any steps taken to deal with such issues;

- serve as an independent and objective party to monitor the Company's financial reporting process and internal control system and overseeing management's reporting on internal control;

- provide open lines of communication among the external auditors, financial and senior management, and the Board for financial reporting and control matters;

- make inquires of management and the external auditors to identify significant business, political, financial and control risks and exposures and assess the steps management has taken to minimize such risks to the Company;

- establish procedures to ensure that the Audit and Risk Management Committee meets with the external auditors on a regular basis in the absence of management;

- ensure that the external auditors prepare and deliver annually a detailed report covering (i) critical accounting policies and practices to be used; (ii) material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; (iii) other material written communications between the external auditors and management such as any management letter or schedule of unadjusted differences; and (iv) such other aspects as may be required by the Audit and Risk Management Committee or legal or regulatory requirements;

- consider any reports or communications (and management's responses thereto) submitted to the Audit and Risk Management Committee by the external auditors, including reports and communications related to:

  - deficiencies noted following the audit of the design and operation of internal controls;
  - consideration of fraud in the audit of the financial statement;
  - detection of illegal acts;
  - the external auditors' responsibility under generally accepted auditing standards;
  - significant accounting policies;
  - management judgements and accounting estimates;
  - adjustments arising from the audit;
  - the responsibility of the external auditors for other information in documents containing audited financial statements;
  - disagreements with management;
  - consultation by management with other accountants;
  - major issues discussed with management prior to retention of the external auditors;
  - difficulties encountered with management in performing the audit;

- the external auditors' judgements about the quality of the entity's accounting principles; and

    - any reviews of unaudited interim financial information conducted by the external auditors;

  - review the form of opinion the external auditors propose to render to the Audit and Risk Management Committee, the Board and shareholders; and

  - discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the external auditors or management, and the financial impact thereof.

- Pre-approving all non-audit services to be provided to the Company or its subsidiaries by the Company's external auditor, subject to any exemptions set out in MI 52-110. Notwithstanding the pre-approval process, the Audit and Risk Management Committee will ensure that the external auditors are prohibited from providing the following non-audit services and will determine which other non-audit services the external auditors are prohibited from providing:

  - bookkeeping or other services related to the accounting records or financial statements of the Company;

  - financial information systems design and implementation;

  - appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

  - actuarial services;

  - internal audit outsourcing services;

  - management functions or human resources;

  - broker, dealer, investment adviser or investment banking services;

  - legal services; and

  - any other service that the Audit and Risk Management Committee determines to be impermissible.

- Ensuring that the external auditors submit annually to the Company and the Audit and Risk Management Committee, a formal written statement of the fees billed for each of the following categories of services rendered by the external auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and, if applicable, the reviews of the financial statements included in the Company's Quarterly Reports for that fiscal year; and (ii) all other services rendered by the external auditors for the most recent fiscal year, in the aggregate and by each service.

- Reviewing the Company's financial statements, Management's Discussion and Analysis and annual and interim earnings press releases before the Company publicly discloses the information. In connection with such review, the Audit and Risk Management Committee will ensure that:

  - management has reviewed the financial statements with the Audit and Risk Management Committee, including significant judgments affecting the financial statements;

  - the members of the Audit and Risk Management Committee have discussed among themselves, without management or the external auditors present, the information disclosed to the Audit and Risk Management Committee; and

- the Audit and Risk Management Committee has received the assurance of both financial management and the external auditors that the Company's financial statements are fairly presented in conformity with U.S. GAAP in all material respects.

- Ensuring that adequate procedures are in place for the review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements, other than the public disclosure referred to above, and periodically assessing the adequacy of those procedures.

- Reviewing, evaluating and monitoring any risk management program implemented by the Company, including any revenue protection program. This function should include:

    - risk assessment;

    - quantification of exposure;

    - risk mitigation measures; and

    - risk reporting.

- Periodically access and review the effectiveness of the Company's procedures for the identification, assessment, reporting and management of risks including the areas of crisis management, capital expenditure, taxation strategy, funding, commodity and foreign exchange and interest rate exposure, insurance coverage, fraud and information systems technology.

- Reviewing the adequacy of the resources of the finance and accounting group, along with its development and succession plans.

- Establishing procedures for:

    - the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

    - the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

- Reviewing and approving the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company.

- Review and assess the adequacy of this Charter at least annually and, where necessary or desirable, recommend changes to the Board provided that this Charter may be amended and restated from time to time without the approval of the Board to ensure that the responsibilities and powers of the Audit and Risk Management Committee comply with applicable laws, regulations and stock exchanges.

- Reviewing and assessing the adequacy of the Code of Business Conduct and Ethics governing the officers, directors and employees of the Corporation and the Code of Ethics governing Financial Reporting Officers at least annually or otherwise, as it deems appropriate, and propose recommended changes to the Board.

- Reporting its activities to the Board on a regular basis and making such recommendations with respect to the above and other matters as the Audit and Risk Management Committee may deem necessary or appropriate.

- Reviewing and discussing with management, and approving all related party transactions.

IV. Authority

The Audit and Risk Management Committee has the authority to:

- Engage independent counsel and other advisors as the Audit and Risk Management Committee determines necessary to carry out its duties;

- Set and pay the compensation for any advisors employed by the Audit and Risk Management Committee, in accordance with applicable corporate statutes; and

- Communicate directly with the external auditors.

V. Administrative Procedures

- The Audit and Risk Management Committee will meet regularly and whenever necessary to perform the duties described above in a timely manner, but not less than four times a year. Meetings may be held at any time deemed appropriate by the Audit and Risk Management Committee and by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

- A quorum for the transaction of business at any meeting of the Audit and Risk Management Committee shall be a majority of the number of members of the Committee or such greater number as the Committee shall by resolution determine.

- Meetings of the Audit and Risk Management Committee shall be held from time to time as the Audit and Risk Management Committee or the Chairman shall determine upon 48 hours notice to each of its members. The notice period may be waived by a quorum of the Audit and Risk Management Committee.

- At the discretion of the Audit and Risk Management Committee, meetings may be held with representatives of the external auditors and appropriate members of management.

- The external auditors will have direct access to the Audit and Risk Management Committee at their own initiative.

- The Chairman of the Audit and Risk Management Committee will report periodically to the Board.

APPENDIX "E"

OMNIBUS PLAN

PREMIUM RESOURCES LTD.
(the "Company")

Long-Term Incentive Plan

SECTION 1 ESTABLISHMENT AND PURPOSE OF THE PLAN

The Company wishes to establish this long-term incentive plan (**"Plan"**). The purpose of this Plan is to promote the long-term success of the Company and the creation of shareholder value by: (a) encouraging the attraction and retention of Eligible Persons; (b) encouraging such Eligible Persons to focus on critical long-term objectives; and (c) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company, in each case as applicable to the type of Eligible Person to whom an Award is granted.

This Plan provides for the grant of Restricted Share Units, Deferred Share Units and Options to Eligible Persons, as further described herein.

This Plan and the Restricted Share Units, Deferred Share Units and Options issuable under the Plan are subject to Policy 4.4 – *Security Based Compensation* of the TSX Venture Exchange (the "**Policy**").

This Plan is a "**rolling up to 10%**" security based compensation plan, as such term is used in the Policy, permitting outstanding Incentive Securities in a maximum aggregate amount that is equal to ten percent (10%) of the issued and outstanding Shares at the date of any Award.

With respect to Reporting Participants, the Plan and all transactions hereunder are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, such provision or action shall be deemed null and void *ab initio*, to the extent permitted by law and deemed advisable by the Board.

SECTION 2 DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

(a) **"Affiliates"** has the meaning given to this term in the Business Corporations Act (Ontario). Notwithstanding the foregoing, to the extent applicable, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

(b) **"Award"** means any award of RSUs, DSUs or Options granted under this Plan or any pre-existing equity incentive plan of the Company;

(c) **"Award Agreement"** means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan;

(d) **"Board"** means the board of directors of the Company;

(e) **"Blackout Period"** means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of publicly undisclosed confidential material information pertaining to the Company;

(f) **"Cessation Date"** means the effective date on which a Participant ceases to be an Eligible Person for any reason, provided that if the Cessation Date triggers payment of any Award which is "deferred

compensation" under Code Section 409A, the Cessation Date shall be the date of the Separation from Service;

(g) **"Change of Control"** means the occurrence of any one or more of the following events:

(i) a reorganization, amalgamation, merger, acquisition or other business combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Company and any one or more of its Affiliates, with respect to which all or substantially all of the persons who were the beneficial owners of the Shares and other securities of the Company immediately prior to such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement do not, following the completion of such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement, beneficially own, directly or indirectly, more than 50% of the resulting voting rights (on a fully-diluted basis) of the Company or its successor;

(ii) the sale, exchange or other disposition to a person other than an Affiliate of the Company of all, or substantially all of the Company's assets;

(iii) a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv) a change in the composition of the Board, which occurs at a single meeting of the shareholders of the Company or upon the execution of a shareholders' resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change; or

(v) any person, entity or group of persons or entities acting jointly or in concert (an "**Acquiror**") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or Affiliates of the Acquiror to cast or to direct the casting of 20% or more of the votes attached to all of the Company's outstanding Voting Securities which may be cast to elect directors of the Company or the successor Company (regardless of whether a meeting has been called to elect directors);

For the purposes of the foregoing, "**Voting Securities**" means Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities;

Notwithstanding the foregoing provisions of this Subsection 2(g), in the event an Award provides for "deferred compensation" under Code Section 409A, then an event shall not constitute a Change of Control for purposes of such Award unless such event also constitutes a change in the Company's ownership, its effective control, or the ownership of a substantial portion of its assets within the meaning of Code Section 409A;

(h) **"Code"** means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations and other authoritative guidance promulgated thereunder;

(i) **"Committee"** means such committee of the Board performing functions in respect of compensation as may be determined by the Board from time to time;

(j) **"Company"** means Premium Resources Ltd., a company incorporated under the ***Business Corporations Act*** **(Ontario)**, and any of its successors;

(k) **"Consultant"** means a "Consultant" as defined in the Policy, provided that, with respect to U.S. Participants, a "Consultant" means any natural person (or a wholly owned alter ego entity of the natural person providing such services of which such person is an employee, shareholder, or partner), who is not an Employee, rendering bona fide services to the Company or a subsidiary, with compensation, pursuant to a written independent consultant agreement between such person and the Company or a subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities;

(l) **"Deferred Share Unit"** or **"DSU"** means a right to receive on a deferred basis a payment in Shares as provided in Subsection 5.2 hereof or pursuant to any pre-existing DSU plan of the Company, as applicable, and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(m) **"Director"** means a "Director" as defined in the Policy, provided that, with respect to U.S. Participants, a "Director" means a director of the Company who is not an Employee (for purposes of U.S. Participants) or a Consultant (for purposes of U.S Participants);

(n) **"Disability"** means any disability with respect to a Participant which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Participant from:

(i) being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(ii) acting as a Director or Officer;

(o) **"Discounted Market Price"** means "Discounted Market Price" as defined in Policy 1.1 – *Interpretation* of the TSX Venture Exchange;

(p) **"DSU Payment Date"** has the meaning set out in Subsection 5.2.5;

(q) **"DSU Plan"** means the Company's Deferred Share Unit Plan dated December 26, 2022 as may be amended or restated from time to time;

(r) **"Effective Date"** has the meaning set out in Section 8;

(s) **"Election Form"** means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in DSUs under this Plan;

(t) **"Eligible Person"** means a Director, Officer, Employee, Management Company Employee or Consultant of the Company or a subsidiary of the Company, or an Eligible Charitable Organization, provided that, with respect to U.S. Participants, an "Eligible Person" means an Employee (for purposes of U.S. Participants), Consultant (for purposes of U.S. Participants), or Director (for purposes of U.S. Participants);

(u) **"Employee"** means an "Employee" as defined in the Policy, provided that, with respect to U.S. Participants, an "Employee" mean a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Code Section 3401(c)) of the Company or any subsidiary of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Code Section 3401(c), "Employee" shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under applicable law for the relevant period;

(v) **"Exchange"** means the TSX Venture Exchange and, if applicable, any other stock exchange on which the Shares are listed;

(w) **"Exchange Act"** means the United States Securities Exchange Act of 1934, as amended.

(x) **"Exchange Hold Period"** means "Exchange Hold Period" as defined in Policy 1.1 – *Interpretation* of the TSX Venture Exchange;

(y) "**Extension Period**" has the meaning set out in Section 5.3.5;

(z) **"Fees" means** the annual board retainer, chair fees, meeting attendance fees or any other fees payable to a Director by the Company;

(aa) **"Grant Date"** means, for any Award, the date specified in an Award Agreement as the date on which an Award is granted;

(bb) **"Incentive Securities"** means the Options, DSUs and RSUs issuable to any Participant under this Plan or any pre-existing equity incentive plan of the Company;

(cc) **"Incentive Stock Option"** means an Option that is designated by the Board as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan. Incentive Stock Options may only be granted to Participants subject to taxation under the laws of the United States;

(dd) **"Insider"** means an "Insider" as defined in Policy 1.1 – *Interpretation* of the TSX Venture Exchange;

(ee) **"Investor Relations Activities"** means "Investor Relations Activities" as defined in Policy 1.1 – *Interpretation* of the TSX Venture Exchange;

(ff) **"Investor Relations Service Provider"** means "Investor Relations Service Provider" as defined in the Policy;

(gg) **"ISO Entity"** means any entity that (a) is defined as a corporation under Code Section 7701 and (b) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain and for purposes of clause (b) hereof, an entity shall be treated as a "corporation" if it satisfies the definition of a corporation under Code Section 7701. For purposes of clarity, in no event may any partnership or a limited liability company taxed as a partnership be treated as an ISO Entity;

(hh) "**Management Company Employee**" means a "Management Company Employee" as defined in the Policy;

(ii) "**Market Price**" of Shares at any Grant Date means the market price per Share as determined by the Board, acting reasonably and in good faith based on the reasonable application of a reasonable valuation method not inconsistent with Code Section 409A or Canadian tax law, as applicable, provided that if the Company is listed on an Exchange, such price shall not be less than the market price determined in accordance with the rules of such Exchange;

(jj) "**Non-Qualified Stock Option**" means an Option that is not designated by the Board as an Incentive Stock Option;

(kk) "**Officer**" means an "Officer" as defined in the Policy;

(ll) **"Option"** means an option (including an Incentive Stock Option) to purchase Shares granted pursuant to, or governed by, this Plan and any pre-existing stock option plan of the Company;

(mm) "**Option Plan**" means the Company's Stock Option Plan dated June 23, 2022 as may be amended or restated from time to time;

(nn) **"Participant"** means any Eligible Person to whom Awards are granted;

(oo) **"Participant's Account"** means a notional account maintained for each Participant's participation in this Plan which will show any Incentive Securities credited to a Participant from time to time;

(pp) **"Person"** means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental authority or body;

(qq) **"Reporting Participant"** means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

(rr) **"Restriction Period"** means the time period between the Grant Date and the Vesting Date of an Award of RSUs specified by the Board in the applicable Award Agreement, which is subject to the requirements of this Plan with respect to vesting;

(ss) **"Restricted Share Unit"** or **"RSU"** means a right awarded to a Participant to receive a payment in Shares as provided in Subsection 5.1 hereof or pursuant to any pre-existing RSU plan of the Company, as applicable, and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(tt) **"Retirement"** means retirement from active employment with the Company or a subsidiary of the Company with the consent of an Officer;

(uu) **"RSU Plan"** means the Company's Restricted Share Unit Plan dated August 22, 2024 as may be amended or restated from time to time;

(vv) **"Security Based Compensation"** means "Security Based Compensation" as defined in the Policy;

(ww) **"Security Based Compensation Plans"** has the meaning set out in Subsection 4.1.1;

(xx) "**Separation from Service**" means, with respect to a U.S. Participant, any event that qualifies as a separation from service under Treasury Regulation Section 1.409A-1(h). A U.S. Participant shall be deemed to have separated from service if he or she dies, retires, or otherwise has a termination of employment as defined under Treasury Regulation Section 1.409A-1(h);

(yy) **"Specified Employee"** has the meaning set forth in Treasury Regulation Section 1.409A-1(i).

(zz) **"Securities Act"** means the *Securities Act* (British Columbia), as amended from time to time;

(aaa) **"Shares"** means the common shares of the Company;

(bbb) **"Trading Day"** means any date on which the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) is open for trading;

(ccc) **"U.S. Participant"** means any Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A) or for whom an Award is otherwise subject to taxation under the Code;

(ddd) **"Vesting Date"** means, for any Award, the date when the Award is fully vested in accordance with the provisions of this Plan and the applicable Award Agreement; and

(eee) **"VWAP"** means the volume weighted average trading price of the Shares on the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) calculated by dividing the total value by the total volume of such securities traded for the five Trading Days immediately preceding the exercise of the subject Option, provided that where appropriate, the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) may exclude internal crosses and certain other special terms trades from the calculation.

SECTION 3 ADMINISTRATION

3.1 BOARD TO ADMINISTER PLAN. Except as otherwise provided herein, this Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and the Award Agreements and to adopt, amend and rescind such rules and regulations and sub-plans and addendums (including sub-plans and addendums for Awards made to Participants who are not resident in Canada) for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan. For greater certainty, any sub-plans adopted by the Company must be approved in accordance with the rules and policies of the Exchange.

3.2 DELEGATION TO COMMITTEE. All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by the Committee or such other committee as the Board may determine.

3.3 INTERPRETATION. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company, subject to any required approval of the Exchange.

3.4 NO LIABILITY. No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

3.5 BOARD/COMMITTEE MEMBERSHIP. Notwithstanding the foregoing, if necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, membership on the Board or the Compensation Committee, as applicable, for any decisions or actions subject to the Exchange Act, shall be limited to those individuals who are "non-employee directors" as defined in Rule 16b-3 promulgated under the Exchange Act.

3.6 DELEGATION TO EMPLOYEES. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company as the Board determines. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, any function relating to a Reporting Participant shall be performed solely by the Board or, if applicable, the Committee.

SECTION 4 SHARES AVAILABLE FOR AWARDS

4.1 LIMITATIONS ON SHARES AVAILABLE FOR ISSUANCE.

4.1.1 The maximum aggregate number of Shares issuable in respect of all Incentive Securities granted or issued under this Plan and all of the Company's other previously established or proposed

Security Based Compensation plans to which these limitations apply under Exchange policies (collectively, "**Security Based Compensation Plans**"), at any point in time, shall not exceed ten percent (10%) of the total number of issued and outstanding Shares on a non-diluted basis at such point in time, of which 42,898,647 Shares (the "**ISO Limit**") may be delivered pursuant to Incentive Stock Options.

4.1.2 The maximum aggregate number of Shares issuable to any one Consultant in any twelve (12) month period in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed two percent (2%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date.

4.1.3 The maximum aggregate number of Shares issuable to any one Participant in any twelve (12) month period in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed five percent (5%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval pursuant to the Policy.

4.1.4 The maximum aggregate number of Shares issuable to all Insiders (as a group) at any point in time in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis at such point in time.

4.1.5 The maximum aggregate number of Shares issuable to all Insiders (as a group) in any twelve (12) month period in respective of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval pursuant to the Policy.

4.1.6 Eligible Persons who are Investor Relations Service Providers may only receive Options as Awards under this Plan if the Shares are listed on the TSX Venture Exchange at the time of issuance or grant, and the maximum aggregate number of Shares issuable to all Investor Relations Service Providers in any twelve (12) month period pursuant to the exercise of Options shall not exceed two percent (2%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date.

4.1.7 Eligible Persons who are Eligible Charitable Organizations may only receive Options as Awards under this Plan if the Shares are listed on the TSX Venture Exchange at the time of issuance or grant, and the maximum aggregate number of Shares issuable to all Eligible Charitable Organizations at any point in time in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed one percent (1%) of the issued and outstanding Shares on a non-diluted basis at such point in time. Notwithstanding any other provisions of this Plan, Options granted to Eligible Charitable Organizations will not be included in the other limits set out in this Section 4 or elsewhere in this Plan.

4.2 ACCOUNTING FOR AWARDS. The number of Shares underlying an Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting or issuing Awards under this Plan. As this Plan is a "rolling up to 10%" Security Based Compensation plan, as such term is used in the Policy, the number of Incentive Securities issuable under this Plan will replenish in an amount equal to the number of Shares issued pursuant to the exercise or vesting, as applicable, of such Incentive Securities at any point in time but in no event shall it increase the ISO Limit set forth herein. Notwithstanding anything herein to the contrary, any Shares related to Awards which have been settled in cash, through Net Exercise, cancelled, surrendered, forfeited, expired or otherwise terminated without the issuance of such Shares shall be available again for granting Awards under this Plan, provided, however, that such Shares shall not increase the ISO Limit set forth herein.

4.3 ADJUSTMENTS FOR SHARE SPLITS AND CONSOLIDATIONS. If the number of outstanding Shares is increased or decreased as a result of a Share split or consolidation, the Board may make appropriate adjustments, in accordance with the terms of this Plan, the policies of the Exchange, and applicable laws, to the number and price (or other basis upon which an Award is measured) of Incentive Securities credited to a Participant; provided that to the extent any Award is made to a U.S. Participant and is subject to Code Section 409A or Section 422, no such adjustments shall be made to the extent the adjustment would violate the requirements of Code Section 409A or Section 422, as applicable. Any determinations by the Board as to the required adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under this Plan.

4.4 OTHER ADJUSTMENTS. Any adjustment, other than as noted in Subsection 4.3, to an Award granted or issued under this Plan must be subject to the prior acceptance of the Exchange, including adjustments related to an amalgamation, merger, arrangement, reorganization, recapitalization, spin-off, dividend or other distribution. Any increase in the number of Shares underlying outstanding Awards as a result of the adjustment provisions provided in Subsection 4.3 or 4.4 is subject to compliance with the limits set out in Subsection 4.1 and, if any increase in the number of Shares underlying outstanding Awards as a result of the adjustment provisions provided in Subsection 4.3 or 4.4 would result in any limit set out in Subsection 4.1 being exceeded, then the Company may, if determined by the Board in its sole and unfettered discretion (subject to the prior approval of the Exchanges, if applicable), make payment in cash to the Participant in lieu of increasing the number of Shares underlying outstanding Awards in order to properly reflect any diminution in value of the underlying Shares as a result of the event that triggers the adjustment. Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as "incentive stock options" within the meaning of Code Section 422 shall be counted against the ISO Limit. Any adjustment in Incentive Stock Options under this Subsection 4.4 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Code Section 424(h)(3). Notwithstanding the foregoing, no such adjustment shall be made or authorized with respect to an Award granted to a U.S. Participant to the extent that such adjustment would cause the Plan or any Award to violate Code Section 409A.

4.5 VESTING REQUIREMENT. No Award granted or issued under this Plan, other than Options, may vest before the date that is one (1) year following the date it is granted or issued. Notwithstanding this provision, subject to the approval of the Exchange with respect to Awards held by Investor Relations Service Providers, vesting may be accelerated by the Board in its sole discretion for Awards held by a Participant who dies or who ceases to be an Eligible Person under this Plan in connection with a change of control, take-over bid, reverse takeover or other similar transaction as permitted by section 4.6 of the Policy. All Options granted to Investor Relations Service Providers must vest and become exercisable in stages over a period of not less than twelve (12) months, with no more than one-quarter (1/4) of such Options vesting sooner than three (3) months after the Options were granted and no more than another one-quarter (1/4) of the Options becoming exercisable in any following three (3) month period. With respect to Awards made on the date of an annual shareholders meeting to Directors, the one (1) year vesting period required by this Subsection 4.5 shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Grant Date or the first annual shareholders meeting following the Grant Date (provided that it is not less than fifty-two (52) weeks following the Grant Date).

4.6 OPTION PLAN. As of the Effective Date, Options which are outstanding under the Option Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the Option Plan under which such Options were originally granted, in which case the Option Plan shall govern, provided that any Options granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

4.7 RESALE RESTRICTIONS. All Incentive Securities shall be subject to any applicable resale restrictions pursuant to applicable securities laws. In addition, Incentive Securities and Shares underlying Incentive Securities that are subject to the Exchange Hold Period pursuant to Exchange Policy 1.1 must contain a

legend with the Exchange Hold Period commencing on the Grant Date, and the Award Agreement shall contain any applicable resale restriction or Exchange Hold Period.

4.8 BONA FIDE PARTICIPANTS. In respect of Awards granted to Employees, Consultants, Consultant Companies or Management Company Employees, the Company and the Participant is representing herein and in the applicable Award Agreement that the Participant is a bona fide Employee, Consultant, Consultant Company or Management Company Employee, as the case may be, of the Company or a subsidiary of the Company. The execution of an Award Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

SECTION 5. AWARDS

5.1 RESTRICTED SHARE UNITS

5.1.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of RSUs to Eligible Persons. RSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of RSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each RSU shall, contingent upon the lapse of any restrictions, represent one (1) Share, unless otherwise specified in the applicable Award Agreement. The number of RSUs granted pursuant to an Award and the Restriction Period in respect of such RSUs shall be specified in the applicable Award Agreement. With respect to any RSUs awarded to a U.S. Participant, the Board shall structure the RSU so as to comply with, or be exempt from, Code Section 409A.

5.1.2 RESTRICTIONS. RSUs shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

5.1.3 VESTING. All RSUs will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

5.1.4 CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant and will accrue to the Participant in accordance with Subsection 5.1.9, provided that no acceleration of vesting of RSUs upon a Change of Control can occur prior to the date that is one year from the Grant Date of such RSUs unless the Participant ceases to be an Eligible Person in connection with such Change of Control.

5.1.5 DEATH. Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any RSUs granted to such Participant which, prior to the Participant's death, have not vested, will be immediately and automatically forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any RSUs granted to such Participant which, prior to the Participant's death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant's estate in accordance with Subsection 5.1.9 hereof.

5.1.6 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting agreement is terminated as a result of the Participant's breach, all RSUs granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board.

(b) Where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant which, prior to the Participant's termination without cause, voluntary termination, Retirement or breach of agreement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.7 DISABILITY. Where a Participant becomes afflicted by a Disability, all RSUs granted to the Participant under this Plan will continue to vest in accordance with the terms of such RSUs, provided, however, that no RSUs may be redeemed during a leave of absence. Where a Participant's employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant that, prior to the Participant's termination due to Disability, had vested pursuant to term of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.8 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any RSUs granted to the Participant under this Plan that have not yet vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Cessation Date, provided, however, that any RSUs granted to such Participant which, prior to the Cessation Date for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.9 PAYMENT OF AWARD. As soon as practicable after each Vesting Date of an Award of RSUs, and subject to the applicable Award Agreement, the Company shall issue from treasury to the Participant, or if Subsection 5.1.5 applies, to the Participant's estate, a number of Shares equal to the number of RSUs credited to the Participant's Account that become payable on the Vesting Date. As of the Vesting Date, the RSUs in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such RSUs. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement.

5.1.10 RSU PLAN. As of the Effective Date, RSUs which are outstanding under the RSU Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the RSU Plan under which such RSUs were originally granted, in which case the RSU Plan shall govern, provided that any RSUs granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

5.2 DEFERRED SHARE UNITS

5.2.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of DSUs to Eligible Persons. DSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of DSUs to be credited to each Participant shall be

determined by the Board in its sole discretion in accordance with this Plan. Each DSU shall, contingent upon the occurrence of the applicable vesting criteria, represent one (1) Share. The number of DSUs granted pursuant to an Award and the vesting criteria in respect of such DSUs shall be specified in the applicable Award Agreement. With respect to any DSUs awarded to a U.S. Participant, the Board shall structure the DSU so as to comply with, or be exempt from, Code Section 409A.

5.2.2 ELECTION BY DIRECTORS. Each Director may elect to receive any part or all of his or her Fees in DSUs under this Plan. Elections by Participants regarding the amount of their Fees that they wish to receive in DSUs shall be made no later than 90 days after this Plan is adopted by the Board, and thereafter no later than December 31 of any given year with respect to Fees for the following year. Any Director who becomes a Participant during a fiscal year and wishes to receive an amount of his or her Fees for the remainder of that year in DSUs must make his or her election within 60 days of becoming a Director.

5.2.3 CALCULATION. In the case of an election by a Director, the number of DSUs to be credited to the Participant's Account shall be calculated by dividing the amount of Fees selected by an Director in the applicable Election Form by the Market Price on the Grant Date, or if more appropriate, another trading range that best represents the period for which the award was earned (subject to minimum pricing requirements under Exchange policies). If, as a result of the foregoing calculation, a Participant shall become entitled to a fractional DSU, the Participant shall only be credited with a full number of DSUs (rounded down) and no payment or other adjustment will be made with respect to the fractional DSU.

5.2.4 CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all DSUs granted to a Participant shall become fully vested in such Participant and shall become payable to the Participant in accordance with Subsection 5.2.5 hereof, provided that no acceleration of vesting of DSUs upon a Change of Control can occur prior to the date that is one year from the Grant Date of such DSUs unless the Participant ceases to be an Eligible Person in connection with such Change of Control.

5.2.5 PAYMENT OF AWARD. After the effective date that the Participant ceases to be an Eligible Person for any reason or any earlier vesting period(s) as may be set forth in the applicable Award Agreement, each Participant shall be entitled to receive on the DSU Payment Date that number of Shares equal to the number of DSUs credited to the Participant's Account, such Shares to be issued from treasury of the Company. The aforementioned payment will occur on the date (the "**DSU Payment Date**") that is one of two (2) dates designated by the Participant and communicated to the Company by the Participant in writing at least fifteen (15) days prior to the designated day (or such earlier date as the Participant and the Company may agree, which dates shall be no earlier than then ninetieth (90) day following the year of the Cessation Date and no later than the end of the calendar year following the year of the Cessation Date, or any earlier period in which the DSUs vested, as the case may be) and if no such notice is given, then on the first anniversary of the Cessation Date or any earlier period on which the DSUs vested, as the case may be, at the sole discretion of the Participant.

5.2.6 DEATH. Upon death of a Participant, the Participant's estate shall be entitled to receive, within 120 days after the Participant's death and at the sole discretion of the Board, such Shares that would have otherwise been payable in accordance with Subsection 5.2.5 hereof to the Participant upon such Participant ceasing to be an Eligible Person.

5.2.7 DSU PLAN. As of the Effective Date, DSUs which are outstanding under the DSU Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the DSU Plan under which such DSUs were originally granted, in which case the DSU Plan shall govern, provided that any DSUs granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

5.3 OPTIONS

5.3.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Options to Eligible Persons. Options granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of Options to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each vested Option shall represent the right to purchase one (1) Share in accordance with its terms and the terms of this Plan. The number of Options granted pursuant to an Award shall be specified in the applicable Award Agreement. Incentive Stock Options shall be granted only to U.S. Participants who are Employees of the Company or any ISO Entity.

5.3.2 EXERCISE PRICE. The exercise price of the Options shall be determined by the Board at the time the Option is granted. Subject to Code Section 409A for U.S. Participants, in no event shall such exercise price be lower than the discounted Market Price permitted by the Exchange, which shall be the Discounted Market Price if the Shares are listed on the TSX Venture Exchange at the time of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a U.S. Participant who is an Employee of the Company or any ISO Entity who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any, the exercise price per share shall be no less than one hundred ten percent (110%) of the Market Price per share on the Grant Date. The Board shall not reprice any Options granted under this Plan, except in accordance with the rules and policies of the Exchange. For greater certainty, the Company will be required to obtain disinterested shareholder approval in accordance with the Policy in respect of any extension or reduction in the exercise price of Options granted to any Participant if the Participant is an Insider at the time of the proposed reduction or extension. No reduction in the exercise price of Options granted to any U.S. Participant may be made under the Plan.

5.3.3 TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under this Plan shall not exceed ten years. Notwithstanding the foregoing, in no event shall the term of the Option exceeds five (5) years from the Grant Date in the case of an Incentive Stock Option granted to U.S. Participant who is an Employee of the Company or any ISO Entity who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of Shares of the Company or an ISO Entity. In the case of an Option granted to an Eligible Charitable Organization, such Option must be exercised on or before the earlier of (a) ten years from the Grant Date and (b) the 90th day following the date that the holder ceases to be an Eligible Charitable Organization. The Board shall also determine the vesting, performance and/or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Vesting provisions applied to Options granted to Participants who are Investor Relations Service Providers must be in compliance with Section 4.5.

5.3.4 EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Board's determinations regarding the exercise price, time and conditions of exercise (including vesting provisions) and such additional provisions as may be specified by the Board.

5.3.5 EXERCISE.

(a) The exercise of any Option will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the Option is being exercised, and which shall, subject to Subsection 5.3.5 (b), be accompanied by a cheque, bank draft or other method of cash payment as is acceptable to the Company for the full purchase price of such Shares with respect to which the Option is exercised. Certificates for such Shares shall be issued and delivered to the

Participant within a reasonable time following the receipt of such notice and payment. Neither the Participants nor their legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to Options under this Plan are issued to such Participants under the terms of this Plan. In the event that the expiry date of an Option falls during a Blackout Period and provided that any extension is structured in a manner that complies with Code Section 409A for U.S. Participants, the expiry date of such Option shall automatically be extended to a date which is ten (10) business days following the end of such Blackout Period (the "**Extension Period**"), subject to no cease trade order being in place under applicable securities laws; provided that if an additional Blackout Period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Blackout Period to enable the exercise of such Option within ten (10) business days following the end of the last imposed Blackout Period.

(b) Notwithstanding the foregoing methods of Option exercise, the Committee may, in its sole discretion, permit the exercise of an Option through a net exercise ("Net Exercise") mechanism, whereby Options, excluding Options held by any Investor Relations Service Provider, are exercised without the Participant making any cash payment so the Company does not receive any cash from the exercise of the subject Options, and instead the Participant receives only the number of underlying Shares that is equal to the quotient obtained by dividing:

(i) the product of the number of Options being exercised multiplied by the difference between the VWAP of the underlying Shares and the exercise price of the subject Options; by

(ii) the VWAP of the underlying Shares.

In the event of a Net Exercise, the number of Options exercised, surrendered or converted, and not the number of Shares actually issued by the Company, must be included in calculating the limits set forth in Subsection 4.1.

5.3.6 CHANGE OF CONTROL. In the event of a Change of Control, each outstanding Option, to the extent that it has not otherwise become vested and exercisable, and subject to the applicable Award Agreement, shall automatically become fully and immediately vested and exercisable, without regard to any other applicable vesting requirement, subject to the Policy. For greater certainty, any acceleration of vesting of Options held by a Participant who is a Investor Relations Servicer Provider is subject to prior Exchange acceptance.

5.3.7 DEATH. Where a Participant shall die, any Option held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant under the Option shall pass by the will of the Participant or the laws of descent and distribution for a period of twelve (12) months after the date of death of the Participant or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of death of such Participant.

5.3.8 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting agreement is terminated as a result of the Participant's breach, no Option held by such Participant shall be exercisable from the date of termination determined by the Board.

(b) Where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach, any Option held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

(c) Where a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options. Where a Participant's employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, any Option held by such Participant shall remain exercisable for a period of 120 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

5.3.9 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any Option held by such Participant at such time shall, subject to the applicable Award Agreement and the provisions below, remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Cessation Date) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date. Where, in the case of Directors, a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options, provided that if a Participant ceases to be a Director due to Disability, subject to the applicable Award Agreement, any Option held by such Participant shall remain exercisable for a period of 120 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Cessation Date) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date.

5.3.10 INCENTIVE STOCK OPTIONS FOR U.S. PARTICIPANTS.

(a) No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company within twelve (12) months following the Effective Date and in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Non-Qualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan.

(b) No Incentive Stock Option may be granted more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the shareholders, whichever is earlier.

(c) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (i) two (2) years after the Grant Date of the Incentive Stock Option or (ii) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Board and in accordance with procedures established by the Board, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(d) To the extent that a Participant has received Incentive Stock Options and that any of the more general language in Subsection 5.3 conflicts with the language in this Subsection 5.3.10, the language of this Subsection 5.3.10 shall be controlling.

5.4 GENERAL TERMS APPLICABLE TO AWARDS

5.4.1 FORFEITURE EVENTS. The Board will specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, fraud, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

5.4.2 AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

5.4.3 NON-TRANSFERABILITY OF AWARDS. No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. The Company does not intend to make Awards assignable or transferable, except where required by law or in certain estate proceedings described herein. Under no circumstances may Incentive Stock Option awards be transferred by a Participant.

5.4.4 CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law; (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant; (C) restrictions as to the use of a specified brokerage firm for such resales or other

transfers; and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

5.4.5 SHARE CERTIFICATES. All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules , regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.4.6 CONFORMITY TO PLAN. In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted by the Board to become, in all respects, in conformity with this Plan.

5.4.7 RECOUPMENT FOR RESTATEMENTS. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Board from time to time.

5.4.8 NO REPRICING OF OPTIONS. The Board may not "reprice" any Option without shareholder approval. For purposes of this Subsection 5.4.8, "reprice" means any of the following or any other action that has the same effect: (a) amending an Option to reduce its exercise price or base price, (b) canceling an Option at a time when its exercise price or base price exceeds the Market Price of a Share in exchange for cash or an Option, award of Restricted Stock or other equity award, or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Subsection 5.4.8 shall prevent the Board or the Committee from making adjustments pursuant to Subsection 4.3 or 4.4.

5.4.9 NO ACCELERATION. With respect to any Award held by a U.S. Participant that is subject to Code Section 409A, the acceleration of the time or schedule of any payment except as provided under the Plan is prohibited, except as provided in or permitted by regulations and administrative guidance promulgated under Code Section 409A.

SECTION 6 AMENDMENT AND TERMINATION

6.1 SHAREHOLDER APPROVAL OF PLAN. This Plan is subject to annual shareholder approval in accordance with the Policy. The initial shareholder approval requirements and related matters are set out in Subsection 8.1 of this Plan.

6.2 AMENDMENTS AND TERMINATION OF THIS PLAN. The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue this Plan and may amend the terms and conditions of any Awards granted hereunder, subject to (a) any required approval of any applicable regulatory authority or Exchange, and (b) any required approval of shareholders of the Company in accordance with the Policy or applicable law. Without limitation, shareholder approval shall not be required for the following amendments:

6.2.1 amendments to fix typographical errors;

6.2.2 amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions; and

6.2.3 amendments that are necessary to comply with applicable law or the requirements of the Exchange.

If this Plan is terminated, Awards granted or issued prior to the date of termination shall remain outstanding and in effect in accordance with their applicable terms and conditions.

6.3 AMENDMENTS TO AWARDS. Subject to compliance with applicable laws and Exchange policies, the Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant's consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 7 GENERAL PROVISIONS

7.1 NO RIGHTS TO AWARDS. No Eligible Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Eligible Persons under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient, subject to compliance with the terms of this Plan and the Policy.

7.2 WITHHOLDING. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes. Without in any way limiting the generality of the foregoing, whenever cash is to be paid on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by:

7.2.1 electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld, or

7.2.2 delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and to deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

For greater certainty, the application of this Section 7.2 to any payment due or transfer made under any Award or under this Plan shall not conflict with the policies of the Exchange that are in effect at the relevant time and the Company will obtain prior Exchange acceptance and/or shareholder approval of any application of this Section 7.2 if required pursuant to such policies.

7.3 NO LIMIT ON OTHER SECURITY-BASED COMPENSATION ARRANGEMENTS. Subject to compliance with the Policy if the Shares are listed on the TSX Venture Exchange and compliance with the applicable limitations set out Section 4.1, nothing contained in this Plan shall prevent the Company or a subsidiary of the Company from adopting or continuing in effect other security-based compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.4 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

7.5 NO RIGHT AS SHAREHOLDER. Neither the Participant nor any representatives of a Participant's estate shall have any rights whatsoever as shareholders in respect of any Shares covered by such Participant's Award, until the date of issuance of a share certificate to such Participant or representatives of a Participant's estate for such Shares.

7.6 CURRENCY. Unless expressly stated otherwise, all dollars amounts in this Plan are in Canadian dollars.

7.7 GOVERNING LAW. This Plan and all of the rights and obligations arising here from shall be interpreted and applied in accordance with thelaws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.8 SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

7.9 NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

7.10 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

7.11 HEADINGS. Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.12 NO REPRESENTATION OR WARRANTY. The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

7.13 NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION.

Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable Canadian tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

7.14 CONFLICT WITH AWARD AGREEMENT. In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

7.15 COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

7.15.1 obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

7.15.2 completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 8 EFFECTIVE DATE OF THIS PLAN AND SHAREHOLDER APPROVAL

8.1 EFFECTIVE DATE AND SHAREHOLDER APPROVAL. This Plan shall become effective upon the date (the **"Effective Date"**) of approval by the Board and will remain subject to shareholder approval and Exchange approval, provided that, if the Company grants or issues Awards under this Plan that it would not otherwise be permitted to grant under its existing Option Plan, RSU Plan or DSU Plan prior to the requisite shareholder approval for this Plan having been obtained, the Company must also obtain specific (and separate) shareholder approval for such grants or issuances. If shareholder approval for this Plan is obtained after the Effective Date, no right under any Award (other than an Option, RSU or DSU which was or could have been granted under the Option Plan, RSU Plan, or DSU Plan, as applicable) that is granted or issued under this Plan prior to such shareholder approval may vest or be exercised, as applicable, before the date of the shareholders' meeting held to approve this Plan and such grants or issuances (as applicable). The requisite shareholder approvals must be obtained in accordance with the Policy and, if the requisite shareholder approvals are not obtained, this Plan and all Awards granted hereunder (other than Options, RSUs or DSUs which were or could have been granted under the Option Plan, RSU Plan or DSU Plan, as applicable), will terminate.

Approved by the Board of Directors of the Company effective April 24, 2025.

Approved by the shareholders of the Company on ____________________, 20_______.

APPENDIX "F"

NEW ARTICLES

The Company has as its articles the following articles.

ARTICLES

1. Interpretation

1.1 Definitions

In these Articles, unless the context otherwise requires:

(1) "board of directors", "directors" and "board" mean the directors or sole director of the Company for the time being;

(2) "*Business Corporations Act*" means the *Business Corporations Act* (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3) "*Interpretation Act*" means the *Interpretation Act* (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4) "legal personal representative" means the personal or other legal representative of a shareholder;

(5) "registered address" of a shareholder means the shareholder's address as recorded in the central securities register;

(6) "seal" means the seal of the Company, if any.

1.2 *Business Corporations Act* and *Interpretation Act* Definitions Applicable

The definitions in the *Business Corporations Act* and the definitions and rules of construction in the *Interpretation Act*, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were set out herein. If there is a conflict between a definition in the *Business Corporations Act* and a definition or rule in the *Interpretation Act* relating to a term used in these Articles, the definition in the *Business Corporations Act* will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the *Business Corporations Act*, the *Business Corporations Act* will prevail.

2. Shares and Share Certificates

2.1 Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2 Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the *Business Corporations Act*.

2.3 Shareholder Entitled to Certificate or Acknowledgment or Written Notice

Unless the shares of which a shareholder is the registered owner are uncertificated shares, each shareholder is entitled, on request and at the shareholder's option, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all. Within a reasonable time after the issue or transfer of a share that is an uncertificated share, the Company must send to the shareholder a written notice containing the information required by the *Business Corporations Act*.

2.4 Delivery by Mail

Any share certificate, non-transferable written acknowledgment of a shareholder's right to obtain a share certificate or written notice of the issue or transfer of an uncertificated share may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate, acknowledgement or written notice is lost in the mail or stolen.

2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1) order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2) issue a replacement share certificate or acknowledgment, as the case may be.

2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, provided such person has complied with the requirements of the *Business Corporations Act*.

2.7 Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8 Certificate Fee

There must be paid as a fee to the Company for the issuance of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any, determined by the directors, which must not exceed the amount prescribed under the *Business Corporations Act*.

2.9 Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3. Issue of Shares

3.1 Directors Authorized

Subject to the *Business Corporations Act* and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2 Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3 Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 Conditions of Issue

Except as provided for by the *Business Corporations Act*, no share may be issued until it is fully paid. A share is fully paid when:

(1) consideration is provided to the Company for the issue of the share by one or more of the following:

- (a) past services performed for the Company;
- (b) property;
- (c) money; and

(2) the directors in their discretion have determined that the value of the consideration received by the Company is equal to or greater than the issue price set for the share under Article 3.1.

3.5 Share Purchase Warrants and Rights

Subject to the *Business Corporations Act*, the Company may issue share purchase warrants, options, convertible debentures and rights upon such terms and conditions as the directors determine, which share purchase warrants, options, convertible debentures and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4. Share Registers

4.1 Central Securities Register and Any Branch Securities Register

As required by and subject to the *Business Corporations Act*, the Company must maintain a central securities register and may maintain a branch securities register. The directors may, subject to the *Business Corporations Act*, appoint an agent to maintain the central securities register or any branch securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2 Closing Register

The Company must not at any time close its central securities register.

5. Share Transfers

5.1 Registering Transfers

A transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1) a duly signed instrument of transfer in respect of the share;

(2) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(3) if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment; and

(4) such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor's right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

For the purpose of this Article, delivery or surrender to the transfer agent or registrar which maintains the Company's central securities register or a branch securities register, if applicable, will constitute receipt by or surrender to the Company.

5.2 Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved from time to time by the directors or the transfer agent or registrar for the class or series of share to be transferred.

5.3 Transferor Remains Shareholder

Except to the extent that the *Business Corporations Act* otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4 Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificate(s) or set out in the written acknowledgments deposited with the instrument of transfer or, if the shares are uncertificated shares, then all of the uncertificated shares registered in the name of the shareholder:

(1) in the name of the person named as transferee in that instrument of transfer; or

(2) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5 Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares,

of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6 Transfer Fee

There must be paid as a fee to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6. Transmission of Shares

6.1 Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative of the shareholder, or, in the case of shares registered in the shareholder's name and the name of another person in joint tenancy, the surviving joint holder will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative of the shareholder, the directors may require a declaration of transmission made by the legal personal representative stating the particulars of the transmission, proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2 Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations with respect to the shares as were held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the *Business Corporations Act* and the directors have been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder's name and the name of another person in joint tenancy.

7. Purchase of Shares

7.1 Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the *Business Corporations Act*, the Company may, if authorized by resolution of the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2 Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1) the Company is insolvent; or

(2) making the payment or providing the consideration would render the Company insolvent.

7.3 Redemption of Shares

If the Company proposes to redeem some but not all of the shares of any class, the directors may, subject to any special rights and restrictions attached to such class of shares, determine the manner in which the shares to be redeemed shall be selected.

7.4 Sale and Voting of Purchased Shares

If the Company retains a share which it has redeemed, purchased or otherwise acquired, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1) is not entitled to vote the share at a meeting of its shareholders;

(2) must not pay a dividend in respect of the share; and

(3) must not make any other distribution in respect of the share.

8. Borrowing Powers

8.1 Powers of the Company

The Company, if authorized by the directors, may:

(1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2 Bonds, Debentures, Debt

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, or with special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of directors or otherwise and may, by their terms, be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the directors may determine.

9. Alterations

9.1 Alteration of Authorized Share Structure

Subject to Article 9.2 and the *Business Corporations Act*, the Company may:

(1) by directors' resolution or by ordinary resolution, in each case as determined by the directors:

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c) subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d) if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares; or

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e) change all or any of its unissued shares with par value into shares without par value or any of its unissued shares without par value into shares with par value or change all or any of its fully paid issued shares with par value into shares without par value; or

(f) alter the identifying name of any of its shares; and

(2) by ordinary resolution otherwise alter its shares or authorized share structure;

and, if applicable, alter its Notice of Articles and, if applicable, alter its Articles accordingly.

9.2 Special Rights and Restrictions

Subject to the *Business Corporations Act*, the Company may:

(1) by directors' resolution or by ordinary resolution, in each case as determined by the directors, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares if none of those shares have been issued; or vary or delete any special rights or restrictions attached to the shares of any class or series of shares if none of those shares have been issued; and

(2) by special resolution of the shareholders of the class or series affected, do any of the acts in (1) above if any of the shares of the class or series of shares have been issued,

and alter its Notice of Articles and Articles accordingly.

9.3 Change of Name

The Company may by directors' resolution or by ordinary resolution, in each case as determined by the directors, authorize an alteration of its Notice of Articles in order to change its name and may, by directors' resolution or ordinary resolution, in each case as determined by the directors, adopt or change any translation of that name.

9.4 Other Alterations

If the *Business Corporations Act* does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by directors' resolution or by ordinary resolution, in each case as determined by the directors, alter these Articles.

10. <u>Meetings of Shareholders</u>

10.1 Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the *Business Corporations Act*, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by a resolution of the directors.

10.2 Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed

under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3 Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders.

10.4 Location of Meetings of Shareholders

A meeting of the Company may be held:

(1) in the Province of British Columbia;

(2) at another location outside British Columbia if that location is:

  (a) approved by resolution of the directors before the meeting is held; or

  (b) approved in writing by the Registrar of Companies before the meeting is held.

10.5 Notice for Meetings of Shareholders

Subject to Article 10.2, the Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by directors' resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1) if and for so long as the Company is a public company, 21 days;

(2) otherwise, 10 days.

10.6 Notice of Resolution to which Shareholders May Dissent

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1) if and for so long as the Company is a public company, 21 days; or

(2) otherwise, 10 days.

10.7 Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the *Business Corporations Act*, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1) if and for so long as the Company is a public company, 21 days; or

(2) otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8 Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the *Business Corporations Act*, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.9 Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.10 Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting or a circular prepared in connection with the meeting must:

(1) state the general nature of the special business; and

(2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

  (a) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

  (b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11. Proceedings at Meetings of Shareholders

11.1 Special Business

At a meeting of shareholders, the following business is special business:

(1) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2) at an annual general meeting, all business is special business except for the following:

  (a) business relating to the conduct of or voting at the meeting;

  (b) consideration of any financial statements of the Company presented to the meeting;

  (c) consideration of any reports of the directors or auditor;

  (d) the setting or changing of the number of directors;

(e) the election or appointment of directors;

(f) the appointment of an auditor;

(g) the setting of the remuneration of an auditor;

(h) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(i) any other business which, under these Articles or the *Business Corporations Act*, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2 Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one person present or represented by proxy.

11.4 Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the *Business Corporations Act* or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxyholder entitled to vote at the meeting.

11.5 Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.6 Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.7 Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.6(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the meeting shall be terminated.

11.8 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1) the chair of the board, if any; or

(2) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.9 Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president willing to act as chair of the meeting or present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose a director, officer or corporate counsel to be chair of the meeting or if none of the above persons are present or if they decline to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.10 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.11 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.12 Decisions by Show of Hands or Poll

Subject to the *Business Corporations Act*, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.13 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.12, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.14 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.15 Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders, either on a show of hands or on a poll, does not have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.16 Manner of Taking Poll

Subject to Article 11.17, if a poll is duly demanded at a meeting of shareholders:

(1) the poll must be taken:

(a) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b) in the manner, at the time and at the place that the chair of the meeting directs;

(2) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3) the demand for the poll may be withdrawn by the person who demanded it.

11.17 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.18 Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.19 Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.20 No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.21 Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.22 Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12. Votes of Shareholders

12.1 Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3 Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1) any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2) if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4 Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5 Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1) for that purpose, the instrument appointing a representative must be received:

 (a) at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

 (b) by the chair of the meeting at the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(2) if a representative is appointed under this Article 12.5:

 (a) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

 (b) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation that is a shareholder may appoint a proxy holder.

12.6 Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7 Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint up to two proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8 Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9 When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1) the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3) the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10 Deposit of Proxy

A proxy for a meeting of shareholders must:

(1) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2) unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or any adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2) at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given or has been taken.

12.12 Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

____
Signed [month, day, year]

____
[Signature of shareholder]

____
[Name of shareholder—printed]

12.13 Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1) at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14 Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15 Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13. Directors

13.1 First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the *Business Corporations Act*. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1) subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company's first directors;

(2) if the Company is a public company, the greater of three and the most recently set of:

(a) the number of directors elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(b) the number of directors set under Article 14.4;

(3) if the Company is not a public company, the most recently set of:

(a) the number of directors elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(b) the number of directors set under Article 14.4.

13.2 Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors, subject to Article 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3 Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4 Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the *Business Corporations Act* to become, act or continue to act as a director.

13.5 Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6 Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7 Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8 Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14. Election and Removal of Directors

14.1 Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2) those directors whose term of office expires at the annual general meeting cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2 Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1) that individual consents to be a director in the manner provided for in the *Business Corporations Act*;

(2) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3) with respect to first directors, the designation is otherwise valid under the *Business Corporations Act*.

14.3 Failure to Elect or Appoint Directors

If:

(1) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the *Business Corporations Act*; or

(2) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3) when his or her successor is elected or appointed; and

(4) when he or she otherwise ceases to hold office under the *Business Corporations Act* or these Articles.

14.4 Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5 Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6 Remaining Directors' Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the *Business Corporations Act*, for any other purpose.

14.7 Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8 Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9 Ceasing to be a Director

A director ceases to be a director when:

(1) the term of office of the director expires;

(2) the director dies;

(3) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4) the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10 Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11 Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15. Alternate Directors

15.1 Appointment of Alternate Director

Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2 Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3 Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1) will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2) has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3) will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

(4) has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4 Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5 Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6 Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7 Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1) his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2) the alternate director dies;

(3) the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4) the alternate director ceases to be qualified to act as a director; or

(5) his or her appointor revokes the appointment of the alternate director.

15.8 Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16. Powers and Duties of Directors

16.1 Powers of Management

The directors must, subject to the *Business Corporations Act* and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the *Business Corporations Act* or by these Articles, required to be exercised by the shareholders of the Company.

16.2 Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

17. Interests of Directors and Officers

17.1 Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the *Business Corporations Act*) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the *Business Corporations Act*.

17.2 Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3 Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4 Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the *Business Corporations Act*.

17.5 Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6 No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7 Professional Services by Director or Officer

Subject to the *Business Corporations Act*, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8 Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the *Business Corporations Act*,

the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18. Proceedings of Directors

18.1 Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2 Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3 Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1) the chair of the board, if any;

(2) in the absence of the chair of the board or if designated by the chair, the president, a director or other officer; or

(3) any other director or officer chosen by the directors if:

(a) neither the chair of the board nor the president is present at the meeting within 15 minutes after the time set for holding the meeting;

(b) neither the chair of the board nor the president is willing to chair the meeting; or

(c) the chair of the board and the president have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4 Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1) in person;

(2) by telephone; or

(3) with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the *Business Corporations Act* and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5 Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6 Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7 When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2) the director or alternate director, as the case may be, has waived notice of the meeting.

18.8 Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9 Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director. Attendance of a director or alternate director at a meeting of directors is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

18.10 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11 Validity of Acts Where Appointment Defective

Subject to the *Business Corporations Act*, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1) in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2) in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article may be by signed document, fax, e-mail or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to

constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the *Business Corporations Act* and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19. Executive and Other Committees

19.1 Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(1) the power to fill vacancies in the board of directors;

(2) the power to remove a director;

(3) the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4) such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

19.2 Appointment and Powers of Other Committees

The directors may, by resolution:

(1) appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2) delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

  (a) the power to fill vacancies in the board of directors;

  (b) the power to remove a director;

  (c) the power to change the membership of, or fill vacancies in, any committee of the directors; and

  (d) the power to appoint or remove officers appointed by the directors; and

(3) make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

19.3 Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1) conform to any rules that may from time to time be imposed on it by the directors; and

(2) report every act or thing done in exercise of those powers at such times and in such manner and form as the directors may require.

19.4 Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2) terminate the appointment of, or change the membership of, the committee; and

(3) fill vacancies in the committee.

19.5 Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1) the committee may meet and adjourn as it thinks proper;

(2) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3) a majority of the members of the committee constitutes a quorum of the committee; and

(4) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20. Officers

20.1 Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2 Functions, Duties and Powers of Officers

The directors may, for each officer:

(1) determine the functions and duties of the officer;

(2) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3 Qualifications

No officer may be appointed unless that officer is qualified in accordance with the *Business Corporations Act*. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4 Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21. Indemnification

21.1 Definitions

In this Article 21:

(1) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2) "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a) is or may be joined as a party; or

(b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3) "expenses" has the meaning set out in the *Business Corporations Act*.

21.2 Mandatory Indemnification of Eligible Parties

Subject to the *Business Corporations Act*, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3 Indemnification

Subject to any restrictions in the *Business Corporations Act* and these Articles, the Company may indemnify any person.

21.4 Non-Compliance with *Business Corporations Act*

The failure of a director, alternate director or officer of the Company to comply with the *Business Corporations Act* or these Articles or, if applicable, any former *Companies Act* or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part.

21.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1) is or was a director, alternate director, officer, employee or agent of the Company;

(2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22. Dividends

22.1 Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2 Declaration of Dividends

Subject to the *Business Corporations Act*, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3 No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4 Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5 Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

22.6 Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1) set the value for distribution of specific assets;

(2) determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3) vest any such specific assets in trustees for the persons entitled to the dividend.

22.7 When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8 Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9 Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10 Dividend Bears No Interest

No dividend bears interest against the Company.

22.11 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12 Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13 Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

23. Accounting Records and Auditors

23.1 Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the *Business Corporations Act*.

23.2 Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3 Remuneration of Auditors

The directors may set the remuneration of the auditors. If the directors so decide, the remuneration of the auditors will be determined by the shareholders.

24. Notices

24.1 Method of Giving Notice

Unless the *Business Corporations Act* or these Articles provides otherwise, a notice, statement, report or other record (for the purposes of this Article 24, a "record") required or permitted by the *Business Corporations Act* or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1) mail addressed to the person at the applicable address for that person as follows:

(a) for a record mailed to a shareholder, the shareholder's registered address;

(b) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

(c) in any other case, the mailing address of the intended recipient;

(2) delivery at the applicable address for that person as follows, addressed to the person:

(a) for a record delivered to a shareholder, the shareholder's registered address;

(b) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

(c) in any other case, the delivery address of the intended recipient;

(3) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5) making the record available for public electronic access in accordance with the procedures referred to as "notice-and-access" under National Instrument 54-101 and National Instrument 51-102, as applicable, of the Canadian Securities Administrators, or in accordance with any similar electronic delivery or access method permitted by applicable securities legislation from time to time; or

(6) physical delivery to the intended recipient.

24.2 Deemed Receipt

A notice, statement, report or other record that is:

(1) mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(2) faxed to a person to the fax number provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(3) e-mailed to a person to the e-mail address provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was e-mailed on the date it was e-mailed; and

(4) made available for public electronic access in accordance with the "notice-and-access" or similar delivery procedures referred to in Article 24.1(5) is deemed to be received by a person on the date it was made available for public electronic access.

24.3 Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4 Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

24.5 Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1) mailing the record, addressed to them:

    (a) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

    (b) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2) if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6 Undelivered Notices

If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

25. <u>Seal</u>

25.1 Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1) any two directors;

(2) any officer, together with any director;

(3) if the Company only has one director, that director; or

(4) any one or more directors or officers or persons as may be determined by the directors.

25.2 Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

25.3 Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the *Business Corporations Act* or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.1 to attest the Company's seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26. Prohibitions

26.1 Definitions

In this Article 26:

(1) "designated security" means:

(a) a voting security of the Company;

(b) a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(c) a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(2) "security" has the meaning assigned in the *Securities Act* (British Columbia);

(3) "voting security" means a security of the Company that:

(a) is not a debt security, and

(b) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2 Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3 Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

27. Special Rights and Restrictions

27.1 Definitions

In this Article, the following terms shall have the following meanings:

(1) "Common Shares" means Common Shares without par value.

(2) "Preferred Shares" means Preferred Shares without par value.

(3) "Conversion Value" means $1 per Series 1 Convertible Preferred Share.

27.2 Common Shares

The Common Shares shall have attached thereto the following rights:

(1) to vote at any meeting of shareholders of the Company;

(2) to receive any dividend declared by the Company; and

(3) to receive the remaining property of the Company on dissolution.

27.3 Preferred Shares

(1) Issuance of Preferred Shares in a Series

The Preferred Shares may be issued in one or more series and the directors of the Company may by resolution: a) alter the Articles to fix the number of shares in, and to determine the designation of the shares of, each series; and b) alter the Articles to create, define and attach special rights and restrictions to the shares of each series subject to the special rights and restrictions attached to the Preferred Shares.

(2) Designation, Rights, Privileges, Restrictions and Conditions of Series

Subject to the provisions of the Business Corporations Act (British Columbia), the provisions herein contained and to any provisions in that regard attaching to any outstanding series of Preferred Shares, the directors of the Company may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares including, without limitation, the rate or amount of dividends or the method of calculating dividends, the dates of payments thereof, the redemption and/or purchase prices, and terms and conditions of any redemption and/or purchase rights, any voting rights, any conversion rights and any sinking fund or such other provisions.

(3) Priority

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs or on the occurrence of any event that would result in the holders of all series of Preferred Shares being entitled to return of capital, rank on a parity with the Preferred Shares of every other series and in priority over the Common Shares of the Company and over any other shares of the Company ranking junior to the Preferred Shares. The Preferred Shares of

any series may also be given such other preferences, not inconsistent with the provisions hereof, over the Common Shares of the Company and over any other shares of the Company ranking junior to the Preferred Shares as may be fixed in accordance with the provisions hereof.

(4) Creation of Additional Shares

No shares of a class ranking prior to or pari passu with the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs or on the occurrence of any event that would result in the holders of all series of Preferred Shares being entitled to a return of capital, may be created or issued without the approval of the holders of the Preferred Shares given in accordance with the provisions hereof.

(5) Voting

Except as otherwise specifically provided in the Business Corporations Act (British Columbia) and except as may be otherwise specially provided in the provisions attaching to any series of the Preferred Shares, the holders of the Preferred Shares shall not be entitled to receive any notice of or attend any meeting of members of the Company and shall not be entitled to vote at any such meeting.

(6) Amendment of Preferred Shares

The provisions hereof may not be repealed, altered, modified, amended or amplified without the approval of the holders of the Preferred Shares given in accordance with the provisions hereof.

(7) Approval of Holders of Preferred Shares

The approval of the holders of the Preferred Shares as to any and all matters referred to herein may be given as follows: a) any approval given by the holders of Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of at least 75% of the outstanding Preferred Shares or by a resolution passed at a meeting of holders of Preferred Shares duly called and held upon not less than 21 days notice at which the holders of at least 25% of the outstanding Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 50% of the votes cast at such meeting, in addition to any vote or other consent or approval that may be required by the Business Corporations Act (British Columbia). If at any such meeting the holders of at least 25% of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the Chairman, and not less than 10 days written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of Preferred Shares present or represented by proxy may transact the business for which 50% of the votes cast at such meeting shall constitute the approval of the holders of the Preferred Shares; and b) on every poll taken at any meeting of holders of Preferred Shares, every holder of Preferred Shares shall be entitled to one vote in respect of each one dollar of the issue price of each Preferred share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct there shall be those from time to time prescribed in the Articles of the Company with respect to meetings of members.

27.4 Series 1 Convertible Preferred Shares

(1) Dividends

The Corporation shall not declare or pay any dividends on the Common Shares unless it shall, at the same time, declare and pay dividends on the Series 1 Convertible Preferred Shares in the same amounts to which a holder of such number of Common Shares would have been entitled if the Series 1 Convertible Preferred Shares had been converted into Common Shares immediately prior to the declaration and payment of such dividend.

(2) Voting

The holders of the Series 1 Convertible Preferred Shares shall be entitled to receive notice of, and to attend at all general meetings of the Company, but shall not be entitled to vote at such meetings. The holders of the Series 1 Convertible Preferred Shares are entitled to vote at all meetings of the holders of the Series 1 Convertible Preferred Shares and shall have one (1) vote for each Series 1 Convertible Preferred Share held.

(3) Conversion

(a) The Series 1 Convertible Preferred Shares shall be convertible at any time after the expiry of six (6) months from the date of their issuance upon the holder serving the Company with ten (10) days written notice. The number of Common Shares to be issued on the conversion of any of the Series 1 Convertible Preferred Shares shall be equal to the result obtained by dividing the aggregate Conversion Value of the Series 1 Convertible Preferred Shares to be converted by the greater of: i) $9.00; ii) the average closing price of the Company's shares on the Canadian stock exchange on which the shares of the Company principally trade over the two-week period preceding the date of receipt of the conversion notice; and iii) the average closing price of the Company's shares on the Ontario Over-the-Counter Market over the two-week period preceding the date of receipt of the conversion notice. No fractional shares shall be issued on the conversion of Series 1 Convertible Preferred Shares and any such fractions resulting from the conversion shall be cancelled.

(b) The conversion privilege herein provided for may only be exercised by notice in writing given to the Company accompanied by the certificate or certificates for Series 1 Convertible Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Company as the holder of the Series 1 Convertible Preferred Shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Series 1 Convertible Preferred Shares which the holder desires to have converted. Upon the Company receiving such notice, the Company shall issue certificates for Common Shares at the applicable conversion rate herein described and in accordance with the provisions hereof to the registered holder of the Series 1 Convertible Preferred Shares represented by the certificate or certificates accompanying such notice.

(c) Upon conversion of any Series 1 Convertible Preferred Shares, the Company shall make no payment or adjustment on account of any accumulated or unpaid dividends on the certificates which are surrendered for conversion or on, account of any dividends on the Common Shares issuable upon such conversion.

(d) In case of any reclassification, change, consolidation, or subdivision of the Common Shares on or prior to conversion or in case of any amalgamation, consolidation or merger of the Company with or into any other Corporation, or in the case of any sale of the properties and assets of the Company as, or substantially as, an entirety to any, other Corporation, each Series 1 Convertible Preferred Share shall, after such reclassification, change, consolidation, subdivision, amalgamation, merger or sale, be convertible into the number of shares or other securities or property of the Company, or such continuing, successor or purchasing Corporation, as the case may be, to which a holder of such number of Common Shares as would have been issued if such Series 1 Convertible Preferred Shares had been converted immediately prior to such reclassification, change, consolidation, subdivision, amalgamation, merger or sale would have been entitled upon such reclassification, change, consolidation, subdivision, amalgamation, merger or sale.

(e) Series 1 Convertible Preferred Shares which are converted in accordance with this Article shall be, and shall be deemed to be, cancelled and returned to the status of authorized but unissued shares, and shall not be reissued as Series 1 Convertible Preferred Shares.

(4) Amendments

The rights, conditions and limitations attached to the Series 1 Convertible Preferred Shares may be amended, modified, suspended, altered or repealed but only if consented to, or approved by the holders of the Series 1 Convertible Preferred

Shares, and in the manner hereinafter specified and in accordance with any requirements of the Business Corporations Act (British Columbia).

(5) Approval

Any consent or approval required by the provisions of these Articles of Continuance to be given by the holders of the Series 1 Convertible Preferred Shares shall be deemed to have been sufficiently given by a resolution passed at a meeting of holders of the Series 1 Convertible Preferred Shares, duly called and held upon not less than twenty-one (21) days notice to the holder at which the holders of at least a majority of the outstanding Series 1 Convertible Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than seventy-five percent (75%) of the votes cast at such meeting. If at any such meeting the holders of a majority of the outstanding Series 1 Convertible Preferred Shares are not present or represented, by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than fifteen (15) days thereafter and to such time and place as may be designated by the Chairman, and not less than ten (10) days' written notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose of which the meeting was originally called. At such adjourned meeting the holders of the Series 1 Convertible Preferred Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than seventy-five percent (75%) of the votes cast at such adjourned meeting shall constitute the consent or approval of the holder of the Series 1 Convertible Preferred Shares. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed by the Business Corporations Act (British Columbia), or as set out in the Articles of the Company.

(6) Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Series 1 Convertible Preferred Shares shall be entitled, if such liquidation, dissolution or winding up, or other distribution of assets shall occur, to receive the remaining property of the Company upon liquidation, dissolution, winding up or other distribution on the same basis as the holders of the Common Shares of the Company as if such Series 1 Convertible Preferred Shares had been converted into Common Shares immediately prior to such liquidation, dissolution, winding up or other distribution.

(7) Notices

Any notice required to be given under the provisions attaching to the Series 1 Convertible Preferred Shares to the holders thereof shall be given by posting the same in a postage prepaid envelope addressed to each holder at the last address of such holder appearing in the register of members or, in the event of such address not so appearing, then to the address of such holder last known to the Company; provided that accidental failure or omission to give notice as aforesaid to one or more of such holders shall not invalidate any action or proceeding founded thereon.

APPENDIX "G"

OBCA AND BCBCA COMPARISON

The following is a summary comparison of certain provisions of the BCBCA and the OBCA which pertain to rights of the Shareholders. **This summary is not intended to be exhaustive and the Shareholders should consult their legal advisers regarding all of the implications of the Continuance.**

Charter Documents

Under the BCBCA, the charter documents will consist of a notice of articles, which sets forth, among other things, the name of the corporation and the authorized share structure, and indicates if there are any special rights or restrictions attached to the share class(es), and the New Articles, which will set the rules for the Company's conduct following the Continuance. The continuation application (with a form of the notice of articles) is filed with the British Columbia Registrar of Companies, and the New Articles will be filed only with the Company's records office.

In connection with the Continuance, it is necessary that the Company adopt notice of articles and New Articles under the BCBCA. Accordingly, as part of the Continuance Resolution, Common Shareholders will also be asked to approve the adoption by the Company of the notice of articles and the New Articles, which comply with the requirements of the BCBCA, in substitution for the Articles and the existing by-laws of the Company and any amendments thereto to date. The Continuance to British Columbia and the adoption of the notice of articles and the New Articles will not result in any material changes to the constitution, powers or management of the Company, except as otherwise described herein.

A copy of the New Articles are attached hereto as **Error! Reference source not found.**. The New Articles will also be available for review at the Meeting. If the Continuance is approved at the Meeting and subsequently completed, a copy of the New Articles can be obtained on SEDAR+ at www.sedarplus.ca and the notice of articles will be available from the British Columbia Registrar of Companies.

Amendments to Charter Documents

Under both the BCBCA and OBCA, certain fundamental changes such as a proposed amalgamation or continuation of a corporation out of the jurisdiction require a special resolution passed by two-thirds (2/3) of the votes cast on the resolution by holders of shares of each class entitled to vote at a meeting of shareholders of the corporation.

Sale of Undertaking

Under both the BCBCA and OBCA, a corporation may sell, lease or otherwise dispose of all or substantially all of the undertaking of the corporation if it does so in the ordinary course of its business or if it has been authorized to do so by a special resolution.

Under the OBCA, if a sale, lease or exchange of all or substantially all of the property of a corporation would affect a particular class or series of shares in a manner that is different than the shares of another class or series entitled to vote, then such class or series of shares are entitled to a separate class or series vote, regardless of whether or not such shares otherwise carry the right to vote. Under the BCBCA, there is no similar requirement for non-voting shareholders affected by such transaction to approve the disposition of the corporation's undertaking.

While the shareholder approval thresholds will be the same under the BCBCA and the OBCA, there are differences in the nature of the sale which requires such approval, i.e., a sale of all or substantially all of the "undertaking" under the BCBCA and sale of all or substantially all the "property" under the OBCA.

Rights of Dissent and Appraisal

The BCBCA provides that any shareholder, whether or not the shareholder's shares carry the right to vote, who dissents to certain actions being taken by a corporation may exercise a right of dissent. If the company intends to act

on the authority of the Consent Resolution in respect of which the notice of dissent was sent, and sends a notice to the dissenter in the timeframe required by the BCBCA, and if the dissenter wishes to proceed with the dissent, the dissenter must send to the company or its transfer agent for the notice shares, in the timeframe required by the BCBCA, a written statement that the dissenter requires the company to purchase all of the shares held by such shareholder at the fair value of such shares, along with prescribed documents under the BCBCA. The dissent right is applicable in respect of:

- a resolution to alter the articles to alter restrictions on the powers of the company or on the business the company is permitted to carry on;
- a resolution to adopt an amalgamation agreement;
- a resolution to approve an amalgamation into a foreign jurisdiction;
- a resolution to approve an arrangement, the terms of which arrangement permit dissent;
- a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;
- a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;
- any other resolution, if dissent is authorized by the resolution; and
- any court order that permits dissent.

The OBCA contains a similar dissent remedy, subject to certain qualifications and provides that shareholders who dissent to certain actions being taken by a corporation may exercise a right of dissent and require the corporation to purchase the shares held by such shareholder at the fair value of such shares. The dissent right under the OBCA is applicable in the event that the Company proposes to:

- amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;
- amend its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;
- amalgamate with another corporation;
- be continued under the laws of another jurisdiction; or
- sell, lease or exchange all or substantially all its property.

Oppression Remedies

Under the BCBCA, one or more shareholders of a company who, in the aggregate, hold at least 1/5 of the issued shares of a company, have the right to apply to the court on the grounds that:

- the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is oppressive or unfairly prejudicial to one or more of the shareholders, including the applicant; or
- some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

On such an application, the court may make any interim or final order it considers appropriate including an order to direct or prohibit any act proposed by the company.

Under the OBCA a registered shareholder, beneficial shareholder, former registered shareholder or beneficial shareholder, director, former director, officer, former officer of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy, and in the case of an offering corporation, the Ontario Securities Commission, may apply to a court for an order to rectify the matters complained of where in respect of a corporation or any of its affiliates: (a) any act or omission of a corporation or its affiliates effects or threatens to effect a result; (b) the business or affairs of a corporation or its affiliates are or have been or are threatened to be carried on or conducted in a manner; or (c) the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to, or that unfairly disregards the interests of, any security holder, creditor, director or officer.

Shareholder Derivative Actions

Under the BCBCA, a shareholder or director of a company may, with leave of the court, prosecute or defend a legal proceeding in the name and on behalf of a company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such a right, duty or obligation.

Similarly, under the OBCA, a complainant, defined under section 245 of the OBCA as including a registered or beneficial shareholder or a current or former director or officer of a company, or any other person who the court considers to be a proper person to make an application under section 246 of the OBCA, may with leave of the court, bring an action in the name and on behalf of the company or any of its subsidiaries or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the company.

Requisition of Meetings

The BCBCA provides that shareholders who, at the date on which the requisition is received by the company, hold in the aggregate not less than 5% of the issued shares of the company that carry the right to vote at general meetings may give notice to the directors requiring them to call and hold a general meeting within four months, subject to certain exceptions. Unless the articles of the company provide otherwise, no business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

The OBCA permits the holders of not less than 5% of the issued shares that carry the right to vote at a meeting sought to be held to require the directors to call and hold a meeting of shareholders of a corporation for the purposes stated in the requisition. If the directors do not call a meeting within 21 days on receiving the requisition, any shareholder who signed the requisition may call the meeting.

Place of Meetings

Under the BCBCA, meetings of Shareholders may be held in the Province of British Columbia or at a location outside of British Columbia if that location is approved by resolution of the directors or in writing by the British Columbia Registrar of Companies before the meeting is held.

The OBCA provides that meetings of shareholders may be held at a place either inside or outside Ontario, as the directors may determine appropriate, subject to the articles, by-laws and any unanimous shareholders' agreement of the Company.

Directors

Both the BCBCA and OBCA provide that a public corporation must have a minimum of three directors. The Company may remove any director before the expiration of their term of office by special resolution of Common Shareholders and may elect by ordinary resolution of Common Shareholders a director to fill the resulting vacancy. Additionally,

neither the BCBCA nor the OBCA provide any Canadian or provincial residency requirements for directors.

Capital Structure

Currently, the Company's authorized capital consists of an unlimited number of Common Shares and 20,000,000 Preferred Shares, of which 4,000,000 are authorized to be designated as Series 1 Convertible Preferred Shares. If the Common Shareholders approve the Continuance, the Company's authorized capital will remain unchanged.

As an OBCA corporation, the Company's charter documents consist of the Articles and the existing by-laws and any amendments thereto to date. On completion of the Continuance, the Company will cease to be governed by the OBCA and will thereafter be deemed to have been formed under the BCBCA. There are some differences in shareholder rights under the BCBCA and OBCA and under the charter documents proposed to be adopted by the Company upon the Continuance.

Rights of Dissent in Respect of Continuance

Under the provisions of section 185 of the OBCA, a registered Common Shareholder is entitled to send a written objection to the Continuance Resolution. In addition to any other right a Shareholder may have, when the action authorized by the Continuance Resolution becomes effective, a registered Common Shareholder who complies with the dissent procedure under section 185 of the OBCA is entitled to be paid the fair value of his or her Common Shares in respect of which he or she dissents, determined as at the close of business on the day before the Continuance Resolution is adopted.

Persons who are beneficial owners of Common Shares registered in the name of a broker, custodian, nominee, other intermediary or in some other name who wish to dissent, should be aware that only the registered owner of such securities is entitled to dissent.

A Common Shareholder is not entitled to dissent if such Common Shareholder votes any of the Common Shares beneficially held by him, her or it in favour of the Continuance Resolution. The execution or exercise of a proxy does not constitute a written objection for the purposes of section 185 of the OBCA.

A registered Common Shareholder who wishes to exercise the dissent right in respect of the Continuance Resolution pursuant to section 185 of the OBCA must provide a written objection to the Continuance Resolution (a "**Dissent Notice**") at or before the Meeting to the Company at:

Premium Resources Ltd.
3400 One First Canadian Place, P.O. Box 130
Toronto, ON M5X 1A4

The filing of a Dissent Notice does not deprive a registered Common Shareholder of the right to vote at the Meeting; however, a registered Common Shareholder who has submitted a Dissent Notice and who votes in favour of the Continuance Resolution will no longer be considered a dissenting Common Shareholder with respect to the Common Shares voted in favour of the Continuance Resolution. A vote against the Continuance Resolution or an abstention will not constitute a Dissent Notice, but a registered Common Shareholder need not vote its Common Shares against the Continuance Resolution in order to dissent.

Failure to adhere strictly to the requirements of section 185 of the OBCA and the time frames specified therein may result in the loss or unavailability of rights under that section.

The above is only a summary of the dissenting shareholder provisions of the OBCA, which are technical and complex. The full text of the dissent procedures provided by section 185 of the OBCA is set out at Appendix "H" attached to the Circular. Common Shareholders who may wish to dissent should read Appendix "H" carefully and in its entirety. It is suggested that a Common Shareholder wishing to exercise a right to dissent should seek legal advice, as failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of the right to dissent.

APPENDIX "H"

SECTION 185 OF THE OBCA – DISSENT RIGHTS

Rights of dissenting shareholders

185 (1) Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c) amalgamate with another corporation under sections 175 and 176;

(d) be continued under the laws of another jurisdiction under section 181;

(d.1) be continued under the *Co-operative Corporations Act* under section 181.1;

(d.2) be continued under the *Not-for-Profit Corporations Act, 2010* under section 181.2; or

(e) sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent. R.S.O. 1990, c. B.16, s. 185 (1); 2017, c. 20, Sched. 6, s. 24.

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a) clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b) subsection 170 (5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

One class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares. 2006, c. 34, Sched. B, s. 35.

Exception

(3) A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c. B.16, s. 185 (3).

Shareholder's right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. R.S.O. 1990, c. B.16, s. 185 (4).

No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (5).

Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent. R.S.O. 1990, c. B.16, s. 185 (6).

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6). R.S.O. 1990, c. B.16, s. 185 (7).

Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection. R.S.O. 1990, c. B.16, s. 185 (8).

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights. R.S.O. 1990, c. B.16, s. 185 (9).

Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a) the shareholder's name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares. R.S.O. 1990, c. B.16, s. 185 (10).

Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates, if any, representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent. R.S.O. 1990, c. B.16, s. 185 (11); 2011, c. 1, Sched. 2, s. 1 (9).

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section. R.S.O. 1990, c. B.16, s. 185 (12).

Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (13).

Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b) the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c) the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8),

in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10). R.S.O. 1990, c. B.16, s. 185 (14); 2011, c. 1, Sched. 2, s. 1 (10).

Same

(14.1) A dissenting shareholder whose rights are reinstated under subsection (14) is entitled, upon presentation and surrender to the corporation or its transfer agent of any share certificate that has been endorsed in accordance with subsection (13),

(a) to be issued, without payment of any fee, a new certificate representing the same number, class and series of shares as the certificate so surrendered; or

(b) if a resolution is passed by the directors under subsection 54 (2) with respect to that class and series of shares,

(i) to be issued the same number, class and series of uncertificated shares as represented by the certificate so surrendered, and

(ii) to be sent the notice referred to in subsection 54 (3). 2011, c. 1, Sched. 2, s. 1 (11).

Same

(14.2) A dissenting shareholder whose rights are reinstated under subsection (14) and who held uncertificated shares at the time of sending a notice to the corporation under subsection (10) is entitled,

(a) to be issued the same number, class and series of uncertificated shares as those held by the dissenting shareholder at the time of sending the notice under subsection (10); and

(b) to be sent the notice referred to in subsection 54 (3). 2011, c. 1, Sched. 2, s. 1 (11).

Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (15).

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms. R.S.O. 1990, c. B.16, s. 185 (16).

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made. R.S.O. 1990, c. B.16, s. 185 (17).

Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (18).

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow. R.S.O. 1990, c. B.16, s. 185 (19).

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19). R.S.O. 1990, c. B.16, s. 185 (20).

Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders. R.S.O. 1990, c. B.16, s. 185 (21).

Notice to shareholders

(22) Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a) has sent to the corporation the notice referred to in subsection (10); and

(b) has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions. R.S.O. 1990, c. B.16, s. 185 (22).

Parties joined

(23) All dissenting shareholders who satisfy the conditions set out in clauses (22) (a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application. R.S.O. 1990, c. B.16, s. 185 (23).

Idem

(24) Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (24).

Appraisers

(25) The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (25).

Final order

(26) The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b). R.S.O. 1990, c. B.16, s. 185 (26).

Interest

(27) The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment. R.S.O. 1990, c. B.16, s. 185 (27).

Where corporation unable to pay

(28) Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (28).

Idem

(29) Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. R.S.O. 1990, c. B.16, s. 185 (29).

Idem

(30) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c. B.16, s. 185 (30).

Court order

(31) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71 (24).

Commission may appear

(32) The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s. 71 (24).